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                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

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                                 $1,000,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                      among

                                SIX FLAGS, INC.,

                           SIX FLAGS OPERATIONS INC.,

                           SIX FLAGS THEME PARKS INC.,
                              as Primary Borrower,

                        THE FOREIGN SUBSIDIARY BORROWERS
                        From Time to Time Parties Hereto,

                               The Several Lenders
                        from Time to Time Parties Hereto,

                              THE BANK OF NEW YORK,

                                       and

                             BANK OF AMERICA, N.A.,

                             as Syndication Agents,

                        CREDIT LYONNAIS, NEW YORK BRANCH

                             as Documentation Agent,

                                       and

                          LEHMAN COMMERCIAL PAPER INC.,
                             as Administrative Agent

                            Dated as of July 8, 2002

================================================================================

                              LEHMAN BROTHERS INC.,
      as Sole and Exclusive Advisor, Sole Lead Arranger and Sole Bookrunner

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                                TABLE OF CONTENTS

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SECTION 1.   DEFINITIONS............................................................................1
    1.1.   Defined Terms............................................................................1
    1.2.   Other Definitional Provisions...........................................................30

SECTION 2.   AMOUNT AND TERMS OF TRANCHE B TERM LOAN COMMITMENTS...................................30
    2.1.   Tranche B Term Loan Commitments.........................................................30
    2.2.   Procedure for Tranche B Term Loan Borrowing.............................................31
    2.3.   Repayment of Tranche B Term Loans.......................................................31

SECTION 3.   AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS AND SWING LINE COMMITMENT............32
    3.1.   Revolving Credit Commitments............................................................32
    3.2.   Procedure for Revolving Credit Borrowing................................................32
    3.3.   Swing Line Commitment...................................................................33
    3.4.   Procedure for Swing Line Borrowing; Refunding of Swing Line Loans.......................33

SECTION 4.   AMOUNT AND TERMS OF MULTICURRENCY COMMITMENTS.........................................34
    4.1.   Multicurrency Commitments...............................................................34
    4.2.   Procedure for Multicurrency Borrowing...................................................35
    4.3.   Automatic Reduction of Multicurrency Commitment.........................................35
    4.4.   Certain Prepayments.....................................................................36
    4.5.   Certain Additional Provisions Relating to Multicurrency Loans...........................36

SECTION 5.   LETTERS OF CREDIT.....................................................................37
    5.1.   L/C Commitment..........................................................................37
    5.2.   Procedure for Issuance of Letter of Credit..............................................38
    5.3.   Fees and Other Charges..................................................................38
    5.4.   L/C Participations......................................................................38
    5.5.   Reimbursement Obligation of the Borrowers...............................................39
    5.6.   Obligations Absolute....................................................................39
    5.7.   Letter of Credit Payments...............................................................40
    5.8.   Applications............................................................................40

SECTION 6.   CERTAIN PROVISIONS APPLICABLE TO THE LOANS AND THE LETTERS OF CREDIT..................40
    6.1.   Repayment of Loans; Evidence of Debt....................................................40
    6.2.   Commitment Fees, Etc....................................................................41
    6.3.   Termination or Reduction of Revolving Credit Commitments; Multicurrency Commitments.....41
    6.4.   Optional Prepayments....................................................................42
    6.5.   Mandatory Prepayments and Commitment Reductions.........................................42
    6.6.   Conversion and Continuation Options.....................................................43
    6.7.   Minimum Amounts and Maximum Number of Eurocurrency Tranches.............................44
    6.8.   Interest Rates and Payment Dates........................................................44
    6.9.   Computation of Interest and Fees........................................................44
    6.10.  Inability to Determine Interest Rate....................................................45
    6.11.  Pro Rata Treatment and Payments.........................................................45
    6.12.  Requirements of Law.....................................................................48
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    6.13.  Taxes...................................................................................49
    6.14.  Indemnity...............................................................................50
    6.15.  Illegality..............................................................................50
    6.16.  Change of Lending Office................................................................51
    6.17.  Replacement of Lenders under Certain Circumstances......................................51
    6.18.  Optional Increase of Facilities.........................................................51

SECTION 7.   REPRESENTATIONS AND WARRANTIES........................................................53
    7.1.   Financial Condition.....................................................................53
    7.2.   No Change...............................................................................54
    7.3.   Existence; Compliance with Law..........................................................54
    7.4.   Corporate Power; Authorization; Enforceable Obligations.................................54
    7.5.   No Legal Bar............................................................................55
    7.6.   Litigation..............................................................................55
    7.7.   No Default..............................................................................55
    7.8.   Ownership of Property; Liens............................................................55
    7.9.   Intellectual Property...................................................................55
    7.10.  Taxes...................................................................................56
    7.11.  Federal Regulations.....................................................................56
    7.12.  Labor Matters...........................................................................56
    7.13.  ERISA...................................................................................56
    7.14.  Investment Company Act; Other Regulations...............................................56
    7.15.  Subsidiaries............................................................................57
    7.16.  Use of Proceeds.........................................................................57
    7.17.  Environmental Matters...................................................................57
    7.18.  Accuracy of Information, Etc............................................................58
    7.19.  Security Documents......................................................................58
    7.20.  Solvency................................................................................59
    7.21.  Regulation H............................................................................59
    7.22.  Parks...................................................................................59

SECTION 8.   CONDITIONS PRECEDENT..................................................................60
    8.1.   Conditions to Initial Extension of Credit...............................................60
    8.2.   Conditions to Amendment and Restatement Effective Date..................................60
    8.3.   Conditions to Each Extension of Credit..................................................63

SECTION 9.   AFFIRMATIVE COVENANTS.................................................................63
    9.1.   Financial Statements and Other Information..............................................63
    9.2.   Notices of Material Events..............................................................65
    9.3.   Existence, Etc..........................................................................66
    9.4.   Insurance...............................................................................67
    9.5.   Compliance with Contractual Obligations and Requirements of Law.........................69
    9.6.   Additional Collateral, Etc..............................................................69
    9.7.   Further Assurances......................................................................71
    9.8.   Environmental Laws......................................................................71
    9.9.   Clean Down..............................................................................72
    9.10.  Equity Contributions and Payments.......................................................72

SECTION 10.  NEGATIVE COVENANTS....................................................................72
    10.1.  Certain Financial Covenants.............................................................72
    10.2.  Indebtedness............................................................................75
    10.3.  Liens...................................................................................76
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    10.4.   Prohibition of Fundamental Changes.....................................................77
    10.5.   Restricted Payments....................................................................80
    10.6.   Capital Expenditures...................................................................81
    10.7.   Investments............................................................................81
    10.8.   Prepayment of Certain Indebtedness.....................................................82
    10.9.   Transactions with Affiliates...........................................................82
    10.10.  Changes in Fiscal Periods..............................................................83
    10.11.  Certain Restrictions...................................................................83
    10.12.  Lines of Business......................................................................83
    10.13.  Modifications of Certain Documents.....................................................84
    10.14.  Limitation on Activities of Parent and Holdings........................................84
    10.15.  Limitation on Hedging Agreements.......................................................85

SECTION 11.   EVENTS OF DEFAULT....................................................................85

SECTION 12.   THE AGENTS...........................................................................88
    12.1.   Appointment............................................................................88
    12.2.   Delegation of Duties...................................................................88
    12.3.   Exculpatory Provisions.................................................................88
    12.4.   Reliance by Agents.....................................................................89
    12.5.   Notice of Default......................................................................89
    12.6.   Non-Reliance on Agents and Other Lenders...............................................89
    12.7.   Indemnification........................................................................90
    12.8.   Agent in Its Individual Capacity.......................................................90
    12.9.   Successor Agents.......................................................................90
    12.10.  Authorization to Release Liens and Guarantees..........................................91
    12.11.  The Arranger and Syndication Agents....................................................91

SECTION 13.   MISCELLANEOUS........................................................................91
    13.1.   Amendments and Waivers.................................................................91
    13.2.   Notices................................................................................93
    13.3.   No Waiver; Cumulative Remedies.........................................................95
    13.4.   Survival of Representations and Warranties.............................................95
    13.5.   Payment of Expenses....................................................................95
    13.6.   Successors and Assigns; Participations and Assignments.................................96
    13.7.   Adjustments; Set-off...................................................................98
    13.8.   Counterparts...........................................................................99
    13.9.   Severability...........................................................................99
    13.10.  Integration............................................................................99
    13.11.  GOVERNING LAW..........................................................................99
    13.12.  Submission To Jurisdiction; Waivers....................................................99
    13.13.  Acknowledgments.......................................................................100
    13.14.  Confidentiality.......................................................................100
    13.15.  Release of Collateral and Guarantee Obligations.......................................101
    13.16.  Accounting Changes....................................................................101
    13.17.  Delivery of Lender Addenda............................................................101
    13.18.  WAIVERS OF JURY TRIAL.................................................................101
    13.19.  Effect of Amendment and Restatement of the Existing Credit Agreement..................102
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ANNEXES:

A    Pricing Grid
B    Existing Letters of Credit

SCHEDULES:

1.1(a)         Mortgaged Property
1.1(b)         Existing Parks
7.4            Consents, Authorizations, Filings and Notices
7.8            Material Real Properties
7.15           Subsidiaries
7.19(a)-1      UCC Filing Jurisdictions
7.19(a)-2      UCC Financing Statements to Remain on File
7.19(a)-3      UCC Financing Statements to be Terminated
7.19(b)        Mortgage Amendment Filing Jurisdictions
7.21           Mortgaged Properties in Flood Zones
8.2(j)         Environmental Reports
8.2(o)(i)      Real Properties for which Mortgagee's Title Insurance Policies or
               Endorsements Shall be Obtained
8.2(o)(ii)     Real Properties for which Surveys Have Been Delivered
10.2(b)        Existing Indebtedness
10.3(b)        Existing Liens
10.7(a)        Existing Investments

EXHIBITS:

A              Copy of  Guarantee and Collateral Agreement
B              Form of Compliance Certificate
C              Form of Closing Certificate
D-1            Form of Mortgage Amendment
D-2            Form of Mortgage
E              Form of Assignment and Acceptance
F-1            Form of Legal Opinion of Weil, Gotshal & Manges LLP
F-2            Form of Legal Opinion of General Counsel
F-3            Form of Legal Opinion of Nixon Peabody LLP
G-1            Form of Term Note
G-2            Form of Revolving Credit Note
G-3            Form of Swing Line Note
H              Form of Prepayment Option Notice
I              Form of Exemption Certificate
J              Form of Lender Addendum
K              Form of Joinder Agreement
L              Form of Foreign Subsidiary Opinion
M              Form of Borrowing Notice
N              Form of Consent and Confirmation
O              Form of Subordination Agreement

                                       iv
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          AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 8, 2002, among
SIX FLAGS, INC., a Delaware corporation ("PARENT"), SIX FLAGS OPERATIONS INC., a Delaware corporation ("HOLDINGS"), SIX FLAGS THEME PARKS INC., a Delaware corporation (the "PRIMARY BORROWER"), each FOREIGN SUBSIDIARY BORROWER (as hereinafter defined), the several banks and other financial institutions or entities from time to time parties to this Agreement (as defined below) (the "LENDERS"), THE BANK OF NEW YORK and BANK OF AMERICA, N.A., as syndication agents (collectively, in such capacity, the "SYNDICATION AGENTS"), CREDIT LYONNAIS, NEW YORK BRANCH, as documentation agent (in such capacity, the "DOCUMENTATION AGENT"), and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT").

                              W I T N E S S E T H:

          WHEREAS, the Primary Borrower is a party to the Credit Agreement, dated as of November 5, 1999 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the "EXISTING CREDIT AGREEMENT"), among Parent, Holdings, the Primary Borrower, the Foreign Subsidiary Borrowers from time to time parties thereto, the lenders party thereto, Lehman Commercial Paper Inc., as administrative agent, and others, pursuant to which such lenders have agreed to extend, and have extended, credit to the Primary Borrower and the Foreign Subsidiary Borrowers;

          WHEREAS, the Primary Borrower has requested that the Existing Credit Agreement be amended and restated as set forth below; and

          WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement and which remain outstanding or evidence repayment of any such obligations and liabilities and that this Agreement amend and restate in its entirety the Existing Credit Agreement and re-evidence the obligations of the Borrowers outstanding thereunder;

          NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree that on the Amendment and Restatement Effective Date (as defined below), the Existing Credit Agreement shall be amended and restated in its entirety as follows:

                             SECTION 1. DEFINITIONS

          1.1. DEFINED TERMS. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1.

          "ACQUISITION": any acquisition, whether in a single transaction or series of related transactions, by Holdings or any one or more of its Subsidiaries of (a) all or a substantial part of the assets, or of a business, unit or division, of any Person, whether through purchase of assets or securities, by merger or otherwise; or (b) any Person that becomes a Subsidiary after giving effect to such acquisition.

          "ADJUSTMENT DATE": as defined in the Pricing Grid.

          "ADMINISTRATIVE AGENT": as defined in the preamble hereto.

          "AFFILIATE": any Person that directly or indirectly controls, or is under common control with, or is controlled by, Holdings and, if such Person is an individual, any member of the immediate family (including parents, spouse, children) of such individual and any trust whose

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     principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), PROVIDED that, in any event, any Person that owns directly or indirectly securities having 10% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person. Notwithstanding the foregoing,
     (a) no individual shall be an Affiliate solely by reason of his or her being a director, officer or employee of Parent, Holdings or any of its Subsidiaries and (b) none of (i) the Wholly Owned Subsidiaries of Parent,
     (ii) Marine World/Africa USA in Vallejo, California, (iii) Marine World Joint Powers Authority, a joint exercise of powers authority created under the laws of the State of California, or (iv) the joint venture established pursuant to the Spanish WB Agreements, shall be Affiliates.

          "AGENTS": the collective reference to the Syndication Agents, the Documentation Agent and the Administrative Agent.

          "AGGREGATE EXPOSURE": with respect to any Lender at any time, an amount equal to (a) until the Amendment and Restatement Effective Date, the sum of (i) the aggregate then unpaid principal amount of such Lender's Tranche B Term Loans and (ii) the aggregate amount of such Lender's Commitments at such time and (b) thereafter, the sum of (i) the aggregate then unpaid principal amount of such Lender's Tranche B Term Loans, (ii) the aggregate then unpaid principal amount of such Lender's Optional Term Loans, (iii) the amount of such Lender's Revolving Credit Commitment then in effect or, if the Revolving Credit Commitments have been terminated, the amount of such Lender's Revolving Extensions of Credit then outstanding and
     (iv) the amount of such Lender's Multicurrency Commitment then in effect or, if the Multicurrency Commitments have been terminated, the amount of such Lender's Multicurrency Extensions of Credit then outstanding.

          "AGGREGATE EXPOSURE PERCENTAGE": with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender's Aggregate Exposure at such time to the sum of the Aggregate Exposures of all Lenders at such time.

          "AGREEMENT": this Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

          "AMENDMENT AND RESTATEMENT EFFECTIVE DATE": the date on which each of the conditions precedent specified in Section 8.2 shall have been satisfied, which date shall be no later than July 8, 2002.

          "ANNIVERSARY DATE": as defined in Section 9.4.

          "APPLICABLE EXCHANGE DATE": (a) with respect to any Multicurrency Loan to be made, the date on which the Eurocurrency Rate therefor is determined for the initial Interest Period for such Multicurrency Loan, and (b) with respect to any outstanding Multicurrency Loan, the date on which the Eurocurrency Rate was determined for the then-current Interest Period with respect to such Multicurrency Loan.

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          "APPLICABLE MARGIN": (a) with respect to Revolving Credit Loans, Swing
     Line Loans and Multicurrency Loans, the rate per annum determined for such Type of Loan pursuant to the Pricing Grid, PROVIDED that until the first Adjustment Date occurring after December 31, 2002, the Applicable Margins for such Loans shall not be less than those set forth in the Pricing Grid opposite the Consolidated Leverage Ratio of less than 2.5 to 1.0 and greater than or equal to 2.0 to 1.0 and (b) with respect to Tranche B Term Loans, (i) 1.25% per annum in the case of Base Rate Loans and (ii) 2.25% per annum in the case of Eurocurrency Loans.

          "APPLICATION": an application, in such form as the relevant Issuing Lender may specify from time to time, requesting such Issuing Lender to issue a Letter of Credit.

          "ARRANGER": Lehman Brothers Inc., in its capacity as sole and exclusive advisor, sole lead arranger and sole bookrunner.

          "ASSET SALE": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by Section 10.4(c)) which yields gross proceeds to Holdings, or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at fair market value in the case of other non-cash proceeds) in excess of $1,000,000.

          "ASSIGNEE": as defined in Section 13.6(c).

          "ASSIGNMENT AND ACCEPTANCE": as defined in Section 13.6(c).

          "ASSIGNOR": as defined in Section 13.6(c).

          "AUTHORITY": as defined in the definition of "Marine World
     Agreements".

          "AVAILABLE MULTICURRENCY COMMITMENT": with respect to any Multicurrency Lender at any time, an amount equal to the excess, if any, of
     (a) such Lender's Multicurrency Commitment then in effect over (b) such Lender's Multicurrency Extensions of Credit then outstanding; PROVIDED that
     (i) with respect to any determination of the Available Multicurrency Commitment hereunder, such determination shall be based on the Spot Exchange Rate in effect on the Business Day immediately preceding the date of determination of the Available Multicurrency Commitment and (ii) with respect to any determination of fees payable under Section 6.2(b), such determination shall be based on the Spot Exchange Rate in effect on the Business Day immediately preceding the last Business Day of the quarter in respect of which such payment is being made.

          "AVAILABLE REVOLVING CREDIT COMMITMENT": with respect to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Credit Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; PROVIDED, that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Credit Commitment pursuant to
     Section 6.2(a), the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

          "BANKRUPTCY CODE": the Federal Bankruptcy Code of 1978, as amended from time to time.

          "BASE CAPITAL EXPENDITURE AMOUNT": as defined in Section 10.6.

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          "BASE RATE": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day PLUS 1% and (c) the Federal Funds Effective Rate in effect on such day PLUS 1/2 of 1%. For purposes hereof: "PRIME RATE" shall mean the prime lending rate of interest as set forth on the British Banking Association Telerate page 5 (or such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rate), as in effect from time to time (the Prime Rate not being intended to be the lowest rate of interest charged by any Lender in connection with extensions of credit to debtors); "BASE CD RATE" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; and "THREE-MONTH SECONDARY CD RATE" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Reference Lender from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. Any change in the Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

          "BASE RATE LOANS": Loans for which the applicable rate of interest is based upon the Base Rate.

          "BENEFITTED LENDER": as defined in Section 13.7(a).

          "BOARD": the Board of Governors of the Federal Reserve System of the United States (or any successor).

          "BORROWERS": the collective reference to the Primary Borrower and the Foreign Subsidiary Borrowers.

          "BORROWING DATE": any Business Day specified by a Borrower as a date on which such Borrower requests the relevant Lenders to make Loans, or issue Letters of Credit, hereunder.

          "BUSINESS": as defined in Section 7.17(b).

          "BUSINESS DAY": (a) for all purposes other than as covered by clause
     (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurocurrency Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank Eurodollar market; PROVIDED, that when such term is used for the purpose of determining the date on which the Eurocurrency Base Rate is determined under this Agreement for any Loan denominated in euro for any Interest Period therefor and for

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     purposes of determining the first and last day of any such Interest Period, references in this Agreement to Business Days shall be deemed to be references to Target Operating Days.

          "CAPITAL EXPENDITURES": for any period, expenditures (including, without limitation, the aggregate amount of Capital Lease Obligations incurred during such period) made by Holdings or any of its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements) during such period, computed in accordance with GAAP, but excluding (a) repairs in respect of any such assets and (b) the amount of any such asset (i) to the extent such asset is acquired with, or the acquisition cost thereof is reimbursed with, the Net Cash Proceeds of Recovery Events, (ii) to the extent such asset is acquired with or the acquisition cost thereof is reimbursed with, the Net Cash Proceeds of any Disposition permitted hereunder, (iii) acquired pursuant to an Acquisition permitted hereunder or (iv) acquired with the Unused Equity Proceeds Amount.

          "CAPITAL EXPENDITURES (DISCRETIONARY)": any Capital Expenditures which do not constitute Capital Expenditures (Sustaining).

          "CAPITAL EXPENDITURES (SUSTAINING)": any Capital Expenditures made in the ordinary course of business for maintenance or upkeep of the assets of Holdings or any of its Subsidiaries or required, in the reasonable judgment of Holdings, to maintain the entertainment value of any Park at the level existing on the last Business Day of the fiscal year of Holdings immediately preceding the date of such expenditure.

          "CAPITAL LEASE OBLIGATIONS": for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "CAPITAL STOCK": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "C/D ASSESSMENT RATE": for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

          "C/D RESERVE PERCENTAGE": for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board, for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board as in effect from time to time) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

          "CLOSING DATE": the date on which the conditions precedent set forth in Section 8.1 of the Existing Credit Agreement were satisfied, which date was November 5, 1999.

          "CODE": the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

          "COMMITMENT": with respect to any Lender, each of the Tranche B Term Loan Commitment, the Revolving Credit Commitment, the Multicurrency Commitment and the Optional Term Loan Commitment of such Lender.

          "COMMITMENT FEE RATE": the rate per annum determined pursuant to the Pricing Grid.

          "COMPLIANCE CERTIFICATE": a certificate duly executed by a Responsible Officer substantially in the form of Exhibit B.

          "CONFIDENTIAL INFORMATION MEMORANDUM": the Confidential Information Memorandum dated June, 2002 and furnished to the Lenders prior to the Amendment and Restatement Effective Date.

          "CONSENT AND CONFIRMATION": the Consent and Confirmation, substantially in the form of Exhibit N, to be executed and delivered by each Loan Party on the Amendment and Restatement Effective Date.

          "CONSOLIDATED CURRENT ASSETS": at any date, all amounts (other than cash and Permitted Investments) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of Holdings and its Subsidiaries at such date.

          "CONSOLIDATED CURRENT LIABILITIES": at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of Holdings and its Subsidiaries at such date, but excluding (a) the current portion of any Funded Debt of Holdings and its Subsidiaries and
     (b), without duplication, all Indebtedness consisting of Revolving Credit Loans, Multicurrency Loans or Swing Line Loans, to the extent otherwise included therein.

          "CONSOLIDATED DEBT SERVICE": for any period, the sum, for Holdings and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of (a) all regularly scheduled payments of principal of any Indebtedness during such period, including the principal component of any payments in respect of Capital Lease Obligations, but excluding in any event (i) any prepayments made pursuant to Section 6.4 or 6.5 during such period, (ii) for any period including any portion of the period from September 30, 2008 through June 30, 2009, the amount of principal payments scheduled to be made during such period in respect of the Tranche B Term Loans, (iii) for any period including any portion of the period from March 31, 2008 through the Multicurrency Termination Date, the amount of the scheduled reductions of the Multicurrency Commitments during such period,
     (iv) for any period, any payments made pursuant to the proviso following the repayment schedule set forth in Section 2.3 and (v) for any period through March 31, 2003, the amount of principal payments (including premium, if any) made during such period in respect of the Holdings Senior Notes PLUS (b) Consolidated Interest Expense for such period.

          "CONSOLIDATED DEBT SERVICE COVERAGE RATIO": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Debt Service for such period.

          "CONSOLIDATED EBITDA": for any period, the sum, for Holdings and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following, in each case determined before interest income or expense and extraordinary or unusual items (and excluding all barter and trade transactions): (a) operating income (or loss) for such period (PLUS cash received for such period from investments of Holdings or any of its Subsidiaries in partnerships or any Person for which the investment is accounted for by the equity method), PLUS (b) depreciation, amortization and other non-cash charges (to the extent deducted in determining operating income, but excluding any such charge that constitutes an accrual of or a reserve for cash charges for any future period) for such period. Notwithstanding the foregoing, (i) if during any period for which Consolidated EBITDA is being determined Holdings and its Subsidiaries shall have consummated any Acquisition or Disposition then, for all purposes of this Agreement (other than for purposes of the definition of Excess Cash Flow), Consolidated EBITDA shall be determined on a pro forma basis as if such Acquisition or Disposition had been made or consummated on the first day of such period and (ii) when determining Consolidated EBITDA for any period on a pro forma basis as provided in the preceding clause (i) ending after the consummation of any Acquisition, there shall be added (or subtracted) the respective amounts for such Acquisition (and any other Acquisitions consummated prior to the last day of such period) as agreed by Holdings and the Required Lenders.

          "CONSOLIDATED FIXED CHARGES": for any period, the sum of (a) Consolidated Debt Service for such period PLUS (b) the aggregate amount of all Capital Expenditures (Sustaining) made during such period PLUS (c) the aggregate amount paid, or required to be paid, in cash in respect of income taxes of Holdings and its Subsidiaries for such fiscal period or (without duplication) paid by Holdings pursuant to the Tax Sharing Agreement, PLUS
     (d) the amount of Restricted Payments for such period (other than any Restricted Payments permitted by clause (iv) or (v) of Section 10.5(c)). For purposes of calculating the Consolidated Fixed Charges Coverage Ratio for any period of four consecutive fiscal quarters, Holdings may, to the extent necessary to satisfy the Consolidated Fixed Charges Coverage Ratio, exclude up to $150,000,000 in the aggregate of (i) cash dividends made by Holdings during such period to Parent to enable Parent to pay distributions and other required payments under the Partnership Parks Agreements and (ii) other cash payments by Holdings in respect of Subordinated Parent Advances.

          "CONSOLIDATED FIXED CHARGES COVERAGE RATIO": as at any date, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Consolidated Fixed Charges for such period.

          "CONSOLIDATED INTEREST COVERAGE RATIO": as at any date, the ratio of
     (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date to (b) Consolidated Interest Expense for such period.

          "CONSOLIDATED INTEREST EXPENSE": for any period, the sum, for Holdings and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness (including, without limitation, the interest component of any payments in respect of Capital Lease Obligations but excluding any capitalized financing fees paid during such period that are to be charged to future periods) accrued or capitalized during such period (whether or not actually paid during such period) PLUS (b) the net amount payable (or minus the net amount receivable) under interest rate Hedging Agreements during such period (whether or not actually paid or received during such period) MINUS (c) (to the extent not already deducted in computing Consolidated Interest Expense) the aggregate amount of interest income for such period MINUS (d) interest expense in respect of the Holdings Senior Notes. Notwithstanding the foregoing, if during any period for which

     Consolidated Interest Expense is being determined Holdings shall have consummated any Acquisition or Disposition then, for all purposes of this Agreement (other than for purposes of the definition of Excess Cash Flow), Consolidated Interest Expense shall be determined on a pro forma basis as if such Acquisition or Disposition (and any Indebtedness of Holdings or any of its Subsidiaries incurred in connection with such Acquisition or repaid or released as a result of such Disposition) had been made or consummated (and such Indebtedness incurred or repaid or released) on the first day of such period and as if the interest rate applicable to any incremental Indebtedness of Holdings and its Subsidiaries is equal to the interest rate applicable to Indebtedness of Holdings and its Subsidiaries in fact outstanding during such period.

          "CONSOLIDATED LEVERAGE RATIO": as at any date, the ratio of (a) Consolidated Total Debt as at such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ending on or most recently ended prior to such date.

          "CONSOLIDATED NET INCOME": of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; PROVIDED, that in calculating Consolidated Net Income of Holdings and its consolidated Subsidiaries for any period, there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of Holdings or is merged into or consolidated with Holdings or any of its Subsidiaries, (b) the income (or deficit) of any Person (other than a Subsidiary of Holdings) in which Holdings or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by Holdings or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of Holdings to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary.

          "CONSOLIDATED TOTAL DEBT": as at any date, the aggregate amount of all Indebtedness of Holdings and its Subsidiaries at such date (determined on a consolidated basis without duplication in accordance with GAAP).

          "CONSOLIDATED WORKING CAPITAL": at any date, the difference of (a) Consolidated Current Assets on such date less (b) Consolidated Current Liabilities on such date.

          "CONTRACTUAL OBLIGATION": as to any Person, any provision of any security issued by such Person or of any material agreement, lease, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

          "CONTROL INVESTMENT AFFILIATE": as to any Person, any other Person that (a) directly or indirectly, is in control of, is controlled by, or is under common control with, such Person and (b) is organized by such Person primarily for the purpose of making equity or debt investments in one or more companies. For purposes of this definition, "control" of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "DEFAULT": any of the events specified in Section 11, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "DELIVERY DATE": as defined in Section 9.4.

          "DISPOSITION": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

          "DISPOSITION INVESTMENT": with respect to any Disposition, any promissory notes or other evidences of indebtedness or Investments received by Holdings or any of its Subsidiaries in connection with such Disposition.

          "DOLLAR EQUIVALENT AMOUNT": on any date of determination thereof, with respect to the principal amount of any Multicurrency Loan denominated in euro, the amount of Dollars that may be purchased with such amount of euro at the Spot Exchange Rate on the Applicable Exchange Date.

          "DOLLAR MULTICURRENCY COMMITMENT": as defined in Section 4.5(a).

          "DOLLAR MULTICURRENCY LENDER": as defined in Section 4.5(a).

          "DOLLARS" and "$": lawful currency of the United States of America.

          "DOMESTIC SUBSIDIARY": any Subsidiary of Holdings or Parent, as applicable, organized under the laws of any jurisdiction within the United States of America.

          "EMU": Economic and Monetary Union as contemplated in the Treaty on European Union.

          "EMU LEGISLATION": legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states.

          "ENVIRONMENTAL CLAIM": with respect to any Person, any written notice, claim, demand or other communication (collectively, a "CLAIM") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "ENVIRONMENTAL CLAIM" shall include, without limitation, any claim by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment, as a result of any of the foregoing.

          "ENVIRONMENTAL LAWS": any and all present and future Federal, state, local and foreign laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.

          "ENVIRONMENTAL PERMITS": any and all permits, licenses, approvals, registrations, notifications, exemptions and other authorizations required under any Environmental Law.

          "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA AFFILIATE": any corporation or trade or business that is a member of any group of organizations (a) described in Section 414(b) or (c) of the Code of which Parent is a member and (b) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which Parent is a member.

          "ERISA EVENT": any of the following events or conditions:

          (a) any Reportable Event and any request for a waiver under Section 412(d) of the Code for any Plan;

          (b) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Parent or an ERISA Affiliate to terminate any Plan;

          (c) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Parent or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

          (d) the complete or partial withdrawal from a Multiemployer Plan by Parent or any ERISA Affiliate that results in any withdrawal liability under Section 4201 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Parent or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041 A of ERISA;

          (e) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Parent or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 60 days; or

          (f) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Parent or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of such Sections.

          "EURO" and "EURO": the single currency of the EMU as constituted by the Treaty on European Union and as referred to in EMU Legislation.

          "EURO UNIT": the currency unit of the euro as defined in the EMU Legislation.

          "EUROCURRENCY BASE RATE": with respect to each day during each Interest Period pertaining to a Loan under any Facility, the rate per annum determined on the basis of the rate for deposits in the currency of such Loan for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the applicable page of the Telerate screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on the Telerate screen, the "Eurocurrency Base Rate" for purposes of this definition shall be determined by reference to such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Administrative Agent.

          "EUROCURRENCY LOANS": Loans under any Facility for which the applicable rate of interest is based upon the Eurocurrency Rate.

          "EUROCURRENCY RATE": with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                             Eurocurrency Base Rate
             -------------------------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

          "EUROCURRENCY RESERVE REQUIREMENTS": for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

          "EUROCURRENCY TRANCHE": the collective reference to Eurocurrency Loans of the same currency under any Facility, the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

          "EVENT OF DEFAULT": any of the events specified in Section 11, PROVIDED that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

          "EXCESS CASH FLOW": for any fiscal year of Holdings, the difference, if any, of (a) the sum, without duplication, of (i) Consolidated Net Income for such fiscal year, (ii) the amount of all non-cash charges (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, (iii) the amount of the decrease, if any, in Consolidated Working Capital for such fiscal year, (iv) the aggregate net amount of non-cash loss on the Disposition of Property by Holdings and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income and (v) the net increase during such fiscal year (if any) in deferred tax accounts of Holdings MINUS (b) the sum, without duplication, of (i) the amount of all non-cash credits included in arriving at such Consolidated Net Income, (ii) the aggregate amount actually paid by Holdings and its Subsidiaries in cash during such fiscal year on account of Capital Expenditures (minus the principal amount of Indebtedness incurred in connection with such expenditures, and excluding any such expenditures financed with the proceeds of any Reinvestment Deferred Amount and any such expenditures financed with the Unused Equity Proceeds Amount), (iii) the aggregate amount of all prepayments or repayments of Revolving Credit Loans, Swing Line Loans and Multicurrency Loans during such fiscal year to the extent accompanying permanent optional reductions of the Revolving Credit Commitments or Multicurrency Commitments, as the case may be, and all optional prepayments of the Tranche B Term Loans and other Funded Debt during such fiscal year, (iv) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including, without limitation, the Tranche B Term Loans) of Holdings and its

     Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), (v) the amount of the increase, if any, in Consolidated Working Capital for such fiscal year,
     (vi) the aggregate net amount of non-cash gain on the Disposition of Property by Holdings and its Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income, (vii) the net decrease during such fiscal year (if any) in deferred tax accounts of Holdings, (viii) the aggregate amount of Restricted Payments made in cash during such fiscal year (to the extent permitted under Section 10.5), and
     (ix) the aggregate amount of Investments made in cash during such fiscal year (to the extent permitted under clauses (h), (j), (l), (m) and (n) of Section 10.7) except to the extent such investments are financed with (A) the Unused Equity Proceeds Amount or (B) the proceeds of any Indebtedness of Holdings or any Subsidiary.

          "EXCESS CASH FLOW APPLICATION DATE": as defined in Section 6.5(c).

          "EXCLUDED FOREIGN SUBSIDIARIES": any Foreign Subsidiary in respect of which either (a) the pledge of all of the Capital Stock of, or any Property of, such Subsidiary as Collateral or (b) the guaranteeing by such Subsidiary of the Obligations, would, in the good faith judgment of Holdings, result in adverse tax consequences to Holdings or Parent. Any Subsidiary that Guarantees Indebtedness under any Indenture shall not be an Excluded Foreign Subsidiary.

          "EXISTING CREDIT AGREEMENT": as defined in the recitals hereto.

          "EXISTING ISSUING LENDER": The Bank of New York, as issuer of the Existing Letters of Credit.

          "EXISTING LETTERS OF CREDIT": the letters of credit described on Annex B.

          "EXISTING PARKS": as defined in Section 7.22.

          "FACILITY": each of (a) the Tranche B Term Loan Commitments and the Tranche B Term Loans made thereunder (the "TRANCHE B TERM LOAN FACILITY"),
     (b) the Multicurrency Commitments and the extensions of credit made thereunder (the "MULTICURRENCY FACILITY"), (c) the Revolving Credit Commitments and the extensions of credit made thereunder (the "REVOLVING CREDIT FACILITY") and (d) the Optional Term Loan Commitments, if any, and the Optional Term Loans made thereunder (the "OPTIONAL TERM LOAN FACILITY").

          "FEDERAL FUNDS EFFECTIVE RATE": for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Reference Lender from three federal funds brokers of recognized standing selected by it.

          "FOREIGN SECURITY DOCUMENTS": the collective reference to the Foreign Subsidiary Pledge Agreements, as confirmed by the Consent and Confirmation, and any other Security Documents delivered pursuant to Section 9.6(e).

          "FOREIGN SUBSIDIARY": any Subsidiary of Holdings or Parent, as applicable, that is not a Domestic Subsidiary.

          "FOREIGN SUBSIDIARY BORROWER": any Foreign Subsidiary of Holdings that is or becomes a Foreign Subsidiary Borrower on or prior to the Amendment and Restatement Effective Date, or after the Amendment and Restatement Effective Date pursuant to Section 13.1(b).

          "FOREIGN SUBSIDIARY OPINION": with respect to any Foreign Subsidiary Borrower, a legal opinion of counsel to such Foreign Subsidiary Borrower addressed to the Administrative Agent and the Lenders concluding that such Foreign Subsidiary Borrower and the Loan Documents to which it is a party substantially comply with the matters listed on Exhibit L, with such assumptions, qualifications and deviations therefrom as the Administrative Agent shall approve (such approval not to be unreasonably withheld).

          "FOREIGN SUBSIDIARY PLEDGE AGREEMENTS": the collective reference to
     (a) the Pledge Agreements delivered on or before the Amendment and Restatement Effective Date pledging not more than 65% of the shares of Capital Stock of Foreign Subsidiaries held by any Domestic Subsidiary and
     (b) any Pledge Agreements delivered pursuant to Section 9.6(d).

          "FQ1", "FQ2", "FQ3", and "FQ4": when used with a numerical year designation, means the first, second, third or fourth fiscal quarters, respectively, of such fiscal year of Holdings, (e.g., FQ4 2002 means the fourth fiscal quarter of Holdings' 2002 fiscal year, which ends December 31, 2002).

          "FUNDED DEBT": with respect to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of "Indebtedness" in this Section.

          "FUNDING OFFICE": with respect to Loans in any currency, the office specified from time to time by the Administrative Agent as its funding office for such currency by notice to Holdings and the Lenders.

          "GAAP": generally accepted accounting principles in the United States of America as in effect from time to time.

          "GENERAL MULTICURRENCY COMMITMENT": as defined in Section 4.5(a).

          "GENERAL MULTICURRENCY LENDER": as defined in Section 4.5(a).

          "GOVERNMENTAL AUTHORITY": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners) having jurisdiction over the Business or the Property of Holdings and its Subsidiaries.

          "GUARANTEE": a guarantee, an indorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guarantee" and "Guaranteed" used as verbs have the correlative meanings.

          "GUARANTEE AND COLLATERAL AGREEMENT": the Guarantee and Collateral Agreement, dated as of November 5, 1999, made by Parent, Holdings, the Primary Borrower and each Subsidiary Guarantor in favor of the Administrative Agent, a copy of which is attached as Exhibit A, as assumed by additional Subsidiary Guarantors on or prior to the Amendment and Restatement Effective Date and as confirmed by the Consent and Confirmation and as the same has been and may be amended, supplemented or otherwise modified from time to time.

          "GUARANTORS": the collective reference to Parent, Holdings, the Primary Borrower (in its capacity as a guarantor) and the Subsidiary Guarantors.

          "HAZARDOUS MATERIAL": any chemical or other material or substance which is now or hereafter prohibited, limited or otherwise regulated in any way under any Environmental Law.

          "HEDGING AGREEMENT": any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

          "HOLDINGS": as defined in the preamble hereto.

          "HOLDINGS SENIOR NOTES": the 8 7/8% Senior Notes due 2006 of Holdings in the aggregate principal amount of $170,000,000.

          "INACTIVE SUBSIDIARY": any Subsidiary of Holdings or Parent, as applicable, that (a) has aggregate assets with a value not in excess of $5,000, (b) conducts no Business and (c) does not Guarantee any Indebtedness under any Indenture.

          "INDEBTEDNESS": for any Person, without duplication: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 180 days (365 days in the case of payables arising out of the purchase of inventory or Capital Expenditures determined without regard to the exclusion contained in the definition of Capital Expenditures in this
     Section 1.1) of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments (including negotiable instruments) issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) the liquidation value of all redeemable preferred Capital Stock of such Person to the extent redeemable prior to the date which is 91 days after the latest of (i) Revolving Credit Termination Date, (ii) Multicurrency Termination Date and (iii) the maturity date of the Tranche B Term Loans, and (g) Indebtedness of others Guaranteed by such Person. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner to the extent such Indebtedness is recourse, PROVIDED that if such Person's liability for such Indebtedness is contractually limited, only such Person's share thereof shall be so included. Anything herein to the contrary notwithstanding, the following shall not constitute Indebtedness: (i) obligations under Hedging Agreements, (ii) obligations with respect to the payment of taxes, fees, costs and expenses, Capital Expenditures and other payments required to be made pursuant to the Marine World Agreements, (iii) obligations in respect of any Indebtedness that has been defeased (either covenant or legal) pursuant to the terms of the instrument creating or governing such Indebtedness, (iv) obligations under the Subordinated Indemnity Agreement or the Partnership Parks Agreements; PROVIDED, that obligations described in the foregoing clause (iv) shall constitute Indebtedness for purposes of
     Section 11(e) and (v) obligations in respect of any Subordinated Parent Advances.

          "INDEMNIFIED LIABILITIES": as defined in Section 13.5.

          "INDEMNITEE": as defined in Section 13.5.

          "INDENTURES": collectively, (a) the Parent Indentures and (b) any other indenture pursuant to which Indebtedness of Parent, Holding or the Primary Borrower may be outstanding at any time, in each case as amended as permitted by this Agreement.

          "INSOLVENCY": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

          "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "INTEREST PAYMENT DATE": (a) as to any Base Rate Loan, the last day of each March, June, September and December to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any Eurocurrency Loan having an Interest Period of three months or shorter, the last day of such Interest Period, (c) as to any Eurocurrency Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan (other than any Revolving Credit Loan or Multicurrency Loan that is a Base Rate Loan and any Swing Line Loan), the date of any repayment or prepayment made in respect thereof.

          "INTEREST PERIOD": as to any Eurocurrency Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one, two, three or six months thereafter, as selected by the relevant Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; PROVIDED that, all of the foregoing provisions relating to Interest Periods are subject to the following:

               (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (ii) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date, the Multicurrency Termination Date or beyond the date final payment is due on the Tranche B Term Loans, as the case may be, shall end on the Revolving Credit Termination Date, the Multicurrency Termination Date or such due date, as applicable; and

               (iii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

          "INVESTMENT": for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person), but excluding any such advance, loan or extension of credit having a stated term not exceeding 180 days arising in connection with the sale of inventory, supplies or patron services by such Person in the ordinary course of business, and excluding also any deposit made by such Person in the ordinary course of business of such Person or as an advance payment in respect of a Capital Expenditure (to the extent the making of such Capital Expenditure will not result in a violation of any of the provisions of
     Section 10.1 or 10.6); (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person, other than any Guarantee under the Partnership Parks Agreements or the Subordinated Indemnity Agreement; or (d) the entering into of any Hedging Agreement.

          "ISSUING LENDER": the Existing Issuing Lender, The Bank of New York and any other Multicurrency Lender from time to time designated by the Primary Borrower as an Issuing Lender with the consent of such Multicurrency Lender and the Administrative Agent.

          "JAZZLAND ACQUISITION": the acquisition and the related arrangements contemplated by (a) that certain Offer Letter, dated May 6, 2002, from Parent to Jazzland, Inc. and (b) that certain Proposal Letter, dated April 26, 2002, from Parent to the City of New Orleans and NOLA Economic Development Corporation, with respect to the Jazzland Theme Park and the land, improvements, personalty and other property and rights associated therewith, and the documents and agreements relating thereto.

          "JOINDER AGREEMENT": each Joinder Agreement, substantially in the form of Exhibit K, entered into pursuant to Section 13.1(b).

          "L/C COMMITMENT": $25,000,000.

          "L/C FEE PAYMENT DATE": the last day of each March, June, September and December and the last day of the Multicurrency Commitment Period.

          "L/C OBLIGATIONS": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 5.5.

          "L/C PARTICIPANTS": with respect to any Letter of Credit, the collective reference to all the Multicurrency Lenders other than the Issuing Lender that issued such Letter of Credit.

          "LEHMAN ENTITY": any of Lehman Commercial Paper Inc. or any of its affiliates (including Syndicated Loan Funding Trust).

          "LENDER ADDENDUM": with respect to any Lender, a Lender Addendum, substantially in the form of Exhibit J, to be executed and delivered by such Lender on the Amendment and Restatement Effective Date as provided in
     Section 13.17.

          "LENDERS": as defined in the preamble hereto.

          "LETTERS OF CREDIT": as defined in Section 5.1(a).

          "LIEN": with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property. For purposes of this Agreement and the other Loan Documents, a Person shall be deemed to own subject to a Lien any Property that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement (other than an operating lease) relating to such Property.

          "LOAN": any loan made by any Lender pursuant to this Agreement.

          "LOAN DOCUMENTS": this Agreement, the Security Documents, the Consent and Confirmation, the Applications and the Notes.

          "LOAN PARTIES": Parent, Holdings, the Borrowers and each Subsidiary of Holdings that is a party to a Loan Document.

          "MAJORITY FACILITY LENDERS": with respect to any Facility, the holders of more than 50% of the aggregate unpaid principal amount of the Tranche B Term Loans, the Optional Term Loans, the Total Revolving Extensions of Credit or the Total Multicurrency Extensions of Credit, as the case may be, outstanding under such Facility (or, (a) in the case of the Revolving Credit Facility, prior to any termination of the Revolving Credit Commitments, the holders of more than 50% of the Total Revolving Credit Commitments and (b) in the case of the Multicurrency Facility, prior to any termination of the Multicurrency Commitments, the holders of more than 50% of the Total Multicurrency Commitments).

          "MAJORITY MULTICURRENCY FACILITY LENDERS": the Majority Facility Lenders in respect of the Multicurrency Facility.

          "MAJORITY REVOLVING CREDIT FACILITY LENDERS": the Majority Facility Lenders in respect of the Revolving Credit Facility.

          "MARGIN STOCK": "margin stock" within the meaning of Regulations T, U and X of the Board.

          "MARINE WORLD AGREEMENTS": collectively, (a) the Parcel Lease dated as of November 7, 1997 between Marine World Joint Powers Authority ("AUTHORITY"), as landlord, and Park Management Corp. ("TENANT"), as tenant, a Memorandum of which was recorded in the Solano County Recorder's Office on November 10, 1997 in the Official Records at Series No. 97-76697, as amended by Amendment to Parcel Lease, dated as of May 18, 1999, between Authority and Tenant, a Memorandum of which was recorded in the Solano County Recorder's Office on January 7, 2000 in the Official Records at Series No. 2000-2096, and by Second Amendment to Parcel Lease dated as of February 1, 2000, a Memorandum of which was recorded in the Solano County Recorder's Office on March 27, 2000 in the Official Records at Series No. 2000-23416, and as is being further amended by Third Amendment to Parcel Lease; (b) Reciprocal Easement Agreement dated as of November 7, 1997 between Authority and Tenant; (c) Revenue Sharing Agreement dated as of November 7, 1997 by and among Authority, Tenant and the Redevelopment Agency of the City of Vallejo ("AGENCY"); (d) Amended and Restated 1997 Management Agreement Relating to Marine World entered into as of December 19, 2001 between the Authority and Tenant; and (e) Purchase Option Agreement dated as of August 29, 1997 among the City of Vallejo, the Authority, the Agency and Tenant, together with any and all documents delivered pursuant thereto or in connection therewith, as the same shall, subject to Section 10.13, be modified and supplemented and in effect from time to time.

          "MARINE WORLD CONTRIBUTED CAPITAL EXPENDITURES": Capital Expenditures made by Holdings consisting of items which are useful to the business of Authority, and are, concurrently with the purchase thereof, contributed by Holdings to Authority.

          "MATERIAL ADVERSE EFFECT": a material adverse effect on (a) the Business, Property, condition (financial or otherwise) or prospects of Holdings and its Subsidiaries taken as a whole or Parent and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

          "MATERIALS OF ENVIRONMENTAL CONCERN": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

          "MORTGAGE AMENDMENT": as defined in the definition of "Mortgages".

          "MORTGAGED PROPERTIES": the Real Properties listed on Schedule 1.1(a), as to which the Administrative Agent for the benefit of the Lenders has been granted a Lien pursuant to the Mortgages.

          "MORTGAGES": each of the mortgages and deeds of trust encumbering the Mortgaged Properties made by the Loan Party party thereto in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, as amended by the amendments thereto delivered on the Amendment and Restatement Effective Date (collectively, the "MORTGAGE AMENDMENTS"), substantially in the form of Exhibit D-1 (with such changes thereto as shall be reasonably advisable under the law of the jurisdiction in which each such Mortgage Amendment is to be recorded), together with any other mortgages and deeds of trust made by any Loan Party in accordance with
     Section 9.6(b) in favor of, or for the benefit of, the Administrative Agent for the benefit of the Lenders, substantially in the form of Exhibit D-2 (with such changes thereto as shall be reasonably advisable under the law of the jurisdiction in which such mortgage or deed of trust is to be recorded), in each case as the same may be amended, supplemented, substituted or otherwise modified from time to time.

          "MULTICURRENCY COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make Multicurrency Loans and participate in Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Multicurrency Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Total Multicurrency Commitments prior to the Amendment and Restatement Effective Date is $277,500,000 and from and after the Amendment and Restatement Effective Date is $100,000,000.

          "MULTICURRENCY COMMITMENT PERIOD": the period from and including the Closing Date to the Multicurrency Termination Date.

          "MULTICURRENCY EXTENSIONS OF CREDIT": as to any Multicurrency Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Multicurrency Loans denominated in Dollars made by such Lender then outstanding, (b) the Dollar Equivalent Amount of all Multicurrency Loans denominated in euro made by such Lender then outstanding and (c) such Lender's Multicurrency Percentage of the L/C Obligations then outstanding.

          "MULTICURRENCY FACILITY": as defined in the definition of "Facility" in this Section 1.1.

          "MULTICURRENCY LENDER": each Lender that has a Multicurrency Commitment or that is the holder of Multicurrency Loans.

          "MULTICURRENCY LOANS": as defined in Section 4.1.

          "MULTICURRENCY PERCENTAGE": as to any Multicurrency Lender at any time, the percentage which such Lender's Multicurrency Commitment then constitutes of the Total Multicurrency Commitments (or, at any time after the Multicurrency Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Multicurrency Extensions of Credit then outstanding constitutes of the amount of the Total Multicurrency Extensions of Credit then outstanding).

          "MULTICURRENCY SUBLIMIT": with respect to all Foreign Subsidiary Borrowers organized under the laws of Mexico, an aggregate amount of $40,000,000.

          "MULTICURRENCY TERMINATION DATE": the earlier of (a) the final maturity date of the Tranche B Term Loans in accordance with Section 2.3 (including the proviso thereto) and (b) June 30, 2008.

          "MULTIEMPLOYER PLAN": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which contributions have been made by Parent or any ERISA Affiliate and that is covered by Title IV of ERISA.

          "NET CASH PROCEEDS": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof received by Holdings or any Subsidiary in the form of cash and Permitted Investments (including any such proceeds received in such form by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on, or amount required to be paid under Capital Lease Obligations relating to, any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements applicable to the transactions) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith."

          "NEW LENDER": as defined in Section 6.18(e).

          "NON-EXCLUDED TAXES": as defined in Section 6.13(a).

          "NON-GUARANTOR SUBSIDIARY": any Subsidiary that is not a Subsidiary Guarantor.

          "NON-U.S. LENDER": as defined in Section 6.13(d).

          "NOTE": any promissory note evidencing any Loan.

          "OBLIGATIONS": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of any Borrower to the Administrative Agent or to any Lender (or, in the case of Specified Hedge Agreements, any affiliate of any Lender or any Person that was a Lender or an affiliate of a Lender at the time of entry into a Specified Hedge Agreement), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given by any Loan Party in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by any Borrower pursuant hereto) or otherwise; PROVIDED, that (a) obligations of any Borrower or any Subsidiary of any Borrower under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

          "OPERATED PROPERTIES": as defined in Section 7.17(a).

          "OPTIONAL INCREASE AMENDMENT": an amendment to this Agreement, in form and substance acceptable to the Primary Borrower, the Administrative Agent and each Lender providing an Optional Term Loan Commitment or increasing its Multicurrency Commitment, executed and delivered pursuant to Section 6.18 to establish an Optional Term Loan Tranche and/or an increase in the Multicurrency Commitments.

          "OPTIONAL INCREASE REQUEST": as defined in Section 6.18(a).

          "OPTIONAL TERM LOAN COMMITMENT": as to any Optional Term Loan Lender, the obligation of such Lender, if any, to make an Optional Term Loan to the Primary Borrower hereunder in a principal amount not to exceed the amount set forth in the Optional Increase Amendment related thereto.

          "OPTIONAL TERM LOAN LENDER": each Lender that has an Optional Term Loan Commitment or is the holder of an Optional Term Loan.

          "OPTIONAL TERM LOAN TRANCHE": as defined in Section 6.18(b).

          "OPTIONAL TERM LOANS": as defined in Section 6.18(b).

          "OTHER TAXES": any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

          "PARENT": as defined in the preamble hereto.

          "PARENT INDENTURES": collectively, the Indentures dated as of February 11, 2002, February 2, 2001, June 30, 1999 and April 1, 1998, respectively, between Parent and The Bank of New York, as trustee, in each case as amended as permitted by this Agreement.

          "PARENT PREFERRED STOCK": the 11,500,000 Preferred Income Equity Redeemable Shares representing interests in the Parent's 7-1/4% Convertible Preferred Stock.

          "PARK": collectively, the Existing Parks and any other amusement or attraction park acquired by any of Holdings and its Subsidiaries after the date hereof.

          "PARTICIPANT": as defined in Section 13.6(b).

          "PARTICIPATING MEMBER STATE": any member state of EMU which has the euro as its lawful currency.

          "PARTNERSHIP PARKS AGREEMENTS": (a) the Overall Agreement, dated as of February 15, 1997, among Six Flags Fund, Ltd. (L.P.), Salkin Family Trust, SFG, Inc., SFG-I, LLC, SFG-II, LLC, Six Flags Over Georgia, Ltd., SFOG II, Inc., SFOG II Employee, Inc., SFOG Acquisition A, Inc., SFOG Acquisition B, L.L.C., Six Flags Over Georgia, Inc., Six Flags Services of Georgia, Inc., the Primary Borrower and Six Flags Entertainment Corporation and the Related Agreements (as defined therein) and (b) the Overall Agreement dated as of November 24, 1997 among Six Flags Over Texas Fund, Ltd., Flags' Directors, L.L.C., FD-II, L.L.C., Texas Flags, Ltd., SFOT Employee, Inc., SFOT Acquisition I, Inc., SFOT Acquisition II, Inc., Six Flags Over Texas, Inc., the Primary Borrower and Six Flags Entertainment Corporation, as amended by the Agreement dated as of December 6, 1999 between and among the foregoing parties and Six Flags Fund II, Ltd., and the Related Agreements (as defined therein), in each case, as the same may be modified or amended at any time from time to time, provided such modification or amendment does not violate Section 10.13.

          "PAYMENT OFFICE": with respect to payments in any currency, the office specified from time to time by the Administrative Agent as its payment office for such currency by notice to the Primary Borrower and the Lenders.

          "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

          "PERIL": as defined in Section 9.4.

          "PERMITTED INVESTMENTS": (a) direct obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing, except in the case of securities subject to repurchase agreements referred to in clause (d) below, not more than one year from the date of acquisition thereof; (b) certificates of deposit, time deposits and money market deposit accounts issued by any bank or trust company organized under the laws of the United States of America, any state thereof or any other country which is a member of the Organization for Economic Cooperation and Development, in each case having capital, surplus and undivided profits of at least $500,000,000, maturing not more than one year from the date of acquisition thereof; (c) securities either rated or issued by corporations that have a rating of, A-1 or better or P-1 by Standard & Poor's Ratings Services, or Moody's Investors Services, Inc., respectively, maturing, except in the case of securities subject to repurchase agreements referred to in clause (d) below, not more than one year from the date of acquisition thereof; and (d) fully collateralized repurchase agreements with a term of not more than one year for securities described in clause (a) or (c) above and entered into with either financial institutions satisfying the criteria described in clause (b) above or primary dealers in U.S. Government securities; in each case so long as the same (x) provide for the payment of principal and interest (and not principal alone or interest alone) and (y) are not subject to any contingency regarding the payment of principal or interest.

          "PERMITTED LIENS": as defined in Section 10.3.

          "PERSON": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

          "PLAN": an employee benefit plan (within the meaning of Section 3(3) of ERISA) established or maintained by Parent or any ERISA Affiliate and that is covered by ERISA, other than a Multiemployer Plan.

          "PREPAYMENT OPTION NOTICE": as defined in Section 6.11(d).

          "PRICING GRID": the pricing grid attached hereto as Annex A.

          "PRIMARY BORROWER": as defined in the preamble hereto.

          "PRO FORMA BALANCE SHEET": as defined in Section 7.1(a).

          "PROPERTY": any right or interest in or to property of any kind whatsoever, whether Real Property, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

          "PURCHASE MONEY INDEBTEDNESS": (a) Indebtedness consisting of the deferred purchase price of Property, conditional sale obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the Property being financed, and (b) Indebtedness incurred to finance the acquisition by Holdings or a Subsidiary of such asset, including additions and improvements; PROVIDED, HOWEVER, that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of Real Property, the Real Property on which such asset is attached; and PROVIDED FURTHER, that such Indebtedness is incurred within 180 days after such acquisition, addition or improvement by Holdings or a Subsidiary of such asset.

          "PURCHASE PRICE": with respect to any Acquisition, the sum (without duplication) of (a) the amount of cash paid by Holdings and its Subsidiaries in connection with such Acquisition, (b) the sum of (i) the value (as determined for purposes of such Acquisition in accordance with the applicable acquisition agreement) of all Capital Stock of Holdings or any of its Subsidiaries issued or given as consideration in connection with such Acquisition and (ii) the Qualified Net Cash Equity Proceeds applied to finance such Acquisition, (c) the principal amount (or, if less, the accreted value) at the time of such Acquisition of all Indebtedness incurred, assumed or acquired by Holdings and its Subsidiaries in connection with such Acquisition, (d) all additional purchase price amounts in connection with such Acquisition in the form of earnouts, deferred purchase price and other contingent obligations that are required to be recorded as a liability on the balance sheet of Holdings and its Subsidiaries in accordance with GAAP, Regulation S-X under the Securities Act of 1933, as amended, or any other rule or regulation of the United States Securities and Exchange Commission, (e) all amounts paid by Holdings and its Subsidiaries in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Acquisition, and (f) the aggregate fair market value of all other consideration given by Holdings and its Subsidiaries in connection with such Acquisition.

          "QUALIFIED NET CASH EQUITY PROCEEDS": the Net Cash Proceeds of any offering of Capital Stock of Holdings or any of its Subsidiaries so long as
     (a) such offering was made in express contemplation of an Acquisition, (b) such Capital Stock is not mandatorily redeemable and (c) such Acquisition is consummated within 90 days after receipt by Holdings or such Subsidiary of such Net Cash Proceeds.

          "REAL PROPERTIES": all real property, including the improvements thereon, owned by, or leased by, Parent, Holdings or its Subsidiaries.

          "RECOVERY EVENT": any settlement of or payment in excess of $1,000,000 in respect of any Property or casualty insurance claim or any condemnation proceeding relating to any Property of Holdings or any of its Subsidiaries.

          "REFERENCE LENDER": Deutsche Bank, New York Office.

          "REFUNDED SWING LINE LOANS": as defined in Section 3.4.

          "REFUNDING DATE": as defined in Section 3.4.

          "REGISTER": as defined in Section 13.6(d).

          "REGULATION H": Regulation H of the Board as in effect from time to time.

          "REGULATION U": Regulation U of the Board as in effect from time to time.

          "REIMBURSEMENT OBLIGATION": the obligation of the relevant Borrower to reimburse each Issuing Lender pursuant to Section 5.5 for amounts drawn under Letters of Credit issued by such Issuing Lender for the account of such Borrower.

          "REINVESTMENT DEFERRED AMOUNT": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by Holdings or any of its Subsidiaries in connection therewith that, as a result of the delivery of a Reinvestment Notice, are not applied to repay the Tranche B Term Loans, reduce the Multicurrency Commitments pursuant to Section 6.5(b) or repay the Multicurrency Loans pursuant to Section 6.11(d).

          "REINVESTMENT EVENT": any Asset Sale or Recovery Event in respect of which Holdings or the Primary Borrower has delivered a Reinvestment Notice.

          "REINVESTMENT NOTICE": a written notice executed by a Responsible Officer of Holdings or the Primary Borrower stating that no Default or Event of Default has occurred and is continuing and that Holdings or the Primary Borrower (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Recovery Event to acquire, restore or reconstruct assets useful in its business or reimburse amounts spent in anticipation of the receipt of such Net Cash Proceeds.

          "REINVESTMENT PREPAYMENT AMOUNT": with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire, restore, or reconstruct assets useful in business of Holdings and its Subsidiaries.

          "REINVESTMENT PREPAYMENT DATE": with respect to any Reinvestment Event, the earlier of (a) the date occurring one year after such Reinvestment Event and (b) the date on which Holdings or the Primary Borrower shall have determined not to, or shall have otherwise ceased to, acquire, restore or reconstruct assets useful in the business of Holdings and its Subsidiaries with all or any portion of the relevant Reinvestment Deferred Amount.

          "RELATED DOLLAR AMOUNT": at any time, an amount equal to the product of (a) a fraction, the numerator of which is the aggregate Dollar Multicurrency Commitments of all Dollar Multicurrency Lenders and the denominator of which is the aggregate Multicurrency Commitments of all Multicurrency Lenders, MULTIPLIED by (b) the Dollar Equivalent Amount of all Multicurrency Loans made by all Multicurrency Lenders, determined at the Spot Exchange Rate used for determining the amount of the Available Multicurrency Commitments as of the beginning of the Interest Period in respect of which the determination of the Related Dollar Amount is made.

          "RELATED FUND": with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an affiliate of such investment advisor.

          "RELEASE": any release, threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata that violates or creates any liability under any Environmental Law.

          "REORGANIZATION": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

          "REPORTABLE EVENT": any of the events set forth in Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Single Employer Plan, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (PROVIDED that a failure of any Single Employer Plan to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code).

          "REQUIRED LENDERS": at any time, the holders of more than 50% of (a) until the Amendment and Restatement Effective Date, the sum of (i) the aggregate unpaid principal amount of the Tranche B Term Loans then outstanding and (ii) the Commitments and (b) thereafter, the sum of (i) the aggregate unpaid principal amount of the Tranche B Term Loans then outstanding, (ii) the aggregate unpaid principal amount of the Optional Term Loans then outstanding, (iii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding and
     (iv) the Total Multicurrency Commitments then in effect or, if the Multicurrency Commitments have been terminated, the Total Multicurrency Extensions of Credit then outstanding.

          "REQUIRED PREPAYMENT LENDERS": the Majority Facility Lenders in respect of the Tranche B Term Loan Facility and the Multicurrency Facility.

          "REQUIREMENT OF LAW": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

          "RESPONSIBLE OFFICER": as to any Person, the chief executive officer, president or chief financial officer of such Person, but in any event, with respect to financial matters, the chief financial officer of such Person.

          "RESTRICTED PAYMENT": (a) dividends (in cash, Property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any Capital Stock of Holdings or of any warrants, options or other rights to acquire the same (or to make any payments to any Person (except "earn-out" payments or similar payments in connection with an Acquisition or pursuant to any agreement entered into in connection therewith, in each case where such obligation does not constitute Indebtedness) such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market or equity value of Holdings or any of its Subsidiaries), but excluding dividends payable solely in shares of common stock of Holdings and (b) in the case of Holdings or any of its Subsidiaries, payments in respect of Subordinated Parent Advances.

          "REVOLVING CREDIT COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loans in an aggregate principal amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Total Revolving Credit Commitments is $300,000,000.

          "REVOLVING CREDIT COMMITMENT PERIOD": the period from and including the Closing Date to the Revolving Credit Termination Date.

          "REVOLVING CREDIT FACILITY": as defined in the definition of "Facility" in this Section 1.1

          "REVOLVING CREDIT LENDER": each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.

          "REVOLVING CREDIT LOANS": as defined in Section 3.1.

          "REVOLVING CREDIT PERCENTAGE": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's Revolving Extensions of Credit then outstanding constitutes of the amount of the Total Revolving Extensions of Credit then outstanding).

          "REVOLVING CREDIT TERMINATION DATE": June 30, 2008.

          "REVOLVING EXTENSIONS OF CREDIT": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

          "SEC": the Securities and Exchange Commission (or successors thereto or an analogous federal Governmental Authority).

          "SECURITY DOCUMENTS": the collective reference to the Guarantee and Collateral Agreement (and all assumptions thereof), the Mortgages and Mortgage Amendments and all other security documents which shall have been delivered on or prior to the Amendment and Restatement Effective Date, or are hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document, as the same have been, and on and after the Amendment and Restatement Effective Date shall be modified, amended or supplemented in accordance herewith.

          "SHARED SERVICES AGREEMENT": the Shared Services Agreement, dated as of April 1, 1998, among Parent, Holdings and the Primary Borrower, as amended by that certain Amendment to Shared Services Agreement dated as of June 30, 1999 among Parent, Holdings, the Primary

     Borrower and PP Data Services Inc., a Subsidiary of Holdings, and as the same may be further amended in a manner not materially adverse to the interests of the Lenders.

          "SINGLE EMPLOYER PLAN": any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

          "SOLVENT": with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured and (iii) assets shall include insurance coverage and/or indemnification available with respect to any liability.

          "SPANISH WB AGREEMENTS": the joint venture and related arrangements assumed or entered into pursuant to the October 6, 1999 Assignment and Contribution Agreement between Parent and Warner Bros. International Recreation Enterprises ("WB"), a division of Time Warner Entertainment Company L.P. ("TW"), including, without limitation, the Design and Development Management Agreement dated as of June 10, 1999 between WB and Parque Tematico de Madrid, S.A. ("PTM"), the Management Agreement dated as of June 10, 1999 between WB and PTM, the Operating Agreement of MWM Management LLC dated as of November 16, 1999 between WB and MWM Holdings Inc., the Intellectual Property License Agreement dated as of June 10, 1999 among WB, PTM and TW and the letter agreement dated October 7, 1999 from WB, Parent and Time Warner Entertainment Company L.P. to PTM and the other parties thereto, with respect to the development and operation of a movie related theme park, water park and other leisure facilities with PTM in the municipality of San Martin de la Vega on the outskirts of Madrid, Spain and the documents and agreements relating thereto, as said Assignment and Contribution Agreement and related documents and agreements are now or hereafter amended.

          "SPECIFIED HEDGE AGREEMENT": any Hedging Agreement entered into by (a) Holdings or any of its Subsidiaries and (b) any Person as counterparty that, at the time such Hedging Agreement is entered into, is a Lender or an affiliate thereof.

          "SPOT EXCHANGE RATE": with respect to any exchange of euro for Dollars, at any date of determination thereof, the spot rate of exchange in London at the opening of business that appears on the display page applicable to euro on the Reuters System (or such other page as may replace such page on such service for the purpose of displaying the spot rate of exchange in London) for the conversion of euro into Dollars; PROVIDED that if there shall at any time no longer exist such a page on such service, the spot rate of exchange shall be determined by reference to another similar rate publishing service selected by the Administrative Agent and if no such similar rate publishing service is available, by reference to the published rate of the Reference Lender in effect at such date for similar commercial transactions.

          "SUBORDINATED INDEMNITY AGREEMENT": the Subordinated Indemnity Agreement, dated as of April 1, 1998, among Parent, GP Holdings Inc., Time Warner Inc., Time Warner Entertainment Company, L.P., TW-SPV Co., Holdings, the Primary Borrower, SFOG II, Inc. and SFT Holdings, Inc., as the same has been amended on or prior to the Amendment and Restatement Effective Date, and as the same may be further amended from time to time in a manner not materially adverse to the interests of the Lenders.

          "SUBORDINATED PARENT ADVANCES": unsecured advances from Parent to Holdings subordinated on the terms set forth on Exhibit O, subject to any immaterial changes thereto that are reasonably acceptable to the Administrative Agent.

          "SUBSIDIARY": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Holdings, except that such reference shall not include the joint venture established pursuant to the Spanish WB Agreements or any Inactive Subsidiary.

          "SUBSIDIARY GUARANTOR": each Subsidiary of Holdings other than (a) the Primary Borrower, (b) any Excluded Foreign Subsidiary, (c) Flags Beverages, Inc., Fiesta Texas Hospitality LLC, Spring Beverage Holding Corp., Spring Beverages, Inc. and any other Subsidiary whose only material asset is a liquor license and (d) any Inactive Subsidiary.

          "SWING LINE COMMITMENT": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 3.3 in an aggregate principal amount at any one time outstanding not to exceed $10,000,000.

          "SWING LINE LENDER": Lehman Commercial Paper Inc., in its capacity as the lender of Swing Line Loans.

          "SWING LINE LOANS": as defined in Section 3.3.

          "SWING LINE PARTICIPATION AMOUNT": as defined in Section 3.4.

          "SYNDICATION AGENTS": as defined in the preamble hereto.

          "TARGET OPERATING DAY": any day that is not (a) a Saturday or Sunday,
     (b) Christmas Day or New Year's Day or (c) any other day on which the Trans-European Real-time Gross Settlement Operating System (or any successor settlement system) is not operating (as determined by the Administrative Agent).

          "TAX SHARING AGREEMENT": that certain Tax Sharing Agreement, effective as of January 1, 1999 and as amended on or prior to the Amendment and Restatement Effective Date, among Parent, Holdings, and those Subsidiaries which are parties thereto, as the same may be further amended in a manner not materially adverse to the interests of the Lenders.

          "TOTAL MULTICURRENCY COMMITMENTS": at any time, the aggregate amount of the Multicurrency Commitments then in effect.

          "TOTAL MULTICURRENCY EXTENSIONS OF CREDIT": at any time, the aggregate amount of the Multicurrency Extensions of Credit of the Multicurrency Lenders outstanding at such time.

          "TOTAL REVOLVING CREDIT COMMITMENTS": at any time, the aggregate amount of the Revolving Credit Commitments then in effect.

          "TOTAL REVOLVING EXTENSIONS OF CREDIT": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

          "TRANCHE B TERM LOAN": the collective reference to (a) the term loans made on the Closing Date pursuant to Section 2.1 of the Existing Credit Agreement (of which an aggregate principal amount of $595,500,000 is outstanding on the Amendment and Restatement Effective Date) and (b) the term loans made on the Amendment and Restatement Effective Date pursuant to
     Section 2.1 of this Agreement.

          "TRANCHE B TERM LOAN COMMITMENT": as to any Lender, the obligation of such Lender, if any, to make a Tranche B Term Loan to the Primary Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Tranche B Term Loan Commitment" opposite such Lender's name on
     Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Tranche B Term Loan Commitments on the Amendment and Restatement Effective Date is $4,500,000.

          "TRANCHE B TERM LOAN FACILITY": as defined in the definition of "Facility" in this Section 1.1.

          "TRANCHE B TERM LOAN LENDER": each Lender that has a Tranche B Term Loan Commitment or is the holder of a Tranche B Term Loan.

          "TRANCHE B TERM LOAN PERCENTAGE": as to any Lender at any time, the percentage which such Lender's Tranche B Term Loan Commitment then constitutes of the sum of (a) the Tranche B Term Loans then outstanding and
     (b) the aggregate Tranche B Term Loan Commitments (or, at any time after the Amendment and Restatement Effective Date, the percentage which the principal amount of such Lender's Tranche B Term Loan then outstanding constitutes of the aggregate principal amount of all Tranche B Term Loans then outstanding).

          "TRANSACTIONS": the execution, delivery and performance by each Loan Party of the Loan Documents to which it is or is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

          "TRANSFEREE": as defined in Section 13.14.

          "TREATY ON EUROPEAN UNION": the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

          "TYPE": as to any Loan, its nature as a Base Rate Loan or a Eurocurrency Loan.

          "UNUSED EQUITY PROCEEDS AMOUNT": on any date, the difference of (a) the amount of cash equity contributed by Parent to Holdings during the period between the Amendment and Restatement Effective Date and such date, MINUS (b) the amount expended by Holdings and its Subsidiaries during such period in respect of (i) expenditures which would otherwise be Capital Expenditures but for the exclusion set forth in clause (b)(iv) of the definition thereof in this Section 1.1 and (ii) Investments made pursuant to Section 10.4(e)(iii) (other than any such Investments made with existing cash, cash flow generated by operations and/or the proceeds of Loans hereunder to the extent permitted under this Agreement).

          "WHOLLY OWNED SUBSIDIARY": with respect to any Person, any corporation, partnership, limited liability company or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares or equity interests held by foreign nationals, in each case to the extent mandated by applicable law) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person.

          "WHOLLY OWNED SUBSIDIARY GUARANTOR": any Subsidiary Guarantor that is a Wholly Owned Subsidiary of Holdings.

          1.2. OTHER DEFINITIONAL PROVISIONS. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto.

          (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Parent, Holdings and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

          (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

          (d) Except as specifically provided herein, the meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (e) Each reference to the "Credit Agreement" in any Loan Document shall be deemed to be a reference to this Amended and Restated Credit Agreement, as amended, restated and supplemented from time to time after the date hereof.

                    SECTION 2. AMOUNT AND TERMS OF TRANCHE B
                              TERM LOAN COMMITMENTS

          2.1. TRANCHE B TERM LOAN COMMITMENTS. Subject to the terms and conditions hereof, the Tranche B Term Loan Lenders severally agree to make Tranche B Term Loans to the Primary Borrower on the Amendment and Restatement Effective Date in an amount for each Tranche B Term Loan Lender not to exceed the amount of the Tranche B Term Loan Commitment of such Lender. The Tranche B Term Loans may from time to time be Eurocurrency Loans or Base Rate Loans, as determined by the Primary Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 6.6. All Tranche B Term Loans outstanding under the Existing Credit Agreement on the Amendment and

Restatement Effective Date shall remain outstanding to the Primary Borrower in Dollars hereunder on the terms and conditions set forth herein. Tranche B Term Loans made under the Existing Credit Agreement prior to the Amendment and Restatement Effective Date and outstanding on such date shall constitute Tranche B Term Loans hereunder.

          2.2. PROCEDURE FOR TRANCHE B TERM LOAN BORROWING. The Primary Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Amendment and Restatement Effective
Date) requesting that the Tranche B Term Loan Lenders make the Tranche B Term Loans on the Amendment and Restatement Effective Date and specifying the amount to be borrowed. The Tranche B Term Loans shall initially be Base Rate Loans. Upon receipt of such notice the Administrative Agent shall promptly notify each Tranche B Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Amendment and Restatement Effective Date each Tranche B Term Loan Lender shall make available to the Administrative Agent at the relevant Funding Office an amount in immediately available funds equal to the Tranche B Term Loan to be made by such Lender. The Administrative Agent shall make available to the Primary Borrower the aggregate of the amounts made available to the Administrative Agent by the Tranche B Term Loan Lenders, in like funds as received by the Administrative Agent.

          2.3. REPAYMENT OF TRANCHE B TERM LOANS. The Tranche B Term Loan of each Tranche B Term Loan Lender shall mature in 20 consecutive quarterly installments, commencing on September 30, 2004, each of which shall be in an amount equal to such Lender's Tranche B Term Loan Percentage multiplied by the percentage set forth below opposite such installment of the aggregate principal amount of Tranche B Term Loans made on the Amendment and Restatement Effective
Date:

                        Installment                       Percentage
                       ------------------                 ----------
                       September 30, 2004                     .25%
                       December 31, 2004                      .25%
                       March 31, 2005                         .25%
                       June 30, 2005                          .25%
                       September 30, 2005                     .25%
                       December 31, 2005                      .25%
                       March 31, 2006                         .25%
                       June 30, 2006                          .25%
                       September 30, 2006                     .25%
                       December 31, 2006                      .25%
                       March 31, 2007                         .25%
                       June 30, 2007                          .25%
                       September 30, 2007                     .25%
                       December 31, 2007                      .25%
                       March 31, 2008                         .25%
                       June 30, 2008                          .25%
                       September 30, 2008                    24.0%
                       December 31, 2008                     24.0%
                       March 31, 2009                        24.0%
                       June 30, 2009                         24.0%;

PROVIDED that, notwithstanding the foregoing, all outstanding Tranche B Term Loans, together with interest thereon, shall be due and payable (a) on December 31, 2006 in the event that Parent's 9-3/4% Senior Notes due 2007 or Parent's 10% Senior Discount Notes due 2008 are not repaid or refinanced in full prior to December 31, 2006, (b) on August 1, 2008 in the event that Parent's 9-1/2% Senior Notes due 2009 are not repaid or refinanced in full prior to August 1, 2008 or (c) on December 31, 2008 in the event that the Parent Preferred Stock is not redeemed or converted into common stock of Parent prior to December 31, 2008; PROVIDED, FURTHER, that any such refinancing Indebtedness shall not (i) impose on Parent and its Subsidiaries covenants or events of default that, in the good faith judgment of Parent, are in the aggregate materially more restrictive on Parent and its subsidiaries than those applicable under the Parent Indenture dated as of February 11, 2002, (ii) require any scheduled payments of principal thereon prior to the date that is one year after the final maturity of the Tranche B Term Loans, (iii) be Guaranteed by any Loan Party or (iv) be secured by any Property of any Loan Party.

                 SECTION 3. AMOUNT AND TERMS OF REVOLVING CREDIT
                      COMMITMENTS AND SWING LINE COMMITMENT

          3.1. REVOLVING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, the Revolving Credit Lenders severally agree to make revolving credit loans denominated in Dollars ("REVOLVING CREDIT LOANS") to the Primary Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for each Revolving Credit Lender which, when added to such Lender's Revolving Credit Percentage of the aggregate principal amount of the Swing Line Loans then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Primary Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurocurrency Loans or Base Rate Loans, as determined by the Primary Borrower and notified to the Administrative Agent in accordance with Sections 3.2 and 6.6, PROVIDED that no Revolving Credit Loan shall be made as a Eurocurrency Loan after the day that is one month prior to the Revolving Credit Termination Date.

          (b) The Primary Borrower shall repay all outstanding Revolving Credit Loans on or before the Revolving Credit Termination Date.

          (c) Revolving Credit Loans made under (and as defined in) the Existing Credit Agreement prior to the Amendment and Restatement Effective Date and outstanding on such date shall constitute Revolving Credit Loans hereunder.

          3.2. PROCEDURE FOR REVOLVING CREDIT BORROWING. The Primary Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, PROVIDED that the Primary Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount and Type of Revolving Credit Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurocurrency Loans, the length of the initial Interest Period therefor. Any Revolving Credit Loans made on the Amendment and Restatement Effective Date shall initially be Base Rate Loans. Subject to Section 6.6, any Revolving Credit Loan made prior to the Amendment and Restatement Effective Date shall continue as the same Type of Loan after the Amendment and Restatement Effective Date. Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurocurrency Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; PROVIDED, that the Swing Line Lender may request, on behalf of the Primary Borrower, borrowings of Base Rate Loans under the Revolving Credit Commitments in other amounts pursuant to

Section 3.4. Upon receipt of any such notice from the Primary Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Primary Borrower at the relevant Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Primary Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Primary Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

          3.3. SWING LINE COMMITMENT. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees that, during the Revolving Credit Commitment Period, it will make available to the Primary Borrower in the form of swing line loans denominated in Dollars ("SWING LINE LOANS") a portion of the credit otherwise available to the Primary Borrower under the Revolving Credit Commitments; PROVIDED that (i) the aggregate principal amount of Swing Line Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect or such Swing Line Lender's Revolving Credit Commitment then in effect) and (ii) the Primary Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Primary Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.

          (b) The Primary Borrower shall repay all outstanding Swing Line Loans on or before the Revolving Credit Termination Date.

          3.4. PROCEDURE FOR SWING LINE BORROWING; REFUNDING OF SWING LINE LOANS. (a) The Primary Borrower may borrow under the Swing Line Commitment on any Business Day during the Revolving Credit Commitment Period, PROVIDED, such Borrower shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying (i) the amount to be borrowed and (ii) the requested Borrowing Date. Each borrowing under the Swing Line Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in the borrowing notice in respect of any Swing Line Loan, the Swing Line Lender shall make available to the Administrative Agent at the relevant Funding Office an amount in immediately available funds equal to the amount of such Swing Line Loan. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Primary Borrower on such Borrowing Date in like funds as received by the Administrative Agent.

          (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Primary Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day's notice given by the Swing Line Lender no later than 12:00 Noon, New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan to the Primary Borrower, in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "REFUNDED SWING LINE LOANS") outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the relevant Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be made immediately available by the Administrative

Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans.

          (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 3.4(b), one of the events described in Section 11(g), (h) or (i) shall have occurred and be continuing with respect to the Primary Borrower, or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 3.4(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 3.4(b) (the "REFUNDING DATE"), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the "SWING LINE PARTICIPATION AMOUNT") equal to (i) such Revolving Credit Lender's Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.

          (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's PRO RATA portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); PROVIDED, HOWEVER, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

          (e) Each Revolving Credit Lender's obligation to make the Revolving Credit Loans referred to in Section 3.4(b) and to purchase participating interests pursuant to Section 3.4(c) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or any Borrower may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 8; (iii) any adverse change in the condition (financial or otherwise) of Parent, Holdings or any Borrower; (iv) any breach of this Agreement or any other Loan Document by Parent, Holdings or any Borrower, any other Loan Party or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

            SECTION 4. AMOUNT AND TERMS OF MULTICURRENCY COMMITMENTS

          4.1. MULTICURRENCY COMMITMENTS. (a) Subject to the terms and conditions hereof, the Multicurrency Lenders severally agree to make revolving credit loans denominated in Dollars or euro (at the option of the relevant Borrower) ("MULTICURRENCY LOANS") to the Primary Borrower or any Foreign Subsidiary Borrower from time to time during the Multicurrency Commitment Period; PROVIDED, that (i) after giving effect to the Multicurrency Loans made on any Borrowing Date, the Available Multicurrency Commitment shall not be less than zero and (ii) no Multicurrency Loans shall be made to any Foreign Subsidiary Borrower if, after giving effect thereto, the amount of the Multicurrency Extensions of Credit outstanding to such Foreign Subsidiary Borrower would exceed the Multicurrency Sublimit of such Foreign Subsidiary Borrower, if any. During the Multicurrency Commitment Period the Borrowers may use the Multicurrency Commitments by borrowing, prepaying the Multicurrency Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Multicurrency Loans may from time to time be Eurocurrency Loans or (in the case only of Multicurrency Loans denominated in Dollars) Base Rate Loans, as determined by the relevant Borrower and notified to the Administrative Agent in accordance with Sections 4.2 and 6.6; PROVIDED that no Multicurrency Loan shall be made as a Eurocurrency Loan after the day that is one month prior to the Multicurrency Termination Date.

          (b) Multicurrency Loans made under (and as defined in) the Existing Credit Agreement prior to the Amendment and Restatement Effective Date and outstanding on such date shall constitute Multicurrency Loans hereunder.

          (c) The Primary Borrower shall (and shall cause the other relevant Borrowers to) repay all outstanding Multicurrency Loans on or prior to the Multicurrency Termination Date.

          4.2. PROCEDURE FOR MULTICURRENCY BORROWING. Any Borrower may borrow under the Multicurrency Commitments on any Business Day during the Multicurrency Commitment Period, PROVIDED that the relevant Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurocurrency Loans, or (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans), specifying (i) the amount, Type and currency of the Multicurrency Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of Eurocurrency Loans, the length of the initial Interest Period therefor. Any Multicurrency Loans made on the Amendment and Restatement Effective Date in Dollars shall initially be Base Rate Loans and no Multicurrency Loans may be made in euro prior to the date which is three Business Days following the Amendment and Restatement Effective Date. Subject to
Section 6.6, any Multicurrency Loan made prior to the Amendment and Restatement Effective Date shall continue as the same Type of Loan after the Amendment and Restatement Effective Date. Each borrowing of Multicurrency Loans under the Multicurrency Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Multicurrency Commitments are less than $1,000,000, such lesser amount), (y) in the case of Eurocurrency Loans denominated in Dollars, $5,000,000 or a whole multiple of $1,000,000 in excess thereof and (z) in the case of Eurocurrency Loans denominated in euro, (euro)5,000,000 or a whole multiple of (euro)1,000,000 in excess thereof. Upon receipt of any such notice from a Borrower, the Administrative Agent shall promptly notify each Multicurrency Lender thereof. Each Multicurrency Lender will make its Multicurrency Percentage of the amount of each borrowing of Multicurrency Credit Loans available to the Administrative Agent for the account of the relevant Borrower at the relevant Funding Office prior to 12:00 Noon, New York City time (in the case of Multicurrency Loans denominated in Dollars), or prior to 12:00 Noon, Frankfurt time (in the case of Multicurrency Loans denominated in euro), on the Borrowing Date requested by the relevant Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the relevant Borrower by the Administrative Agent in like funds as received by the Administrative Agent.

          4.3. AUTOMATIC REDUCTION OF MULTICURRENCY COMMITMENT. The Total Multicurrency Commitments shall be automatically reduced in 15 consecutive quarterly installments, commencing on December 31, 2004, each of which shall be in an amount equal to the percentage set forth below opposite such installment of the initial amount of the Total Multicurrency Commitments:

                         INSTALLMENT                         PERCENTAGE
                       ------------------                    ----------
                       December 31, 2004                       2.50%
                       March 31, 2005                          2.50%
                       June 30, 2005                           2.50%
                       September 30, 2005                      2.50%
                       December 31, 2005                       2.50%
                       March 31, 2006                          5.00%

                       June 30, 2006                           5.00%
                       September 30, 2006                      5.00%
                       December 31, 2006                       5.00%
                       March 31, 2007                          7.50%
                       June 30, 2007                           7.50%
                       September 30, 2007                      7.50%
                       December 31, 2007                       7.50%
                       March 31, 2008                         18.75%
                       Multicurrency Termination Date         18.75%

Any such reduction of the Multicurrency Commitments shall be accompanied by prepayment of the Multicurrency Loans to the extent, if any, that the Total Multicurrency Extensions of Credit exceed the amount of the Total Multicurrency Credit Commitments as so reduced, PROVIDED that if the aggregate principal amount of Multicurrency Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the relevant Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment of Multicurrency Loans pursuant to this Section shall be made, first, to Base Rate Loans and, second, to Eurocurrency Loans. Each prepayment of the Multicurrency Loans under this Section (except in the case of Multicurrency Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          4.4. CERTAIN PREPAYMENTS. If, on the date on which the interest rate is to be determined for any Interest Period in respect of a Eurocurrency Loan under the Multicurrency Facility, the amount of the Total Multicurrency Extensions of Credit exceeds the Total Multicurrency Commitments, the Primary Borrower shall, or shall cause the relevant Borrower to, on the first day of such Interest Period, prepay outstanding Multicurrency Loans in an amount so that after giving effect to any such prepayments, the amount of the Total Multicurrency Extensions of Credit does not exceed the Total Multicurrency Commitments.

          4.5. CERTAIN ADDITIONAL PROVISIONS RELATING TO MULTICURRENCY LOANS.
(a) Each Multicurrency Lender has been or will be designated as either a "General Multicurrency Lender" or a "Dollar Multicurrency Lender" in Schedule 1 of the Lender Addendum delivered by such Multicurrency Lender on the Amendment and Restatement Effective Date or, as the case may be, in Schedule 1 to the Assignment and Acceptance pursuant to which such Multicurrency Lender acquires its Multicurrency Commitment; and the Multicurrency Commitment of each such Multicurrency Lender shall be deemed to be a "General Multicurrency Commitment" or a "Dollar Multicurrency Commitment", respectively. Multicurrency Loans denominated in euro will be made only by General Multicurrency Lenders. Notwithstanding any provision of this Agreement to the contrary, all Multicurrency Loans made by Dollar Multicurrency Lenders shall be denominated in Dollars.

          (b) Each borrowing by any Borrower of Multicurrency Loans shall be comprised of simultaneous borrowings from each of the General Multicurrency Lenders and the Dollar Multicurrency Lenders, with such borrowings to be ratable according to the respective General Multicurrency Commitments of all of the General Multicurrency Lenders and the Dollar Multicurrency Commitments of all of the Dollar Multicurrency Lenders. In determining the ratable amounts of Loans to be made by the General Multicurrency Lenders and Dollar Multicurrency Lenders, respectively, pursuant to the preceding sentence when such determination must be made with respect to Multicurrency Loans denominated in euro, the principal amount of such euro-denominated Multicurrency Loans shall be deemed to be the

Dollar Equivalent Amount of such euro-denominated Multicurrency Loans (using the Spot Exchange Rate applicable as of the Business Day on which the relevant borrowing notice is furnished to the Administrative Agent pursuant to Section 4.2). In the case of a borrowing from the General Multicurrency Lenders of Multicurrency Loans denominated in Dollars, the Multicurrency Loans made simultaneously by the Dollar Multicurrency Lenders shall be Multicurrency Loans of the same Type and, in the event such Multicurrency Loans are Eurocurrency Loans, all such Multicurrency Loans shall have the same initial Interest Periods. In the case of a borrowing from the General Multicurrency Lenders of Multicurrency Loans denominated in euro, the Multicurrency Loans made simultaneously by the Dollar Multicurrency Lenders shall be Multicurrency Loans denominated in Dollars having the same initial Interest Period as the related euro-denominated Multicurrency Loans made by the General Multicurrency Lenders.

          (c) Each payment (including optional and mandatory prepayments) by any Borrower of principal of, or interest on, any Multicurrency Loans shall be made simultaneously in respect of Multicurrency Loans made to such Borrower by the General Multicurrency Lenders and the related Multicurrency Loans made to such Borrower by the Dollar Multicurrency Lenders, ratably according to the respective principal amounts of Multicurrency Loans held by the General Multicurrency Lenders and the Dollar Multicurrency Lenders (and, if such prepayment is in respect of Dollar-denominated Multicurrency Loans made by the General Multicurrency Lenders, such prepayment in respect of Multicurrency Loans made by the Dollar Multicurrency Lenders shall be made in respect of Multicurrency Loans of the same Type and, in the case of Eurocurrency Loans, having the same Interest Periods). In determining the ratable amounts owing to the General Multicurrency Lenders and Dollar Multicurrency Lenders, respectively, pursuant to the preceding sentence when such determination must be made with respect to Multicurrency Loans denominated in euro, the principal amount of such euro-denominated Multicurrency Loans shall be deemed to be the Dollar Equivalent Amount of such euro-denominated Multicurrency Loans (using the Spot Exchange Rate applicable on the date on which the interest rate was most recently determined with respect thereto).

          (d) If, on the last day of any Interest Period applicable to Multicurrency Loans denominated in euro, the aggregate outstanding principal amount of the related Multicurrency Loans made by the Dollar Multicurrency Lenders does not equal the Related Dollar Amount, the relevant Borrower shall prepay Multicurrency Loans denominated in euro or Dollars, as the case may be, to the extent necessary such that, after giving effect to such prepayment, the aggregate outstanding principal amount of such Dollar-denominated Multicurrency Loans is equal to such Related Dollar Amount.

                          SECTION 5. LETTERS OF CREDIT

          5.1. L/C COMMITMENT. (a) Prior to the Amendment and Restatement Effective Date, the Existing Issuing Lender has issued the Existing Letters of Credit under the Existing Credit Agreement which, from and after the Amendment and Restatement Effective Date, shall constitute Letters of Credit hereunder. Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Multicurrency Lenders set forth in Section 5.4(a), agrees to issue letters of credit (the letters of credit issued on and after the Amendment and Restatement Effective Date pursuant to this Section 5, together with the Existing Letters of Credit, collectively, the "LETTERS OF CREDIT") for the account of any Borrower on any Business Day during the Multicurrency Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided, that no Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate amount of the Available Multicurrency Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Multicurrency Termination Date, PROVIDED that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).

          (b) No Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause such Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

          5.2. PROCEDURE FOR ISSUANCE OF LETTER OF CREDIT. Any Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to such Issuing Lender at its address for notices specified herein an Application therefor, completed to the reasonable satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may request. Upon receipt of any Application, an Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Lender and the relevant Borrower (but in no event shall any Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). Promptly after issuance by an Issuing Lender of a Letter of Credit, such Issuing Lender shall furnish a copy of such Letter of Credit to the relevant Borrower. Each Issuing Lender shall promptly furnish to the Administrative Agent, notice of the issuance of each Letter of Credit issued by it (including the amount thereof).

          5.3. FEES AND OTHER CHARGES. (a) Each Borrower will pay a fee on the aggregate daily average drawable amount of all outstanding Letters of Credit issued for such Borrower's account at a per annum rate equal to the Applicable Margin then in effect with respect to Eurocurrency Loans under the Multicurrency Facility, shared ratably among the Multicurrency Lenders in accordance with their respective Multicurrency Percentages and payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of any such Letter of Credit. In addition, each Borrower shall pay to the relevant Issuing Lender for its own account a fronting fee on the aggregate daily average drawable amount of all outstanding Letters of Credit issued for such Borrower's account by such Issuing Lender of, in the case of The Bank of New York, 1/4 of 1% per annum, and in the case of any other Issuing Lender, an amount to be agreed upon by the relevant Borrower and the relevant Issuing Lender, payable quarterly in arrears on each L/C Fee Payment Date after the issuance date of any such Letter of Credit.

          (b) In addition to the foregoing fees, each Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit issued for such Borrower's account.

          5.4. L/C PARTICIPATIONS. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Multicurrency Percentage in each Issuing Lender's obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the relevant Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to such

Issuing Lender upon demand at such Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Multicurrency Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.

          (b) If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 5.4(a) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is not paid to such Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to such Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to such Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is
360. If any such amount required to be paid by any L/C Participant pursuant to
Section 5.4(a) is not made available to such Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to Base Rate Loans under the Multicurrency Facility. A certificate of such Issuing Lender submitted to any L/C Participant with respect to any such amounts owing under this Section shall be conclusive in the absence of manifest error.

          (c) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its PRO RATA share of such payment in accordance with Section 5.4(a), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from a Borrower or otherwise, including proceeds of collateral applied thereto by such Issuing Lender), or any payment of interest on account thereof, such Issuing Lender will distribute to such L/C Participant its PRO RATA share thereof; PROVIDED, HOWEVER, that in the event that any such payment received by such Issuing Lender shall be required to be returned by such Issuing Lender, such L/C Participant shall return to such Issuing Lender the portion thereof previously distributed by such Issuing Lender to it.

          5.5. REIMBURSEMENT OBLIGATION OF THE BORROWERS. Each Borrower agrees to reimburse each Issuing Lender on each date on which such Issuing Lender notifies such Borrower of the date and amount of a draft presented under any Letter of Credit issued for such Borrower's account and paid by such Issuing Lender for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the "PAYMENT AMOUNT"). Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in (i) until the second Business Day following the date of the applicable drawing, Section 6.8(b) and (ii) thereafter, Section 6.8(c). Each drawing under any Letter of Credit shall (unless an event of the type described in Section 11(g), (h) or (i) shall have occurred and be continuing with respect to the Borrower for whose account such Letter of Credit was issued, in which case the procedures specified in
Section 5.4 for funding by L/C Participants shall apply) constitute a request by such Borrower to the Administrative Agent for a borrowing pursuant to Section
4.2 of Base Rate Loans in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Multicurrency Loans could be made, pursuant to Section 4.2, if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.

          5.6. OBLIGATIONS ABSOLUTE. Each Borrower's obligations under this
Section 5 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that any Borrower may have or have had against any Issuing Lender, any beneficiary of a Letter of Credit or any other Person. Each Borrower also agrees with each Issuing Lender that such Issuing Lender shall not be responsible for, and such Borrower's Reimbursement Obligations under Section 5.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. Each Borrower agrees that any action taken or omitted by an Issuing Lender under or in connection with any Letter of Credit issued by it for such Borrower's account, or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Commercial Code of the State of New York, shall be binding on such Borrower and shall not result in any liability of such Issuing Lender to such Borrower.

          5.7. LETTER OF CREDIT PAYMENTS. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Lender shall promptly notify the relevant Borrower of the date and amount thereof. The responsibility of the relevant Issuing Lender to the relevant Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit issued by such Issuing Lender, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

          5.8. APPLICATIONS. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Section 5, the provisions of this Section 5 shall apply.

                   SECTION 6. CERTAIN PROVISIONS APPLICABLE TO
                       THE LOANS AND THE LETTERS OF CREDIT

          6.1. REPAYMENT OF LOANS; EVIDENCE OF DEBT. (a) Each Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Lender (i) the then unpaid principal amount of each Revolving Credit Loan made by such Lender to such Borrower, on the Revolving Credit Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section 11), (ii) the then unpaid principal amount of each Multicurrency Loan made by such Lender to such Borrower, on the dates required by Section 4.3 and Section 6.5 and on the Multicurrency Termination Date (or on such earlier date on which the Loans become due and payable pursuant to Section
11) and (iii) the principal amount of the Tranche B Term Loan made by such Lender to such Borrower, in installments according to the amortization schedule set forth in Section 2.3 (or on such earlier date on which the Loans become due and payable pursuant to Section 11). Each Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans made to it from time to time outstanding from the date of such Loans until payment in full thereof at the rates per annum, and on the dates, set forth in Section 6.8.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each Borrower to such Lender resulting from each Loan of such Lender to such Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

          (c) The Administrative Agent, on behalf of each Borrower, shall maintain the Register pursuant to Section 13.6(d), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made or continued hereunder and any Note evidencing such Loan, the Type of such Loan and each Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from each Borrower and each Lender's share thereof.

          (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 6.1(b) shall, to the extent permitted by applicable law, be PRIMA FACIE evidence of the existence and amounts of the obligations of each Borrower therein recorded; PROVIDED, HOWEVER, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of any Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

          (e) Each Borrower agrees that, upon the request to the Administrative Agent by any Lender, such Borrower will execute and deliver to such Lender a promissory note of such Borrower evidencing any Tranche B Term Loans or Revolving Credit Loans, as the case may be, of such Lender, substantially in the forms of Exhibit G-1 or G-2, respectively, with appropriate insertions as to date and principal amount.

          6.2. COMMITMENT FEES, ETC. (a) The Primary Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.

          (b) The Primary Borrower agrees to pay to the Administrative Agent for the account of each Multicurrency Lender a commitment fee for the period from and including the Closing Date to the last day of the Multicurrency Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Multicurrency Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Multicurrency Termination Date, commencing on the first of such dates to occur after the date hereof.

          (c) The Primary Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates from time to time agreed to in writing by the Primary Borrower and the Administrative Agent.

          6.3. TERMINATION OR REDUCTION OF REVOLVING CREDIT COMMITMENTS; MULTICURRENCY COMMITMENTS. (a) The Primary Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the aggregate amount of the Revolving Credit Commitments; PROVIDED that such termination or reduction of Revolving Credit Commitments shall be permitted only to the extent that, after giving effect thereto and to any prepayments of the Revolving Credit Loans or Swing Line Loans made on the effective date thereof, the Total Revolving Extensions of Credit do not exceed the Total Revolving Credit Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Revolving Credit Commitments then in effect.

          (b) The Primary Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Multicurrency Commitments or, from time to time, to reduce the aggregate amount of the Multicurrency Commitments; PROVIDED that such termination or reduction of Multicurrency Commitments shall be permitted only to the extent that, after giving effect thereto and to any prepayments of the Multicurrency Loans made on the effective date thereof, the Total Multicurrency Extensions of Credit do not exceed the Total Multicurrency Commitments. Any such reduction shall be in an amount equal to $1,000,000, or a whole multiple thereof, and shall reduce permanently the Multicurrency Commitments then in effect.

          6.4. OPTIONAL PREPAYMENTS. Any Borrower may at any time and from time to time prepay the Loans made to it, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent at least three Business Days prior thereto in the case of Eurocurrency Loans and at least one Business Day prior thereto in the case of Base Rate Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans or Base Rate Loans; PROVIDED, that (a) if a Eurocurrency Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the relevant Borrower shall also pay any amounts owing pursuant to
Section 6.14 and (b) no prior notice is required for the prepayment of Swing Line Loans. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Credit Loans that are Base Rate Loans, Multicurrency Loans that are Base Rate Loans and Swing Line Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Loans (other than Swing Line Loans) shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof (in the case of Loans denominated in Dollars) or (euro)1,000,000 or a whole multiple thereof (in the case of Loans denominated in euro). Partial prepayments of Swing Line Loans shall be in an aggregate principal amount of $100,000 or a whole multiple thereof.

          6.5. MANDATORY PREPAYMENTS AND COMMITMENT REDUCTIONS. (a) Unless the Required Prepayment Lenders shall otherwise agree, if any Indebtedness shall be incurred by Holdings or any of its Subsidiaries (excluding any Indebtedness permitted by Section 10.2), then, on the date of such incurrence the Tranche B Term Loans shall be prepaid, and/or the Multicurrency Commitments shall be reduced, by an amount equal to the amount of the Net Cash Proceeds of such incurrence, as set forth in Section 6.5(d).

          (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date Holdings or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or Recovery Event, then, unless a Reinvestment Notice shall be delivered in respect thereof, the Tranche B Term Loans shall be prepaid, and/or the Multicurrency Commitments shall be reduced, on or before the date which is thirty days following the date of receipt of such Net Cash Proceeds, by an amount equal to the amount of such Net Cash Proceeds, as set forth in Section 6.5(d); PROVIDED, that, notwithstanding the foregoing, (i) the aggregate amount of Net Cash Proceeds of Asset Sales that may be excluded from the foregoing requirement pursuant to a Reinvestment Notice shall not exceed $10,000,000 in any fiscal year of Holdings and (ii) on each Reinvestment Prepayment Date the Tranche B Term Loans shall be prepaid, and/or the Multicurrency Commitments shall be reduced, by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 6.5(d).

          (c) Subject to the last sentence of this paragraph, unless the Required Prepayment Lenders shall otherwise agree, if, for any fiscal year of Holdings commencing with the fiscal year ending December 31, 2003, there shall be Excess Cash Flow, then, on the relevant Excess Cash Flow Application Date, the Tranche B Term Loans shall be prepaid, and/or the Multicurrency Commitments shall be reduced, by an amount equal to 50% of such Excess Cash Flow, as set forth in Section 6.5(d). Each such prepayment and commitment reduction shall be made on a date (an "EXCESS CASH FLOW APPLICATION

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

DATE") no later than ten days after the earlier of (i) the date on which the financial statements of Holdings referred to in Section 9.1, for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered. No prepayment shall be required pursuant to this paragraph (c) in respect of any fiscal year if the Consolidated Leverage Ratio at the end of such fiscal year was less than or equal to 2.5 to 1.0.

          (d) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section shall be applied, FIRST, to the prepayment of the Tranche B Term Loans and, SECOND, after the Tranche B Term Loans have been prepaid in full, to reduce permanently the Multicurrency Commitments; PROVIDED, that the Multicurrency Commitments shall not be so reduced to an amount less than the amount of the L/C Commitment. Any such reduction of the Multicurrency Commitments shall be accompanied by prepayment of the Multicurrency Loans to the extent, if any, that the Total Multicurrency Extensions of Credit exceed the amount of the Total Multicurrency Credit Commitments as so reduced, PROVIDED that if the aggregate principal amount of Multicurrency Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the relevant Borrower shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders on terms and conditions satisfactory to the Administrative Agent. The application of any prepayment of Loans under any Facility pursuant to this Section shall be made, first, to Base Rate Loans under such Facility and, second, to Eurocurrency Loans under such Facility. Each prepayment of the Loans under this Section (except in the case of Multicurrency Loans that are Base Rate Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

          6.6. CONVERSION AND CONTINUATION OPTIONS. (a) Any Borrower may elect from time to time to convert Eurocurrency Loans of such Borrower under any Facility denominated in Dollars to Base Rate Loans under such Facility by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, PROVIDED that any such conversion of Eurocurrency Loans may be made only on the last day of an Interest Period with respect thereto. Any Borrower may elect from time to time to convert Base Rate Loans under any Facility to Eurocurrency Loans in Dollars under such Facility by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial Interest Period therefor), PROVIDED that no Base Rate Loan under a particular Facility may be converted into a Eurocurrency Loan (i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such conversions or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          (b) Any Borrower may elect to continue any Eurocurrency Loan under any Facility as Eurocurrency Loans in the same currency under such Facility upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, PROVIDED that no Eurocurrency Loan under a particular Facility may be continued as such
(i) when any Event of Default has occurred and is continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations or (ii) after the date that is one month prior to the final scheduled termination or maturity date of such Facility, and PROVIDED, FURTHER, that if the relevant Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans (A) in the case of Loans in Dollars, shall be converted automatically to Base Rate Loans on the last day of such then

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

expiring Interest Period and (B) in the case of Loans in euro, shall be continued for Interest Periods of one month or such shorter duration as the Administrative Agent shall select. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

          6.7. MINIMUM AMOUNTS AND MAXIMUM NUMBER OF EUROCURRENCY TRANCHES. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and optional prepayments of Eurocurrency Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the Eurocurrency Loans comprising each Eurocurrency Tranche shall be equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof, in the case of Eurocurrency Loans denominated in Dollars, or
(euro)5,000,000 or a whole multiple of (euro)1,000,000 in excess thereof, in the case of Eurocurrency Loans denominated in euro, and (b) no more than ten Eurocurrency Tranches shall be outstanding at any one time.

          6.8. INTEREST RATES AND PAYMENT DATES. (a) Each Eurocurrency Loan under each Facility shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day PLUS the Applicable Margin for such Facility.

          (b) Each Base Rate Loan under each Facility shall bear interest at a rate per annum equal to the Base Rate PLUS the Applicable Margin for such Facility.

          (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section PLUS 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Multicurrency Facility PLUS 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility PLUS 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility PLUS 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

          (d) Interest shall be payable in arrears on each Interest Payment Date, PROVIDED that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.

          6.9. COMPUTATION OF INTEREST AND FEES. (a) Interest, fees and commissions payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to Base Rate Loans on which interest is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the relevant Borrower and the relevant Lenders of each determination of a Eurocurrency Rate. Any change in the interest rate on a Loan resulting from a change in the Base Rate or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the relevant Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on each Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the relevant Borrower, deliver to such Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to
Section 6.8(a).

          6.10. INABILITY TO DETERMINE INTEREST RATE. If prior to the first day of any Interest Period:

          (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the relevant Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for the relevant currency for such Interest Period, or

          (b) the Administrative Agent shall have received notice from the Majority Facility Lenders in respect of the relevant Facility that the Eurocurrency Rate for the relevant currency determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the relevant Borrower and the relevant Lenders as soon as practicable thereafter. If such notice is given (x)(i) any Eurocurrency Loans denominated in Dollars under the relevant Facility requested to be made on the first day of such Interest Period shall be made as Base Rate Loans, and (ii) any Eurocurrency Loans denominated in euro under the relevant Facility requested to be made on the first day of such Interest Period shall be made at the rate determined by the Administrative Agent as its cost of funding such Loans PLUS the Applicable Margin for Eurocurrency Loans under such Facility, (y) any Loans under the relevant Facility that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be continued as Base Rate Loans and
(z)(i) any outstanding Eurocurrency Loans denominated in Dollars under the relevant Facility shall be converted, on the last day of the then current Interest Period with respect thereto, to Base Rate Loans and (ii) any Eurocurrency Loans denominated in euro shall be repaid on the last day of the current Interest Period and may be reborrowed in Dollars in accordance with the provisions of Section 4.2. Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans under the relevant Facility shall be made or continued as such, nor shall any Borrower have the right to convert Loans under the relevant Facility to Eurocurrency Loans.

          6.11. PRO RATA TREATMENT AND PAYMENTS. (a) Each borrowing by any Borrower from the Lenders hereunder, each payment by any Borrower on account of any commitment fee or Letter of Credit fee, and any reduction of the Commitments of the Lenders, shall be made PRO RATA according to the respective Tranche B Term Loan Percentages, Multicurrency Percentages or Revolving Credit Percentages, as the case may be, of the relevant Lenders. Each reduction of the Total Multicurrency Commitments shall be applied to the amounts of the scheduled reductions of the Total Multicurrency Commitments pursuant to Section 4.3 PRO RATA according to the outstanding amounts thereof.

          (b) Except as provided in Section 6.11(d), each payment (including each prepayment) of the Tranche B Term Loans shall be allocated among the Tranche B Term Loan Lenders holding such Tranche B Term Loans PRO RATA based on the principal amount of Tranche B Term Loans held by such Tranche B Term Loan Lenders, and shall be applied to the installments of such Tranche B Term Loans PRO RATA based on the remaining outstanding principal amount of such installments. Amounts prepaid on account of the Tranche B Term Loans may not be reborrowed.

          (c) Each payment (including each prepayment) by any Borrower on account of principal of and interest on the Revolving Credit Loans or the Multicurrency Loans shall be made PRO RATA according to the respective outstanding principal amounts of the Revolving Credit Loans or

Multicurrency Loans, as the case may be, then held by the Lenders. Each payment in respect of Reimbursement Obligations in respect of any Letter of Credit shall be made to the Issuing Lender that issued such Letters of Credit. In relation to the payment of any amount of euro, such amount shall be made available to the Administrative Agent in immediately available, freely transferable, cleared funds to such account with such bank in Frankfurt am Main, Germany as the Administrative Agent shall from time to time nominate for this purpose.

          (d) Notwithstanding anything to the contrary in Sections 6.5 or 6.11, so long as any Multicurrency Commitment is in effect, each Tranche B Term Loan Lender may, at its option, decline all or any portion of any mandatory payment applicable to the Tranche B Term Loan of such Lender; accordingly, with respect to the amount of any mandatory prepayment described in Section 6.5 that is allocated to Tranche B Term Loans (such amount, the "TRANCHE B PREPAYMENT AMOUNT"), at any time when any Multicurrency Commitments are in effect, Holdings will, in lieu of applying such amount to the prepayment of Tranche B Term Loans, as provided in paragraph Section 6.5(d), on the date specified in Section 6.5 for such prepayment, give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent prepare and provide to each Tranche B Term Loan Lender a notice (each, a "PREPAYMENT OPTION NOTICE") as described below. As promptly as practicable after receiving such notice from Holdings, the Administrative Agent will send to each Tranche B Term Loan Lender a Prepayment Option Notice, which shall be in the form of Exhibit H, and shall include an offer by Holdings to cause the Primary Borrower to prepay on the date (each a "PREPAYMENT DATE") that is 2 Business Days after the date of the Prepayment Option Notice, the Tranche B Term Loan of such Lender by an amount equal to the portion of the Prepayment Amount indicated in such Lender's Prepayment Option Notice as being applicable to such Lender's Tranche B Term Loan. On the Prepayment Date, (i) the Primary Borrower shall pay to the Administrative Agent the aggregate amount necessary to prepay that portion of the outstanding Tranche B Term Loans in respect of which Tranche B Term Loan Lenders have accepted prepayment as described above (such Lenders, the "ACCEPTING LENDERS"), and such amount shall be applied to reduce the Tranche B Prepayment Amounts, as applicable, with respect to each Accepting Lender, (ii) the Primary Borrower shall pay to the Administrative Agent an amount equal to 50% of the portion of the Tranche B Prepayment Amount not accepted by the Tranche B Term Loan Lenders (or, if the aggregate outstanding principal amount of Multicurrency Loans is less than such portion, such lesser amount), and the outstanding Multicurrency Loans shall be automatically prepaid by such amount (but without any corresponding permanent reduction in the Multicurrency Commitments), and (iii) the Primary Borrower shall be entitled to retain the remaining portion of the Tranche B Prepayment Amount not accepted by the Tranche B Term Loan Lenders.

          (e) All payments (including prepayments) to be made by any Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, local time in the city of the relevant Payment Office, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the relevant Payment Office, in Dollars (or in euro, in the case of payments of principal or interest in respect of Loans denominated in euro) and in immediately available funds. Any payment made by the Borrower after 12:00 Noon, local time in the city of the relevant Payment Office, on any Business Day shall be deemed to have been made on the next following Business Day. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (f) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate (in the case of amounts in Dollars) or at the rate determined by the Administrative Agent as its cost of funding such amounts (in the case of amounts in euro), in each case for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount (but only to the extent theretofore made available by it to the relevant Borrower) with interest thereon at the rate per annum applicable to Base Rate Loans under the relevant Facility (in the case of Loans denominated in Dollars) or the rate determined by the Administrative Agent as its cost of funding such amounts, PLUS the Applicable Margin for Eurocurrency Loans under such Facility (in the case of Loans denominated in euro) on demand, from the relevant Borrower.

          (g) Unless the Administrative Agent shall have been notified in writing by the relevant Borrower prior to the date of any payment due to be made by such Borrower hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that such Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective PRO RATA shares of a corresponding amount. If such payment is not made to the Administrative Agent by such Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average Federal Funds Effective Rate (in the case of Loans denominated in Dollars) or the rate determined by the Administrative Agent as its cost of funding such amounts, PLUS the Applicable Margin for Eurocurrency Loans under such Facility (in the case of Loans denominated in euro). Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against any Borrower.

          (h) In the event that (i) a Borrower gives notice to the Administrative Agent that (A) such Borrower intends to make a borrowing under
Section 4.2 of Multicurrency Loans denominated in euro, (B) such Borrower intends, on the requested Borrowing Date for such Eurocurrency Loans, to prepay under Section 6.4 Multicurrency Loans denominated in Dollars and (C) after giving effect to such borrowing and prepayment, the Available Multicurrency Commitment shall not be less than zero, and (ii) if (after giving effect to such requested Multicurrency Loans, but before giving effect to such prepayment) the Available Multicurrency Commitment shall be less than zero, the Administrative Agent may, in reliance on the foregoing notice, make available to such Borrower the amount of such requested Multicurrency Loans; PROVIDED, HOWEVER, that, in the event that such Borrower fails to make such prepayment on the requested Borrowing Date, such Borrower shall, without notice or demand, immediately prepay the Multicurrency Loans made to it in an aggregate principal amount equal to the amount by which the aggregate Multicurrency Extensions of Credit exceeds the aggregate Multicurrency Commitments then in effect, together with interest accrued to the date of such prepayment and any amounts payable under Section 6.14.

          (i) A payment shall be deemed to have been made by the Administrative Agent on the date on which it is required to be made under this Agreement if the Administrative Agent has, on or before that date, taken all relevant steps to make that payment. With respect to the payment of any amount denominated in euro, the Administrative Agent shall not be liable to any Borrower or any of the Lenders in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds in the euro unit to the account with the bank in the principal financial center in the Participating Member State which the relevant Borrower or, as the case may be, any Lender shall have specified for such purpose. In this paragraph (i), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of euro.

          6.12. REQUIREMENTS OF LAW. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any Application or any Eurocurrency Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 6.13 and changes in the rate of tax on the overall net income of such Lender);

                (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurocurrency Rate hereunder; or

                (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Primary Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall promptly notify the Primary Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled.

          (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Primary Borrower (with a copy to the Administrative

Agent) of a written request therefor, the Primary Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction.

          (c) A certificate as to any additional amounts payable pursuant to this Section submitted by any Lender to the Primary Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Primary Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          6.13. TAXES. (a) All payments made by any Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent's or such Lender's having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("NON-EXCLUDED TAXES") or any Other Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes or Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; PROVIDED, however, that no Borrower shall be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender's failure to comply with the requirements of paragraph (d) or (e) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the relevant Borrower with respect to such Non-Excluded Taxes pursuant to Section 6.13(a).

          (b) In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by any Borrower, as promptly as possible thereafter such Borrower shall send to the Administrative Agent for the account of the relevant Agent or Lender, as the case may be, a certified copy of an original official receipt received by such Borrower showing payment thereof. If the relevant Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, such Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this Section 6.13 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (d) Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America (or any jurisdiction thereof), or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "NON-U.S. LENDER") shall deliver to the Primary Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, as applicable, or, in the case of a Non-U.S. Lender claiming exemption from

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

U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest" a statement substantially in the form of Exhibit I and a Form W-8BEN, or any subsequent versions thereof or successors thereto properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by any Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Primary Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Primary Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

          (e) A Lender that is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by such Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, PROVIDED that such Borrower furnishes such documentation to such Lender, such Lender is legally entitled to complete, execute and deliver such documentation and in such Lender's reasonable judgment such completion, execution or submission would not materially prejudice the legal position of such Lender.

          6.14. INDEMNITY. Each Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by such Borrower in making a borrowing of, conversion into or continuation of Eurocurrency Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by such Borrower in making any prepayment after such Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making by such Borrower of a prepayment or conversion of Eurocurrency Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market. A certificate as to any amounts payable pursuant to this Section submitted to the Primary Borrower, on behalf of the relevant Borrower, by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          6.15. ILLEGALITY. Notwithstanding any other provision herein, if the adoption of or any change after the date hereof in any Requirement of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurocurrency Loans, continue Eurocurrency Loans as such and convert Base Rate Loans to Eurocurrency Loans shall forthwith be canceled and (b) such Lender's Loans then outstanding as Eurocurrency Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law (such conversion to be effected at the Spot Exchange Rate in effect on such conversion date, in the case of conversion of Loans in euro to Base Rate Loans). If any such conversion of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower in respect of such Eurocurrency Loans shall pay to such Lender such amounts, if any, as may be required pursuant to Section 6.14.

          6.16. CHANGE OF LENDING OFFICE. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 6.12, 6.13(a) or
6.15 with respect to such Lender, it will, if requested by the Primary Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; PROVIDED, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and PROVIDED, FURTHER, that nothing in this Section shall affect or postpone any of the obligations of any Borrower or the rights of any Lender pursuant to Section 6.12, 6.13(a) or 6.15.

          6.17. REPLACEMENT OF LENDERS UNDER CERTAIN CIRCUMSTANCES. The Primary Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 6.12 or 6.13, or gives a notice of illegality pursuant to Section 6.15, or (b) defaults in its obligation to make Loans hereunder, with a replacement financial institution; PROVIDED that
(i) such replacement does not conflict with any Requirement of Law, (ii) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (iii) prior to any such replacement, such Lender shall not have taken all actions under Section 6.16 so as to eliminate the continued need for payment of amounts owing pursuant to Section 6.12 or 6.13 or to eliminate any illegality described in a notice of illegality under Section 6.15, (iv) if applicable, the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (v) if applicable, the Primary Borrower shall be liable to such replaced Lender under Section 6.14 (as though Section 6.14 were applicable) if any Eurocurrency Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) if applicable, the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vii) if applicable, the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6 (PROVIDED that the Primary Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) the Primary Borrower shall pay all additional amounts (if any) required pursuant to Section 6.12 or 6.13, as the case may be, in respect of any period prior to the date on which such replacement shall be consummated, and (ix) any such replacement shall not be deemed to be a waiver of any rights that any Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

          6.18. OPTIONAL INCREASE OF FACILITIES. (a) In accordance with the provisions of this Section 6.18, the Primary Borrower may, at its option, at any three times during the term of this Agreement, request in writing (each, an "OPTIONAL INCREASE REQUEST") that the Facilities be increased by up to $300,000,000 in the aggregate for all Optional Increase Requests, of which not more than $150,000,000 may be used to refinance or repay public Indebtedness of Parent, PROVIDED that (i) no Default or Event of Default shall exist at the time of or after giving effect to such increase and the use of proceeds thereof, (ii) the Loan Parties shall be in PRO FORMA compliance with the financial covenants contained in this Agreement after giving effect to such increase (as if such increase had become effective on the first day of the applicable period of four consecutive fiscal quarters) and the use of proceeds thereof, (iii) the Administrative Agent shall have received evidence satisfactory to it that the incurrence of such additional Indebtedness will not violate the terms of the Indentures (other than any such Indenture the Indebtedness under which will be simultaneously refinanced in full with the proceeds of such

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

increase) and (iv) any such amount used to refinance or repay public Indebtedness of Parent shall be comprised of Optional Term Loans.

          (b) Any optional increase under this Section shall be on terms and conditions to be agreed upon by the Primary Borrower, the Administrative Agent and each Lender providing an Optional Term Loan Commitment or increasing its Multicurrency Commitment, and may consist of one or more additional term loan tranches (each, an "OPTIONAL TERM LOAN TRANCHE"; the loans thereunder, the "OPTIONAL TERM LOANS") and/or additional Multicurrency Commitments, PROVIDED that (i) any such Optional Term Loans shall not amortize (on a percentage basis) any faster than the Tranche B Term Loans and shall not mature prior to the final maturity date of the Tranche B Term Loans in accordance with Section 2.3 (including the proviso thereto), (ii) any such additional loans made pursuant to the increase in Multicurrency Commitments shall constitute "Multicurrency Loans" and, as such, shall have the same terms and conditions as are applicable to Multicurrency Loans hereunder, including, without limitation, the scheduled reductions of Multicurrency Commitments, the Multicurrency Termination Date, the Applicable Margin, the Commitment Fee Rate, the procedures for borrowing and the borrowing conditions and (iii) not more than $150,000,000 aggregate principal amount of loans made pursuant to the Optional Increase Requests shall consist of Optional Term Loans. Any Optional Increase Request shall be submitted by the Primary Borrower to the Lenders through Administrative Agent not less than 30 days prior to the proposed increase, specify the proposed effective date, type and amount of such increase and be accompanied by (i) a certificate of a Responsible Officer of the Primary Borrower stating that no Default or Event of Default exists as of the date of the request or will result from the requested increase, (ii) a written consent to the increase in the amount of the Commitments executed by the Guarantors and (iii) such information as the Administrative Agent may reasonably request for use in syndication of the requested Optional Term Loan Tranche and/or increase in the Multicurrency Commitments, as applicable. The Primary Borrower may also specify any fees offered to those Lenders which agree to provide an Optional Term Loan Commitment or increase their Multicurrency Commitment (which fees may be variable based upon the amount which any such Lender is willing to provide of such increase in Commitments). The consent of the Lenders parties at the time of such increase shall not be required for an increase in the amount of any Commitment pursuant to this Section.

          (c) Each Lender may approve or reject an Optional Increase Request in its sole and absolute discretion and, absent an affirmative written response within 15 days after receipt of such request, shall be deemed to have rejected the request. The rejection of such a request by any number of Lenders shall not affect the Primary Borrower's right to increase the Commitments pursuant to this Section as a result of, and with respect to those Lenders that approve such increase and such additional Lenders that join this Agreement in accordance with clause (f) of this Section. Notwithstanding any other provision hereof, no Lender which rejects an Optional Increase Request shall be (i) subject to removal as a Lender as a result of such rejection, (ii) obligated to lend any amount in respect of such increase in Commitments or (iii) as a result of such rejection, deemed to be in default in any respect hereunder.

          (d) In responding to any Optional Increase Request under this Section, each Lender that is willing to increase its Commitments shall specify the type and amount of the proposed increase which it is willing to assume. The effectiveness of any Optional Term Loan Tranche and any increase in the Multicurrency Commitments shall be contingent upon (i) execution and delivery by the Administrative Agent and the Primary Borrower of an Optional Increase Amendment relating to such Optional Term Loan Tranche and/or increase in Multicurrency Commitments, as applicable, (ii) execution and delivery by each Lender providing Optional Term Loan Commitments under such Optional Term Loan Tranche, or any additional Multicurrency Commitments, as applicable, of a Lender Addendum, with such changes thereto as are necessary to reflect that such Lender Addendum relates to the Optional Increase Amendment rather than this Agreement, pursuant to which each such Lender becomes a party to the Optional Increase Amendment relating to such Optional Term Loan Tranche, and/or increase in

Multicurrency Commitments, as applicable, (iii) execution and delivery by the Primary Borrower (and, if applicable, Parent, Holdings and any of its Subsidiaries) of such amendments to the Security Documents (including amendments to the Mortgages) or such other documents as the Administrative Agent reasonably deems necessary or desirable to reflect the terms of the Optional Increase Amendment, (iv) receipt by the Administrative Agent of endorsements to each mortgagee's title insurance policy or binding marked up title commitments satisfying the requirements of Section 8.2(o) and (v) receipt by the Administrative Agent of such corporate resolutions and officer's certificates of the Loan Parties and legal opinions of counsel to the Loan Parties as the Administrative Agent shall reasonably request with respect thereto, in each case, in form and substance reasonably satisfactory to the Administrative Agent. In the case of any Lender Addendum with respect to an Optional Increase Amendment executed by any Person that was not theretofore a Lender, upon the effectiveness of such Optional Increase Amendment such Person shall be a party hereto and a Lender hereunder.

          (e) If the aggregate principal amount committed to by the consenting Lenders is less than the amount requested, the Primary Borrower may (i) reject the proposed optional increase in Commitments in its entirety, (ii) accept the offered amounts, (iii) designate one or more additional banks, financial institutions or other entities which are reasonably acceptable to Administrative Agent as additional Lenders hereunder in accordance with clause (f) of this Section (each, a "NEW LENDER"), which New Lenders may commit to the amount of the increase in the Commitment that has not been committed to by the consenting Lenders, or (iv) request the consenting Lenders to commit to the amount of such request not previously committed to by the consenting Lenders.

          (f) Each New Lender designated by the Primary Borrower and reasonably acceptable to Administrative Agent shall become an additional party hereto as a Lender concurrently with the effectiveness of an Optional Increase Amendment executed by such Lender and which, in any event, contains the representations, warranties, indemnities and other protections afforded to the Administrative Agent and the other Lenders which would be granted or made by an Assignee under
Section 13.6 by means of the execution of an Assignment and Acceptance.

          (g) Subject to the foregoing, any Optional Increase Amendment requested under this Section shall be effective as of the date proposed by the Primary Borrower and shall provide for increases in the Commitments in an aggregate principal amount equal to, without duplication, (i) the amount to which consenting Lenders are willing to commit PLUS (ii) the amount committed to by any New Lenders. Upon the effectiveness of any such Optional Increase Amendment, the Primary Borrower shall, at the request of any Lender, issue new or replacement Notes, as applicable, to each such affected Lender and new Notes to each such New Lender, and the percentage PRO RATA share of each Lender will be adjusted, higher or lower as needed, to give effect to the increase in the outstanding Loans and Commitments.

                    SECTION 7. REPRESENTATIONS AND WARRANTIES

          To induce the Agents and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, Parent, Holdings and each Borrower hereby jointly and severally represent and warrant to each Agent and each Lender that:

          7.1. FINANCIAL CONDITION. (a) The unaudited PRO FORMA consolidated balance sheet of Parent and its consolidated Subsidiaries as at March 31, 2002 (the "PRO FORMA BALANCE SHEET"), copies of which have heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to (i) the Loans to be made or continued on the Amendment and Restatement Effective Date and the use of proceeds thereof and (ii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information reasonably available to Parent as of the date of delivery thereof, and presents fairly on a PRO FORMA basis the estimated financial position of Parent and its consolidated Subsidiaries as at March 31, 2002, assuming that the events specified in the preceding sentence had actually occurred at such date and giving effect to the other assumptions set forth therein.

          (b) The audited consolidated balance sheets of Parent as at December 31, 2001 and December 31, 2000, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from KPMG LLP, present fairly in all material respects the consolidated financial condition of Parent as at such dates, and the consolidated results of its operations and its consolidated cash flows for the respective fiscal years then ended. The audited consolidated balance sheets of Holdings as at December 31, 2001 and December 31, 2000, and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by and accompanied by an unqualified report from KPMG LLP, present fairly in all material respects the consolidated financial condition of Holdings as at such dates, and the consolidated results of their operations and their consolidated cash flows for the respective fiscal years then ended.

          (c) The unaudited consolidated balance sheets of each of Parent, Holdings and the Primary Borrower as at March 31, 2002, and the related unaudited consolidated statements of income and cash flows for the three-month period ended on such date, present fairly in all material respects the consolidated financial condition of Parent, Holdings and the Primary Borrower, respectively, as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein). Parent and its Subsidiaries do not have any material Guarantee, contingent liabilities and liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are not reflected or disclosed in the notes in the most recent financial statements of Parent referred to in this paragraph or otherwise permitted by this Agreement and disclosed to the Lenders in writing, except those relating to the Jazzland Acquisition. During the period from December 31, 2001 to and including the date hereof there has been no Disposition by Parent or any of its Subsidiaries of any material part of its Business or Property.

          7.2. NO CHANGE. Since December 31, 2001 there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

          7.3. EXISTENCE; COMPLIANCE WITH LAW. Each of Parent, Holdings and its Subsidiaries (other than the Inactive Subsidiaries) (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate (or equivalent) power and authority, and the legal right, to own and operate its Property, to lease the Property it operates as lessee and to conduct the Business in which it is currently engaged, (c) is duly qualified as a foreign entity and in good standing under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its Business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

          7.4. CORPORATE POWER; AUTHORIZATION; ENFORCEABLE OBLIGATIONS. Each Loan Party has the corporate (or equivalent) power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and to consummate the Transactions and, in the case of the Borrowers,

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to borrow hereunder. Each Loan Party has taken all necessary corporate (or equivalent) action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and the consummation of the Transactions and, in the case of the Borrowers, to authorize the borrowings on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained by any Loan Party in connection with the Transactions and the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices described in
Schedule 7.4, which consents, authorizations, filings and notices have been obtained or made and are in full force and effect and (ii) the filings referred to in Schedule 7.19(a)-1. Each Loan Document has been duly executed and delivered on behalf of each Loan Party that is a party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          7.5. NO LEGAL BAR. The execution, delivery and performance of this Agreement and the other Loan Documents by the Loan Parties, the issuance of Letters of Credit, the borrowings hereunder, the use of the proceeds thereof and the consummation of the Transactions will not violate any Requirement of Law applicable to, or any Contractual Obligation of, Parent, Holdings or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective Properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents). No Requirement of Law or Contractual Obligation applicable to Parent, Holdings or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

          7.6. LITIGATION. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Parent, Holdings or the Primary Borrower, threatened by or against Parent, Holdings or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

          7.7. NO DEFAULT. Neither Parent, Holdings, nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          7.8. OWNERSHIP OF PROPERTY; LIENS. Each of Parent, Holdings and its Subsidiaries has title in fee simple to, or a valid leasehold interest in, all its material Real Property, and good title to, or a valid leasehold interest in, all its other material Property, and none of such Property (including the Real Property) is subject to any Lien except a Permitted Lien. Attached as Schedule
7.8 is a list of all Real Property owned, leased or operated by, and which is material to the operation of the Business of, Parent, Holdings or its Subsidiaries.

          7.9. INTELLECTUAL PROPERTY. Parent, Holdings and each of its Subsidiaries owns, or is licensed to use, all Intellectual Property material to the conduct of its business as currently conducted. No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Parent, Holdings or the Primary Borrower know of any valid basis for any such claim except for claims which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The

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

use of Intellectual Property by Parent, Holdings and its Subsidiaries does not infringe on the rights of any Person to an extent which could reasonably be expected to have a Material Adverse Effect.

          7.10. TAXES. Each of Parent, Holdings and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its Property and all other material taxes, fees or other charges imposed on it or any of its Property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves (to the extent required by GAAP) have been provided on the books of Parent, Holdings or its Subsidiaries, as the case may be, and those which, with respect to taxes or other assessments on Real Properties, can be contested without payment under applicable law); no material tax Lien has been filed, and, to the knowledge of Parent, Holdings and the Primary Borrower, no claim is being asserted with respect to any such tax, fee or other charge except claims that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

          7.11. FEDERAL REGULATIONS. No part of the proceeds of any Loans will be used for "buying" or "carrying" any Margin Stock within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by the Administrative Agent, the Borrowers will furnish to the Administrative Agent a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

          7.12. LABOR MATTERS. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against Parent, Holdings or any of its Subsidiaries pending or, to the knowledge of Parent, Holdings or the Primary Borrower, threatened; (b) hours worked by and payment made to employees of Parent, Holdings and its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from Parent, Holdings or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Parent, Holdings or the relevant Subsidiary.

          7.13. ERISA. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (a) no ERISA Event has occurred during the three-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied with its terms and the applicable provisions of ERISA and the Code, (b) no termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such three-year period, (c) the present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits and (d) neither Parent, Holdings, nor any ERISA Affiliate would become subject to any withdrawal liability under Section 4201 of ERISA if Parent, Holdings, or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made.

          7.14. INVESTMENT COMPANY ACT; OTHER REGULATIONS. No Loan Party is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. No Loan Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

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          7.15. SUBSIDIARIES. Except as disclosed to the Administrative Agent by the Primary Borrower in writing from time to time after the Amendment and Restatement Effective Date, Schedule 7.15 sets forth the name and jurisdiction of incorporation of each Subsidiary (other than Inactive Subsidiaries and other than Subsidiaries that are included in Excluded Assets (as defined in the Guarantee and Collateral Agreement)) of the Parent and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan
Party and, except as so disclosed, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of Holdings, the Primary Borrower or any such Subsidiary, except as created by the Loan Documents.

          7.16. USE OF PROCEEDS. The proceeds of the Tranche B Term Loans made on the Closing Date were used in accordance with Section 7.16 of the Existing Credit Agreement. The proceeds of the Tranche B Term Loans made on the Amendment and Restatement Effective Date shall be used to pay transaction costs incurred in respect of the transactions contemplated herein. The proceeds of the Revolving Credit Loans, the Multicurrency Loans and the Swing Line Loans, and the Letters of Credit, shall be used for general corporate purposes, including Acquisitions, Capital Expenditures and other uses permitted hereunder and to pay transaction costs incurred in respect of the transactions contemplated herein; PROVIDED that such proceeds shall not be used to repay or prepay any Tranche B Term Loans. The proceeds of the Optional Term Loans shall be used for the purposes specified in the applicable Optional Increase Amendment.

          7.17. ENVIRONMENTAL MATTERS. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

          (a) the Real Properties, and other amusement parks, attractions or real properties operated solely by Parent, Holdings or its Subsidiaries, or in respect of which Parent, Holdings or any of its Subsidiaries would be liable as an owner, operator or other occupant under any Environmental Law (collectively, together with the Real Properties, the "OPERATED PROPERTIES"), do not contain, and, to their knowledge, have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances that constitute or constituted a violation of, or could give rise to liability under, any Environmental Law;

          (b) neither Parent, Holdings nor any of its Subsidiaries has received or is aware of any notice of violation or alleged violation of, non-compliance with, or liability or potential liability under, Environmental Laws with regard to any of the Operated Properties or the business operated by Parent, Holdings or any of its Subsidiaries (the "BUSINESS"), nor does Parent, Holdings or the Primary Borrower have knowledge or reason to believe that any such notice will be received or is being threatened;

          (c) Materials of Environmental Concern have not been transported or disposed of from the Operated Properties in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Operated Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law;

          (d) no Environmental Claim is pending or, to the knowledge of Parent, Holdings and the Primary Borrower, threatened, under any Environmental Law to which Parent, Holdings or any Subsidiary is or will be named as a party with respect to the Operated Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other

                                       57
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     orders, or other requirements of any Governmental Authority outstanding under any Environmental Law with respect to the Operated Properties or the Business;

          (e) there has been no Release or threat of Release of Materials of Environmental Concern at or from the Operated Properties, or arising from or related to the operations of Parent, Holdings or any Subsidiary in connection with the Operated Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws;

          (f) the Operated Properties and the Business are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Operated Properties or violation of any Environmental Law with respect to the Operated Properties or the Business; and

          (g) neither Parent, Holdings nor any Subsidiary has assumed or retained any liability of any other Person under Environmental Laws (other than assumptions by operation of law in connection with Acquisitions).

          7.18. ACCURACY OF INFORMATION, ETC. No statement or information (other than projections and pro forma financial information) contained in this Agreement or any other Loan Document, or furnished by or on behalf of any Loan Party in the Confidential Information Memorandum, or contained in any other document, certificate or statement furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Confidential Information Memorandum, as of the date of this Agreement), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made not misleading. The projections and PRO FORMA financial information contained in the materials referenced above were based upon good faith estimates and assumptions believed by management of Holdings to be reasonable at the time made, it being recognized by the Lenders that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected or pro forma results set forth therein by a material amount. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents, in the Confidential Information Memorandum or in any other documents, certificates and written statements furnished to the Administrative Agent and the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

          7.19. SECURITY DOCUMENTS. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral (other than the Mortgaged Properties) described therein and proceeds thereof. In the case of the Pledged Stock described in the Guarantee and Collateral Agreement, when any stock certificates representing such Pledged Stock are delivered to the Administrative Agent, and in the case of the other Collateral described in the Guarantee and Collateral Agreement, when financing statements in appropriate form are filed in the offices specified on Schedule 7.19(a)-1 (which financing statements have been duly completed and delivered to the Administrative Agent) and such other filings as are specified on Schedule 3 to the Guarantee and Collateral Agreement (all documentation in respect of which other filings have been or will have been duly completed and executed and delivered to the Administrative Agent on or prior to the Amendment and Restatement Effective Date), the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and

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interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 10.3). Schedule 7.19(a)-2 lists each UCC Financing Statement that (i) names any Loan Party as debtor and (ii) will remain on file after the Amendment and Restatement Effective Date. Schedule 7.19(a)-3 lists each UCC Financing Statement that (i) names any Loan Party as debtor and (ii) will be terminated on or prior to the Amendment and Restatement Effective Date; and on or prior to the Amendment and Restatement Effective Date, the Primary Borrower will have delivered to the Administrative Agent, or caused to be filed, duly completed UCC termination statements, authorized by the relevant secured party, in respect of each UCC Financing Statement listed in Schedule 7.19(a)-3.

          (b) Each of the Mortgages, when filed (or which have been filed) in the offices specified on Schedule 7.19(b) (in the case of the Mortgages executed and delivered in connection with the Existing Credit Agreement or to be executed and delivered on the Amendment and Restatement Effective Date) or in the appropriate recording office in the jurisdiction where the Mortgaged Property is located (in the case of any Mortgage to be executed and delivered pursuant to Section 9.6(b)), will be (or, in the case of Mortgages executed and delivered in connection with the Existing Credit Agreement, are) effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Properties described therein and proceeds thereof; and shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person (other than Persons holding Liens or other encumbrances or rights permitted hereunder or by the relevant Mortgage).

          (c) Each Foreign Security Document, when executed and delivered hereunder, will be effective to create in favor of the Administrative Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. When the actions specified in such Foreign Security Document for the perfection of the security interest created thereby have been taken, such Foreign Security Document will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for (i) in the case of Foreign Subsidiary Pledge Agreements, the Obligations (as defined in the Guarantee and Collateral Agreement) and (ii) in the case of any other Foreign Security Document, as security for the obligations specified therein, prior and superior in right to any other Person (except, in the case of Collateral other than Pledged Stock, Liens permitted by Section 10.3).

          7.20. SOLVENCY. Each of Parent, Holdings and the Primary Borrower is, and after giving effect to the Transactions and the incurrence of all Indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

          7.21. REGULATION H. Except as set forth on Schedule 7.21, no Mortgage shall encumber improved Real Property that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968.

          7.22. PARKS. Set forth on Schedule 1.1(b) is a complete and correct list of all of the amusement and attraction parks (the "EXISTING PARKS") owned by Holdings or its Subsidiaries on the Amendment and Restatement Effective Date.

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                         SECTION 8. CONDITIONS PRECEDENT

          8.1. CONDITIONS TO INITIAL EXTENSION OF CREDIT. The occurrence of the Closing Date, and the agreement of each Lender to make the initial extension of credit requested to be made by it on the Closing Date, were subject to the satisfaction, prior to or concurrently with the making of such extensions of credit on the Closing Date, of the conditions precedent set forth in Section 8.1 and 8.2 of the Existing Credit Agreement.

          8.2. CONDITIONS TO AMENDMENT AND RESTATEMENT EFFECTIVE DATE. The agreement of each Lender to make the extension of credit requested to be made by it hereunder on the Amendment and Restatement Effective Date is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Amendment and Restatement Effective Date, of the following conditions precedent:

          (a) LOAN DOCUMENTS. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of Parent, Holdings, each Domestic Subsidiary Borrower and each Foreign Subsidiary Borrower, if any, that is to become a party hereto on the Amendment and Restatement Effective Date, (ii) the Consent and Confirmation, executed and delivered by a duly authorized officer of Parent, Holdings, the Primary Borrower and each Subsidiary Guarantor, (iii) a Mortgage Amendment with respect to each Mortgage in effect on the Amendment and Restatement Effective Date, executed and delivered by a duly authorized officer of each party thereto, (iv) a Lender Addendum executed and delivered by each Lender and (v) for the account of each relevant Lender that so requests, Notes conforming to the requirements hereof and executed and delivered by a duly authorized officer of each relevant Borrower.

          (b) CAPITAL STRUCTURE. The capital structure of each Loan Party after the Transactions shall be as set forth in the Confidential Information Memorandum.

          (c) PRO FORMA BALANCE SHEET; FINANCIAL STATEMENTS. The Lenders shall have received (i) the Pro Forma Balance Sheet, (ii) the audited consolidated financial statements described in Section 7.1(b) and (iii) the unaudited interim consolidated financial statements described in Section 7.1(c).

          (d) APPROVALS. All material Governmental Authority and third party approvals necessary to be obtained by Holdings or any of its Subsidiaries in connection with the transactions contemplated hereby shall have been obtained and be in full force and effect.

          (e) RELATED AGREEMENTS. The Administrative Agent shall have received (in a form reasonably satisfactory to the Administrative Agent) true and correct copies, certified as to authenticity by Parent or Holdings, of the Indentures, the Partnership Parks Agreements, the Marine World Agreements, the Shared Services Agreement, the Tax Sharing Agreement and such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any other debt instrument, security agreement or other material contract to which the Loan Parties may be a party.

          (f) EXISTING CREDIT AGREEMENT. The Administrative Agent shall have received from each Lender, in respect of such Lender's Loans and Commitments, an Assignment and Acceptance executed by Lehman Commercial Paper Inc., the Administrative Agent and such Lender pursuant to which such Lender shall have assigned to Lehman Commercial Paper Inc. all of such Loans and Commitments (as such term and all other capitalized terms in this clause (f) are defined in the

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     Existing Credit Agreement), which Assignment and Acceptances shall become effective on the Amendment and Restatement Effective Date (and only if such date occurs).

          (g) FEES. The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Amendment and Restatement Effective Date. All such amounts will be paid with proceeds of Loans made on the Amendment and Restatement Effective Date and will be reflected in the funding instructions given by Holdings to the Administrative Agent on or before the Amendment and Restatement Effective Date.

          (h) BUSINESS PLAN. The Lenders shall have received a satisfactory business plan for fiscal years 2002 through 2009 and a satisfactory written analysis of the business and prospects of Holdings and its Subsidiaries for the period from the Amendment and Restatement Effective Date through final maturity of the Loans and the Commitments, in each case covering such matters and in such level of detail as is customary in comparable financing transactions.

          (i) LIEN SEARCHES. The Administrative Agent shall have received the results of recent Uniform Commercial Code and other lien searches in each relevant domestic jurisdiction with respect to all Property of the Loan Parties (except that with respect to the Real Property, such lien searches shall be limited to the Mortgaged Properties), and such search shall reveal no Liens on any of the Property of the Loan Parties, except for Liens permitted by Section 10.3 or Liens to be discharged prior to or at the Amendment and Restatement Effective Date.

          (j) ENVIRONMENTAL MATTERS. The environmental reports described in
     Schedule 8.2(j) shall have been received by the Administrative Agent and the Lenders shall be reasonably satisfied with the results thereof.

          (k) CLOSING CERTIFICATE. The Administrative Agent shall have received a certificate of each Loan Party, dated the Amendment and Restatement Effective Date, substantially in the form of Exhibit C, with appropriate insertions and attachments.

          (l) LEGAL OPINIONS. The Administrative Agent shall have received the following executed legal opinions:

                (i) the legal opinion of Weil, Gotshal & Manges LLP, special counsel to Parent, Holdings and its Subsidiaries, substantially in the form of Exhibit F-1;

                (ii) the legal opinion of James Coughlin, Esq., general counsel of Parent, Holdings and its Subsidiaries, substantially in the form of Exhibit F-2;

                (iii) the legal opinions of counsel to Parent and its Subsidiaries in Belgium and Canada in respect of the pledge of the Capital Stock of Subsidiaries of Holdings incorporated in such jurisdictions, in form and substance reasonably satisfactory to the Administrative Agent; and

                (iv) the legal opinion of Nixon Peabody LLP, special counsel to Parent, Holdings and its Subsidiaries, substantially in the form of Exhibit F-3.

     Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

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          (m) PLEDGED STOCK; STOCK POWERS; ACKNOWLEDGMENT AND CONSENT; PLEDGED
     NOTES. The Administrative Agent shall have received (i) the certificates representing the Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (ii) an Acknowledgment and Consent, substantially in the form of Annex II to the Guarantee and Collateral Agreement, duly executed by any issuer of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement that is not itself a party to the Guarantee and Collateral Agreement and (iii) each promissory note, if any, pledged pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof.

          (n) FILINGS, REGISTRATIONS AND RECORDINGS. Each document (including, without limitation, any Uniform Commercial Code financing statement) required by the Security Documents or under any Requirement of Law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Lenders, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 10.3), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent in proper form for filing, registration or recordation.

          (o) TITLE INSURANCE, SURVEYS AND FLOOD INSURANCE. (i) The Administrative Agent shall have received, with respect to each Mortgaged Property, either (A) an endorsement to each mortgagee's title insurance policy previously delivered to the Administrative Agent or (B) a binding marked up title commitment issued by First American Title Insurance Company of New York (either directly or through authorized agents) in substantially the same form as that previously delivered to the Administrative Agent subject to subsequently filed Permitted Liens. Each such endorsement or marked up title commitment shall (A) insure that the Mortgage insured by such existing policy or marked up title commitment, as amended by the relevant Mortgage Amendment, creates and continues to constitute a valid first Lien on the Mortgaged Property described in such Mortgage, subject only to Permitted Liens and such exceptions as were disclosed in such endorsement or marked up title commitment; (B) modify the effective date of such policy or commitment to be the date of recordation of the Mortgage Amendment. The Administrative Agent shall have received evidence that all title insurance premiums, recording fees and applicable mortgage recording taxes have been paid.

          (ii) the Administrative Agent shall have received reasonably satisfactory evidence that the endorsements to the title policies or marked commitments shall not contain any so-called "general survey exceptions".

          (p) INSURANCE. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 9.4.

          (q) RATINGS. On or after May 13, 2002, (i) no downgrading shall have occurred in the rating accorded the debt securities of Parent or any of its Subsidiaries by any "nationally recognized statistical rating organization" as that term is defined by the SEC for purposes of Rule 436(g)(2) under the Securities Act of 1933, as amended, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities of Parent or any of its Subsidiaries.

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          8.3. CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each
Lender to make any extension of credit requested to be made by it hereunder on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

          (a) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

          (b) NO DEFAULT. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date.

          (c) FOREIGN SUBSIDIARY OPINION. If such extension of credit is the initial extension of credit to a Foreign Subsidiary Borrower, (i) such Foreign Subsidiary Borrower shall have become a party hereto on the Closing Date, or after the Closing Date pursuant to Section 13.1(b), (ii) the Administrative Agent shall have received a Foreign Subsidiary Opinion in respect of such Foreign Subsidiary Borrower and (iii) if by reason of the incurrence of Indebtedness by such Foreign Subsidiary Borrower hereunder such Foreign Subsidiary Borrower shall be required to Guarantee Indebtedness under any Indenture, such Foreign Subsidiary Borrower shall have become a Guarantor party to the Guarantee and Collateral Agreement.

Each borrowing by, and issuance of a Letter of Credit on behalf of, a Borrower hereunder shall constitute a representation and warranty by Parent, Holdings and such Borrower as of the date of such extension of credit that the conditions contained in this Section 8.3 have been satisfied.

                        SECTION 9. AFFIRMATIVE COVENANTS

          Parent, Holdings and the Borrowers hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of Parent (with respect to Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, 9.7, 9.8 and 9.10 only), Holdings and each of the Borrowers shall and shall cause each of their respective Subsidiaries to:

          9.1. FINANCIAL STATEMENTS AND OTHER INFORMATION. Deliver to each Agent and each of the Lenders:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of Parent, consolidated statements of operations, shareholders' equity and cash flows of Parent and its Subsidiaries for such fiscal year and the related consolidated balance sheets of Parent and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Parent and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

          (b) as soon as available and in any event within 90 days after the end of each fiscal year of Holdings, consolidated statements of operations, shareholders' equity and cash flows of

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     Holdings and its Subsidiaries for such fiscal year and the related consolidated balance sheets of Holdings and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Holdings and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a statement of such accountants to the effect that, in making the examination necessary for their opinion, nothing came to their attention that caused them to believe that Holdings was not in compliance with Section 10.1 or Section 10.6, in each case insofar as such Section relates to accounting matters;

          (c) as soon as available and in any event within 90 days after the end of each fiscal year of each of Texas Flags, Ltd. and Six Flags Over Georgia II, L.P., consolidated statements of operations, partners' equity and cash flows of each of Texas Flags, Ltd. and Six Flags Over Georgia II, L.P. and its Subsidiaries for such fiscal year and the related consolidated balance sheets of each of Texas Flags, Ltd. and Six Flags Over Georgia II, L.P. and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of each of Texas Flags, Ltd. and Six Flags Over Georgia II, L.P. and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

          (d) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of Parent, consolidated statements of operations, shareholders' equity and cash flows of Parent and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets of Parent and its Subsidiaries, as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a Responsible Officer of Parent, which certificate shall state that such consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Parent and its Subsidiaries, in each case in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

          (e) as soon as available and in any event within 45 days after the end of each quarterly fiscal period of each fiscal year of Holdings, consolidated statements of operations, shareholders' equity and cash flows of Holdings and its Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets of Holdings and its Subsidiaries, as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding periods in the preceding fiscal year (except that, in the case of balance sheets, such comparison shall be to the last day of the prior fiscal year), accompanied by a certificate of a Responsible Officer of Holdings, which certificate shall state that such consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of Holdings and its Subsidiaries, in each case in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

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          (f) concurrently with any delivery of financial statements under clause (a), (b), (d) or (e) of this Section 9.1, a certificate of a Responsible Officer of Parent or Holdings, as the case may be, (i) to the effect that no Default or Event of Default has occurred and is continuing (or, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action that Holdings has taken or proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether Holdings and the Primary Borrower were in compliance with Sections 10.1, 10.5, 10.7(j) and 10.7(m) as of the end of the respective quarterly fiscal period or fiscal year;

          (g) as soon as available, and in any event no later than 45 days after the end of each fiscal year of Holdings, a detailed consolidated budget for the following fiscal year;

          (h) within 45 days after the end of each of the first three fiscal quarters of Holdings and within 90 days after each fiscal year of Holdings, a narrative discussion and analysis of the financial condition and results of operations of Holdings and its Subsidiaries for such fiscal period and, if applicable, for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the comparable periods of the previous year;

          (i) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, that Parent or Holdings shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

          (j) promptly upon receipt thereof, copies of any management letters prepared by Parent's or Holdings' independent public accountants with respect to the audit of the financial statements of Parent and its Subsidiaries or Holdings and its Subsidiaries;

          (k) within 15 Business Days after the end of each of the months of June, July, August, September and October, a performance report in respect of the Parks detailing on a Park-by-Park basis attendance and revenue for the preceding month and showing a comparison to budget and to the same period in the prior year; and

          (l) from time to time such other information regarding the financial condition, operations, business or prospects of Parent or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA), or compliance with the terms of this Agreement, as any Lender or the Administrative Agent may reasonably request.

          9.2. NOTICES OF MATERIAL EVENTS. Furnish the following to the Administrative Agent in writing:

          (a) promptly after any executive officer of Parent, Holdings or the Primary Borrower has actual knowledge of facts that would give him or her reason to believe that any Default or Event of Default has occurred, notice of such Default or Event of Default;

          (b) as soon as any executive officer of Parent, Holdings or the Primary Borrower has actual knowledge of the facts that would give him or her reason to know of the occurrence thereof, prompt notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and of any material development in respect of such legal or other proceedings, affecting Parent or any of its Subsidiaries that, if adversely

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     determined, could reasonably be expected to result in aggregate liabilities or damages in excess of $2,500,000 over available insurance or indemnification by creditworthy third parties;

          (c) as soon as possible, and in any event within ten days after Parent, Holdings or the Primary Borrower knows or has reason to believe that any ERISA Event has occurred or exists, notice of the occurrence of such ERISA Event (and as soon as practicable thereafter, a copy of any report or notice required to be filed with or given to the PBGC by Parent, Holdings or an ERISA Affiliate with respect to such ERISA Event), if such ERISA Event could reasonably be expected to result in aggregate liabilities in excess of $2,500,000;

          (d) as soon as possible, and in any event within ten days prior to the incurrence by Parent of Indebtedness pursuant to any Indenture, notice of such incurrence;

          (e) prompt notice of the assertion of any Environmental Claim by any Person against, or with respect to the activities of, Parent or any of its Subsidiaries and notice of any alleged violation of or non-compliance with any Environmental Laws or any permits, licenses or authorizations, other than any Environmental Claim or alleged violation that, if adversely determined, could (either individually or in the aggregate) reasonably be expected to result in remediation costs of more than $2,500,000 or materially adversely affect the operation of any Park; and

          (f) prompt notice of any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

          Each notice delivered under this Section 9.2 shall be accompanied by a statement of a Responsible Officer of Parent, Holdings or the Primary Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          9.3. EXISTENCE, ETC.

          (a) Preserve and maintain its legal existence (except in the case of Inactive Subsidiaries) and all material permits, licenses and other Governmental Authority authorizations necessary to enable it to operate each of its Parks (other than seasonal permits and liquor licenses, which it anticipates will be obtained in the normal course); PROVIDED that nothing in this Section 9.3 shall prohibit any transaction expressly permitted under Section 10.4; PROVIDED, FURTHER, that any direct Subsidiary of Parent may be merged or consolidated with or into: (i) Parent, if Parent shall be the continuing or surviving corporation or (ii) any other Subsidiary of Parent which is a Domestic Subsidiary, PROVIDED that if any such transaction shall be between a Subsidiary of Parent and a Subsidiary Guarantor, such Subsidiary Guarantor shall be the continuing or surviving corporation;

          (b) pay and discharge all Federal income taxes and all other material taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such obligation, tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained to the extent required by GAAP; PROVIDED that, with respect to taxes assessed against Real Properties, such taxes can be contested without payment under applicable law;

          (c) maintain and preserve all of its Properties material to the conduct of the Business of Parent, Holdings and its Subsidiaries (taken as a whole) in good working order and condition;

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          (d) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied; and

          (e) permit representatives of any Lender or the Administrative Agent, upon reasonable notice and during normal business hours (and, except if a Default shall have occurred and be continuing, not more frequently than once each calendar quarter), to examine, copy and make extracts from its books and records, to visit and inspect any of its Properties, and to discuss its business, finances, condition and affairs with its officers and independent accountants and the general managers of its Parks, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be).

          9.4. INSURANCE. Maintain insurance with financially sound and reputable insurance companies, in amounts and against such losses and risks as Parent or Holdings shall from time to time reasonably determine is sufficient based upon its experience and industry practice to protect Parent, Holdings and their respective Subsidiaries and their respective businesses, PROVIDED that Parent and Holdings will in any event maintain (with respect to itself and each of its Domestic Subsidiaries):

          (a) PROPERTY INSURANCE -- insurance against loss or damage covering all of the tangible real and personal Property and improvements of Parent, Holdings and each of its Subsidiaries by reason of any Peril in such amounts (subject, in the case of Property insurance (other than earthquake and flood insurance) to deductibles not exceeding $2,000,000, in the case of earthquake insurance to deductibles not exceeding 7.5% of the value of the insured Property, in the case of flood insurance to deductibles not exceeding 5% of the value of the insured Property, or, in any such case, such higher deductible as shall be reasonably satisfactory to the Administrative Agent) as shall be reasonable and customary and sufficient to avoid the insured named therein from becoming a co-insurer of any loss under such policy but in any event in an amount (A) in the case of fixed assets and equipment (including, without limitation, vehicles), at least equal to 66 2/3% of the actual replacement cost of such assets (including, without limitation, foundation, footings but excluding excavation costs), subject to deductibles as aforesaid and (B) in the case of inventory, not less than the fair market value thereof, subject to deductibles as aforesaid.

          (b) AUTOMOBILE LIABILITY INSURANCE FOR BODILY INJURY AND PROPERTY DAMAGE -- insurance against liability for bodily injury and Property damage in respect of all vehicles (whether owned, hired or rented by Parent, Holdings or any of its Subsidiaries) in such amounts as are then customary for vehicles used in connection with similar businesses, but in any event to the extent required by applicable law (subject to deductibles not exceeding $1,000,000 or such higher deductibles or shall be reasonably satisfactory to the Administrative Agent).

          (c) COMMERCIAL GENERAL LIABILITY INSURANCE -- insurance against liability for claims for bodily injury, death or Property damage occurring on, in or about the Real Properties (and adjoining streets, sidewalks and waterways, but only to the extent of the legal liability of Parent, Holdings and its Subsidiaries therefor) of Parent, Holdings and its Subsidiaries, in such amounts as are then customary for similar businesses in the jurisdictions where such businesses are located (subject to deductibles or self insurance retentions not exceeding $2,000,000, or such higher deductible as shall be reasonably satisfactory to the Administrative Agent).

          (d) WORKERS' COMPENSATION INSURANCE -- workers' compensation insurance (including, without limitation, Employers' Liability Insurance) to the extent required by applicable law (subject to deductibles not exceeding $1,000,000, or such higher deductible as shall be reasonably satisfactory to the Administrative Agent).

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          (e) PRODUCT LIABILITY INSURANCE -- insurance against liability for claims for bodily injury, death or Property damage resulting from the use of products sold by Parent, Holdings or any of its Subsidiaries in such amounts as are then customarily maintained by responsible persons engaged in businesses similar to that of Parent, Holdings and its Subsidiaries (subject to deductibles not exceeding $750,000, or such higher deductible as shall be reasonably satisfactory to the Administrative Agent).

          (f) BUSINESS INTERRUPTION INSURANCE -- insurance against loss of operating income (in an aggregate amount not less than $40,000,000, as to Parent, Holdings and its Subsidiaries as a whole, and subject to a deductible, or self-insured amount, not in excess of $2,000,000, or such higher deductible as shall be reasonably satisfactory to the Administrative Agent) by reason of any Peril that causes direct damages to any Property which results in an interruption of Business.

          Such insurance shall be written by financially responsible companies selected by Holdings and having an A. M. Best rating of "A-" or better and being in a financial size category of VIII or larger, or by other companies reasonably acceptable to the Required Lenders, and (other than workers' compensation) shall name the Administrative Agent as loss payee (to the extent covering risk of loss or damage to tangible Property), as an additional insured as its interests may appear (with respect to Commercial General Liability, Products Liability and Automobile Policies), as mortgagee (on policies covering Real Properties), and as an additional insured as its interests may appear (to the extent covering any other risk). Each policy referred to in this Section shall provide that it will not be canceled or reduced, or allowed to lapse without renewal, except after not less than 30 days' notice to the Administrative Agent and shall also provide that the interests of the Administrative Agent and the Lenders shall not be invalidated by any act or negligence of Parent, Holdings or any Person having an interest in any Property covered by a Mortgage nor by occupancy or use of any such Property for purposes more hazardous than permitted by such policy nor by any foreclosure or other proceedings relating to such Property. Parent or Holdings will advise the Administrative Agent promptly of any policy cancellation, reduction or amendment.

          Notwithstanding anything to the contrary contained in this Section 9.4, the obligations of Holdings, each Borrower and their respective Subsidiaries to obtain and maintain insurance covering war risk and related perils (including acts of terrorism), earthquakes and (to the extent reasonably satisfactory to the Administrative Agent) floods shall be limited to such insurance that is available in the commercial markets at a cost which, in the good faith judgment of the Board of Directors of Holdings, is reasonable.

          On each date that is the day 3 days prior to the anniversary date (the "DELIVERY DATE") of any insurance policy (including, without limitation, any flood insurance policy previously delivered to the Administrative Agent pursuant to the Existing Credit Agreement or obtained pursuant to Section 8.2(o)(iii)) of Parent, Holdings or any of its Subsidiaries (the "ANNIVERSARY DATE") (commencing with the first Delivery Date after the date hereof), Parent or Holdings will deliver to the Administrative Agent certificates or binders of insurance evidencing that all insurance required to be maintained by Parent, Holdings or any of its Subsidiaries hereunder will be in effect through the next Anniversary Date in the calendar year following the current Delivery Date, subject only to the payment of premiums as they become due, PROVIDED that not less than 45 days prior to such Anniversary Date Parent or Holdings will provide reasonable evidence to the Administrative Agent that it is in the process of renewing such insurance policy for such period. In addition, neither Parent nor Holdings will modify any of the provisions of any policy with respect to Property insurance without delivering the original copy of the endorsement reflecting such modification to the Administrative Agent accompanied by a written report of AON Risk

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     Services, Inc., or any other firm of independent insurance brokers of nationally recognized standing, stating that, in their opinion, such policy (as so modified) is in compliance with the provisions of this Section. Neither Parent, Holdings nor any of its Subsidiaries (other than Excluded Foreign Subsidiaries) will obtain or carry separate insurance concurrent in form or contributing in the event of loss with that required by this Section unless the Administrative Agent is the named insured thereunder, with loss payable as provided herein. Parent or Holdings will immediately notify the Administrative Agent whenever any such separate insurance is obtained and shall deliver to the Administrative Agent the certificates evidencing the same.

          Without limiting the obligations of Parent or Holdings under the foregoing provisions of this Section, in the event Parent, Holdings or any of its Subsidiaries shall fail to maintain in full force and effect insurance as required by the foregoing provisions of this Section, then the Administrative Agent may, but shall have no obligation so to do, after prior written notice to Holdings, procure insurance covering the interests of the Lenders and the Administrative Agent in such amounts and against such risks as the Administrative Agent (or the Required Lenders) shall deem appropriate, and Parent or Holdings shall reimburse the Administrative Agent in respect of any premiums paid by the Administrative Agent in respect thereof.

          For purposes hereof, the term "PERIL", means, collectively, fire, lightning, flood, windstorm, hail, earthquake, explosion, riot and civil commotion, vandalism and malicious mischief, damage from aircraft, vehicles and smoke and all other perils covered by the "all-risk" endorsement in use when such insurance is obtained in the jurisdictions where the Properties of Parent, Holdings and its Subsidiaries are located.

          9.5. COMPLIANCE WITH CONTRACTUAL OBLIGATIONS AND REQUIREMENTS OF LAW. Comply with Contractual Obligations and Requirements of Laws, unless failure to comply with such Contractual Obligations or Requirements of Law could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

          9.6. ADDITIONAL COLLATERAL, ETC. (a) With respect to any personal Property acquired after the Amendment and Restatement Effective Date by Parent, Holdings or any of its Subsidiaries (other than (w) any personal Property described in paragraph (c) of this Section, (x) any Property subject to a Lien expressly permitted by Section 10.3(h), (y) any Property acquired by an Excluded Foreign Subsidiary and (z) any Property acquired after the date hereof to the extent that the creation of a security interest therein would be prohibited by a Contractual Obligation binding on Parent, Holdings or the Subsidiary that is the owner of such Property, PROVIDED that such Contractual Obligation existed at the time such Property was acquired and was not entered into in anticipation of such acquisition) as to which the Administrative Agent, for the benefit of the Lenders, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent reasonably deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a security interest in such Property and (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest in such Property (subject to Permitted Liens), including without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

          (b) With respect to any fee interest in any Real Property having a value (together with improvements thereof) of at least $5,000,000 acquired after the Amendment and Restatement Effective Date by Parent, Holdings or any of its Subsidiaries (other than any such Real Property owned by an Excluded Foreign Subsidiary, Properties subject to the Spanish WB Agreements, Properties subject to the

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Partnership Parks Agreements or Marine World Agreements or Properties subject to a Lien expressly permitted by Section 10.3(h)), promptly (i) execute and deliver a first priority Mortgage (subject to Permitted Liens) in favor of the Administrative Agent, for the benefit of the Lenders, covering such Real Property, (ii) if reasonably requested by the Administrative Agent, provide the Administrative Agent with (x) mortgagee title and extended coverage insurance insuring the first priority Lien of the Mortgage upon such Real Property in an amount at least equal to the purchase price of such Real Property (or such lesser amount as shall be reasonably acceptable to the Administrative Agent) as well as a current or updated ALTA survey thereof, certified to the Administrative Agent and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent (PROVIDED, that Parent, Holdings and its Subsidiaries shall only be required to use commercially reasonable good faith efforts to obtain such consents and estoppels) and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative
Agent.

          (c) With respect to any new Subsidiary (other than an Excluded Foreign Subsidiary or an Inactive Subsidiary) created or acquired after the Amendment and Restatement Effective Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Excluded Foreign Subsidiary or an Inactive Subsidiary), by Parent, Holdings or any of its Subsidiaries, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest (subject to Permitted Liens) in the Capital Stock of such new Subsidiary that is owned by Parent, Holdings or any of its Subsidiaries, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Parent, Holdings or such Subsidiary, as the case may be, and (iii) with respect to any such new Subsidiary which is a Subsidiary of Holdings or any of its Subsidiaries, cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement and (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Lenders a perfected first priority security interest (subject to Permitted Liens) in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including, without limitation, the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and (iv) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (d) With respect to any new Foreign Subsidiary (other than the joint venture created pursuant to the Spanish WB Agreements) created or acquired after the Amendment and Restatement Effective Date by Parent, Holdings or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Lenders, a perfected first priority security interest (subject to Permitted Liens) in the Capital Stock of such new Subsidiary that is owned by Parent, Holdings or any of its Subsidiaries (other than any Excluded Foreign Subsidiaries), PROVIDED that in no event shall more than 65% of the total outstanding Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of Parent, Holdings or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

          (e) In the event any Foreign Subsidiary of Holdings shall propose to become a Foreign Subsidiary Borrower, Holdings shall give notice of such fact to the Administrative Agent, including a summary of the Properties owned by such Foreign Subsidiary and its Subsidiaries; within 10 days after receipt of such information, the Administrative Agent shall provide such information to the Lenders; and if, within 10 days after such information is provided to the Lenders, Lenders whose Aggregate Exposure Percentages equal or exceed 25% shall so request by written notice to the Administrative Agent, the Administrative Agent shall so advise Holdings, and Holdings shall (i) promptly cause such Foreign Subsidiary and, if applicable, the Subsidiaries thereof, to create in favor of the Administrative Agent, as security for all obligations of such Foreign Subsidiary under this Agreement and the other Loan Documents, a security interest in substantially all of the Property of such Foreign Subsidiary and, if applicable, Subsidiaries thereof, except, in each case, with respect to Property as to which the Administrative Agent determines, in its reasonable discretion, that the cost or difficulty of obtaining a security interest therein would be disproportionate to the value of such security interest, (ii) cause each Subsidiary, if any, of such Foreign Subsidiary to provide guarantees to the Administrative Agent in respect of the obligations of such Foreign Subsidiary under this Agreement and the other Loan Documents and (iii) provide to the Administrative Agent and the Lenders such legal opinions with respect to such security interests and guarantees as the Administrative Agent shall reasonably request.

          (f) Notwithstanding the provisions of the foregoing paragraphs (c) and
(d), neither Parent nor Holdings shall be required to create, or to cause their respective Subsidiaries to create, a security interest in the Capital Stock of any Subsidiary acquired after the date hereof to the extent that the creation of such a security interest would be prohibited by a Contractual Obligation binding on Parent, Holdings or the Subsidiary that is the owner of such Capital Stock; PROVIDED, that such Contractual Obligation either (i) was negotiated in good faith in an arm's length transaction with a Person that is not an Affiliate of Parent or Holdings or (ii) existed at the time such Subsidiary was acquired and was not entered into in anticipation of such acquisition.

          9.7. FURTHER ASSURANCES. From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as the Administrative Agent may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the other Loan Documents, or of more fully perfecting or renewing the rights of the Administrative Agent and the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other Property or assets hereafter acquired by Parent, Holdings or any Subsidiary which may be deemed to be part of the Collateral) pursuant hereto or thereto. Upon the exercise by the Administrative Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or the other Loan Documents which requires any consent, approval, recording, qualification or authorization of any Governmental Authority and Holdings will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Administrative Agent or such Lender may be required to obtain from Holdings or any of its Subsidiaries for such governmental consent, approval, recording, qualification or authorization.

          9.8. ENVIRONMENTAL LAWS. Except to the extent that, in the aggregate, the failure to do so could not reasonably be expected to have a Material Adverse
Effect: (a) comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, and (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

          9.9. CLEAN DOWN. During each calendar year, cause the aggregate outstanding principal amount of Revolving Credit Loans and Swing Line Loans not to exceed $0 for at least 30 consecutive days during the period in such calendar year beginning on June 1 and ending on November 1.

          9.10. EQUITY CONTRIBUTIONS AND PAYMENTS. To the extent that, for purposes of calculating the Consolidated Fixed Charges Coverage Ratio, Holdings excluded cash dividends or other cash payments made by Holdings to Parent to enable Parent to pay distributions and other required payments under the Partnership Parks Agreements or in respect of Subordinated Parent Advances, no later than January 31 of the calendar year immediately following the year in which such excluded cash dividends or payments are made, (a) in the case of Parent, make a cash contribution to Holdings as equity in an amount at least equal to the aggregate amount of such excluded cash dividends and payments, (b) in the case of Holdings, contribute or advance the entire cash amount referred to in clause (a) above to the Primary Borrower as cash equity or a cash advance and (c) in the case of the Primary Borrower, apply such cash amount to the payment of any outstanding Revolving Credit Loans and Multicurrency Loans the proceeds of which funded such excluded cash dividends and payments to Parent (without any permanent reduction in the Total Revolving Credit Commitments or the Total Multicurrency Commitments).

                         SECTION 10. NEGATIVE COVENANTS

          Holdings and the Borrowers and, with respect to Section 10.14(a) only, Parent, hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of Holdings and each of the Borrowers and, with respect to Section 10.14(a) only, Parent, shall not, and shall not permit any Subsidiary to, directly or indirectly:

          10.1. CERTAIN FINANCIAL COVENANTS.

          (a) CONSOLIDATED LEVERAGE RATIO. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of Holdings ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                                                   CONSOLIDATED
                 FIRST QUARTER                    LEVERAGE RATIO
                 -------------                    --------------
                    FQ3 2002                       3.00 to 1.00
                    FQ4 2002                       3.00 to 1.00
                    FQ1 2003                       3.00 to 1.00
                    FQ2 2003                       3.00 to 1.00
                    FQ3 2003                       3.00 to 1.00
                    FQ4 2003                       3.00 to 1.00
                    FQ1 2004                       3.00 to 1.00
                    FQ2 2004                       3.00 to 1.00
                    FQ3 2004                       2.75 to 1.00
                    FQ4 2004                       2.75 to 1.00
                    FQ1 2005                       2.75 to 1.00

                                                   CONSOLIDATED
                 FIRST QUARTER                    LEVERAGE RATIO
                 -------------                    --------------
                    FQ2 2005                       2.75 to 1.00
                    FQ3 2005                       2.75 to 1.00
                    FQ4 2005                       2.75 to 1.00
                    FQ1 2006                       2.75 to 1.00
                    FQ2 2006                       2.75 to 1.00
                    FQ3 2006                       2.50 to 1.00
                    FQ4 2006                       2.50 to 1.00
                    FQ1 2007                       2.50 to 1.00
                    FQ2 2007                       2.50 to 1.00
                    FQ3 2007                       2.50 to 1.00
                    FQ4 2007                       2.50 to 1.00
                    FQ1 2008                       2.50 to 1.00
                    FQ2 2008                       2.50 to 1.00
                    FQ3 2008                       2.50 to 1.00
                    FQ4 2008                       2.50 to 1.00
                    FQ1 2009                       2.50 to 1.00
                    FQ2 2009                       2.50 to 1.00

          (b) CONSOLIDATED INTEREST COVERAGE RATIO. Permit the Consolidated Interest Coverage Ratio for any period of four consecutive fiscal quarters of Holdings ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                     CONSOLIDATED
                FISCAL QUARTER                 INTEREST COVERAGE RATIO
                --------------                 -----------------------
                   FQ3 2002                         3.00 to 1.00
                   FQ4 2002                         3.00 to 1.00
                   FQ1 2003                         3.00 to 1.00
                   FQ2 2003                         3.00 to 1.00
                   FQ3 2003                         3.50 to 1.00
                   FQ4 2003                         3.50 to 1.00
                   FQ1 2004                         3.50 to 1.00
                   FQ2 2004                         3.50 to 1.00
                   FQ3 2004                         4.00 to 1.00
                   FQ4 2004                         4.00 to 1.00
                   FQ1 2005                         4.00 to 1.00
                   FQ2 2005                         4.00 to 1.00
                   FQ3 2005                         4.00 to 1.00
                   FQ4 2005                         4.00 to 1.00
                   FQ1 2006                         4.00 to 1.00
                   FQ2 2006                         4.00 to 1.00
                   FQ3 2006                         4.00 to 1.00
                   FQ4 2006                         4.00 to 1.00
                   FQ1 2007                         4.00 to 1.00
                   FQ2 2007                         4.00 to 1.00
                   FQ3 2007                         4.00 to 1.00
                   FQ4 2007                         4.00 to 1.00
                   FQ1 2008                         4.00 to 1.00

                                                     CONSOLIDATED
                FISCAL QUARTER                 INTEREST COVERAGE RATIO
                --------------                 -----------------------
                   FQ2 2008                         4.00 to 1.00
                   FQ3 2008                         4.00 to 1.00
                   FQ4 2008                         4.00 to 1.00
                   FQ1 2009                         4.00 to 1.00
                   FQ2 2009                         4.00 to 1.00

          (c) CONSOLIDATED DEBT SERVICE COVERAGE RATIO. Permit the Consolidated Debt Service Coverage Ratio for any period of four consecutive fiscal quarters of Holdings ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                CONSOLIDATED DEBT
              FISCAL QUARTER                  SERVICE COVERAGE RATIO
              --------------                  ----------------------
                  FQ3 2002                          3.00 to 1.00
                  FQ4 2002                          3.00 to 1.00
                  FQ1 2003                          3.00 to 1.00
                  FQ2 2003                          3.00 to 1.00
                  FQ3 2003                          3.50 to 1.00
                  FQ4 2003                          3.50 to 1.00
                  FQ1 2004                          3.50 to 1.00
                  FQ2 2004                          3.50 to 1.00
                  FQ3 2004                          3.50 to 1.00
                  FQ4 2004                          3.50 to 1.00
                  FQ1 2005                          3.50 to 1.00
                  FQ2 2005                          3.50 to 1.00
                  FQ3 2005                          3.50 to 1.00
                  FQ4 2005                          3.50 to 1.00
                  FQ1 2006                          3.50 to 1.00
                  FQ2 2006                          3.50 to 1.00
                  FQ3 2006                          3.50 to 1.00
                  FQ4 2006                          3.50 to 1.00
                  FQ1 2007                          3.50 to 1.00
                  FQ2 2007                          3.50 to 1.00
                  FQ3 2007                          3.50 to 1.00
                  FQ4 2007                          3.50 to 1.00
                  FQ1 2008                          3.50 to 1.00
                  FQ2 2008                          3.50 to 1.00
                  FQ3 2008                          3.50 to 1.00
                  FQ4 2008                          3.50 to 1.00
                  FQ1 2009                          3.50 to 1.00
                  FQ2 2009                          3.50 to 1.00

          (d) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of Holdings ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                                                 CONSOLIDATED FIXED
                 FISCAL QUARTER                 CHARGE COVERAGE RATIO
                 --------------                 ---------------------
                    FQ3 2002                        1.15 to 1.00
                    FQ4 2002                        1.15 to 1.00
                    FQ1 2003                        1.15 to 1.00
                    FQ2 2003                        1.15 to 1.00
                    FQ3 2003                        1.15 to 1.00
                    FQ4 2003                        1.15 to 1.00
                    FQ1 2004                        1.15 to 1.00
                    FQ2 2004                        1.15 to 1.00
                    FQ3 2004                        1.20 to 1.00
                    FQ4 2004                        1.20 to 1.00
                    FQ1 2005                        1.20 to 1.00
                    FQ2 2005                        1.20 to 1.00
                    FQ3 2005                        1.25 to 1.00
                    FQ4 2005                        1.25 to 1.00
                    FQ1 2006                        1.25 to 1.00
                    FQ2 2006                        1.25 to 1.00
                    FQ3 2006                        1.25 to 1.00
                    FQ4 2006                        1.25 to 1.00
                    FQ1 2007                        1.25 to 1.00
                    FQ2 2007                        1.25 to 1.00
                    FQ3 2007                        1.25 to 1.00
                    FQ4 2007                        1.25 to 1.00
                    FQ1 2008                        1.25 to 1.00
                    FQ2 2008                        1.25 to 1.00
                    FQ3 2008                        1.25 to 1.00
                    FQ4 2008                        1.25 to 1.00
                    FQ1 2009                        1.25 to 1.00
                    FQ2 2009                        1.25 to 1.00

          10.2. INDEBTEDNESS. Create, incur or suffer to exist any Indebtedness except:

          (a) Indebtedness of any Loan Party pursuant to any Loan Document;

          (b) Indebtedness of any Person outstanding on the date hereof and listed on Schedule 10.2(b), and any Indebtedness of such Person incurred to refinance any such outstanding Indebtedness, PROVIDED that the principal amount of such refinancing Indebtedness does not exceed the amount of Indebtedness being so refinanced and any costs and premiums associated with such refinancing;

          (c) Indebtedness of Holdings or any Subsidiary Guarantor to Holdings or to any Subsidiary, and Guarantees by Holdings or any of its Subsidiaries of obligations of Holdings or any Subsidiary Guarantor;

          (d) Indebtedness of any Non-Guarantor Subsidiary that is a Domestic Subsidiary to Holdings or to any Subsidiary, and Guarantees by Holdings or any Subsidiary of Indebtedness of any such Non-Guarantor Subsidiary, in an aggregate amount outstanding for all such Indebtedness and Guarantees (without duplication) not exceeding at any time $50,000,000;

          (e) Indebtedness of any Non-Guarantor Subsidiary which is both a Wholly Owned Subsidiary and a Foreign Subsidiary (a "WHOLLY OWNED NON-GUARANTOR FOREIGN SUBSIDIARY") to any other Wholly Owned Non-Guarantor Foreign Subsidiary, and Guarantees by any Wholly Owned Non-Guarantor Foreign Subsidiary of obligations of any other Wholly Owned Non-Guarantor Foreign Subsidiary;

          (f) (i) Indebtedness consisting of Purchase Money Indebtedness and Capital Lease Obligations incurred after the date hereof in an aggregate principal amount not in excess of $85,000,000 at any one time outstanding, and (ii) any Indebtedness incurred to refinance the Indebtedness described in the foregoing clause (i), PROVIDED that the principal amount of such refinancing Indebtedness does not exceed the amount of the Indebtedness being so refinanced and any costs and premiums associated therewith;

          (g) (i) Indebtedness of any Person outstanding on the date on which such Person becomes a Subsidiary of Holdings; PROVIDED, that (A) such Indebtedness was not created in connection with, or in anticipation of, such acquisition and (B) the amount of such Indebtedness is not increased thereafter, and (ii) any Indebtedness incurred to refinance the Indebtedness described in the foregoing clause (i), PROVIDED that the principal amount of such refinancing Indebtedness does not exceed the amount of the Indebtedness being so refinanced and any costs and premiums associated therewith;

          (h) Indebtedness of any Foreign Subsidiaries representing Investments permitted by Section 10.7(m); and

          (i) Indebtedness in an aggregate principal amount not in excess of $25,000,000 at any one time outstanding incurred in connection with the Jazzland Acquisition.

          10.3. LIENS. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except the following ("PERMITTED LIENS"):

          (a) Liens created pursuant to the Security Documents;

          (b) Liens in existence on the date hereof and listed on Schedule 10.3(b) and any extension, renewal or replacement thereof; PROVIDED that such extension renewal or replacement does not increase the outstanding principal amount of the Indebtedness secured thereby except by the amount of any costs and premiums associated therewith;

          (c) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Holdings or the affected Subsidiaries, as the case may be, to the extent required by GAAP or, in the case of any Foreign Subsidiary, generally accepted accounting principles in effect from time to time in the jurisdiction of organization of such Foreign Subsidiary;

          (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's, brokers' or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings, and Liens securing judgments but only to the extent for an amount and for a period not resulting in an Event of Default under clause (j) of Section 11;

          (e) pledges or deposits under workers' compensation, unemployment insurance and other social security legislation (other than ERISA);

          (f) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (including any precautionary Uniform Commercial Code financing statements filed by a lessor with respect to any equipment lease), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (g) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the Property subject thereto or interfere in any material respect with the ordinary conduct of the Business of Holdings or any of its Subsidiaries;

          (h) Liens securing Purchase Money Indebtedness or Capital Lease Obligations to the extent such Indebtedness is permitted to be incurred under Section 10.2(f); PROVIDED, that such Liens shall encumber only the Property that is the subject of such Purchase Money Indebtedness or Capital Lease Obligations;

          (i) Liens securing Indebtedness to the extent such Indebtedness is permitted under Section 10.2(g); PROVIDED, that such Liens shall encumber only the Property that is the subject of such Indebtedness; and

          (j) Liens pursuant to the Marine World Agreements or pursuant to leases, concessions and similar arrangements, or other arrangements entered into in the ordinary course of business by Holdings and its Subsidiaries that could not reasonably be expected to have a Material Adverse Effect.

          10.4. PROHIBITION OF FUNDAMENTAL CHANGES.

          (a) MERGERS. Enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that Holdings may liquidate or dissolve any Inactive Subsidiary.

          (b) RESTRICTIONS ON ACQUISITIONS. Acquire any business or Property from, or Capital Stock of, or be a party to any acquisition of, any Person except for (i) purchases of inventory and other Property to be sold or used in the ordinary course of business, (ii) Investments permitted under Sections 10.4(e) and 10.7 and (iii) Capital Expenditures (to the extent the making of such Capital Expenditures will not result in a violation of any of the provisions of Section 10.1 or Section 10.6).

          (c) RESTRICTIONS ON DISPOSITIONS. Consummate any Disposition other than (i) any Disposition of any inventory or other Property Disposed of in the ordinary course of business, (ii) during any fiscal year, up to $10,000,000 of sales of used equipment or other Property not used in the business of Holdings and its Subsidiaries, (iii) any Disposition of any Property to Holdings or a Wholly Owned Subsidiary of Holdings which is a Subsidiary Guarantor or the Primary Borrower, (iv) any Disposition of any Property to a Foreign Subsidiary, PROVIDED that the book value of the Property so Disposed of shall be deemed to constitute an Investment under Section 10.7(m), (v) any Property swap or exchange entered into pursuant to the Marine World Agreements, (vi) the sale (whether through a sale, swap or exchange) of any timeshare in any of the campground parks permitted under Section 10.4(e)(v), and (vii) the sale of other Property having a fair market value not to exceed $25,000,000 in the aggregate for any fiscal year of Holdings.

          (d) SALE AND LEASEBACK. Enter into any transaction pursuant to which it shall convey, sell, transfer or otherwise dispose of any Property and, as part of the same transaction or series of transactions, rent or lease as lessee or similarly acquire the right to possession or use of, such Property, or other Property which it intends to use for the same purpose or purposes as such Property, to the extent such transaction gives rise to Indebtedness, unless any Indebtedness arising in connection with such transaction shall be permitted under Section 10.2(f).

          (e) CERTAIN PERMITTED TRANSACTIONS. Notwithstanding the foregoing provisions of this Section 10.4:

          (i) INTERCOMPANY MERGERS. Any Subsidiary of Holdings may be merged or consolidated: (A) with or into any other Subsidiary of Holdings which is a Domestic Subsidiary, PROVIDED that if any such transaction shall be between a Subsidiary and a Subsidiary Guarantor, such Subsidiary Guarantor shall be the continuing or surviving corporation, (B) in the case of any Excluded Foreign Subsidiary, with or into any other Excluded Foreign Subsidiary, if the continuing or surviving corporation is a Wholly Owned Subsidiary and (C) in the case of any Non-Guarantor Subsidiary, with or into any other Non-Guarantor Subsidiary, if the continuing or surviving corporation is a Wholly Owned Subsidiary.

          (ii) INTERCOMPANY DISPOSITIONS. Holdings, the Primary Borrower or any Subsidiary of Holdings may Dispose of any or all of its Property (upon voluntary liquidation or otherwise): (A) to the Primary Borrower or a Subsidiary Guarantor, (B) to any Domestic Subsidiary of Holdings which is not a Subsidiary Guarantor, PROVIDED that the aggregate book value of assets Disposed of pursuant to this clause (B) shall not exceed $20,000,000 in any fiscal year, (C) in the case of any Excluded Foreign Subsidiary, to any other Excluded Foreign Subsidiary which is a Wholly Owned Subsidiary and (D) in the case of any Non-Guarantor Subsidiary, to any other Non-Guarantor Subsidiary which is a Wholly Owned Subsidiary.

          (iii) SUBSEQUENT ACQUISITIONS. Holdings, the Primary Borrower, any Subsidiary Guarantor or any Foreign Subsidiary may acquire any amusement or attraction park, and the related assets (and the assets of any related, ancillary or complementary business), of any other Person (whether by way of purchase of assets or stock, by merger or consolidation or otherwise) after the date hereof (each, a "SUBSEQUENT ACQUISITION") with existing cash, cash flow generated by operations, the Unused Equity Proceeds Amount, Subordinated Parent Advances and/or the proceeds of Loans hereunder to the extent permitted under this Agreement so long as:

                (A) Holdings shall be in compliance with Section 10.1 at the time of and after giving PRO FORMA effect to any such Subsequent Acquisition, as if such Subsequent Acquisition had occurred on the first day of the relevant calculation period provided for in Section 10.1, PROVIDED, HOWEVER, that (x) any capital expenditures made prior to such Subsequent Acquisition by the Person that is the subject thereof shall not constitute Capital Expenditures hereunder and (y) any Indebtedness incurred or repaid in connection with such Subsequent Acquisition shall be deemed to have be incurred or repaid, as the case may be, on such first day, and (ii) Holdings shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of any such Subsequent Acquisition, a certificate of a Responsible Officer of Holdings setting forth (A) computations in reasonable detail demonstrating satisfaction of the foregoing conditions as at the date of such certificate and (B) the respective amounts of cash, cash flow generated by operations, the Unused Equity Proceeds Amount and the proceeds of Loans hereunder being used to effect such Subsequent Acquisition;

                (B) such Subsequent Acquisition (if by purchase of assets, merger or consolidation) shall be effected in such manner so that the acquired business, and the related assets, are owned either by Holdings, the Primary Borrower, a Subsidiary Guarantor or a Foreign Subsidiary and, if effected by merger or consolidation involving Holdings, the Primary Borrower, a Subsidiary Guarantor or a Foreign Subsidiary, then Holdings, the Primary Borrower, such Subsidiary Guarantor or such Foreign Subsidiary shall be the continuing or surviving entity and, if effected by merger or consolidation involving a Wholly Owned Subsidiary of Holdings, a Wholly Owned Subsidiary shall be the continuing or surviving entity; PROVIDED, HOWEVER, that with respect to any Subsequent Acquisition effected in such manner so that the acquired business, and the related assets, are owned by a Foreign Subsidiary, such acquired business, and the related assets, shall be located outside of the United States of America;

                (C) Holdings shall deliver to the Administrative Agent (which shall promptly forward copies thereof to each Lender) (i) as soon as possible and in any event no later than ten days prior to the consummation of each such Subsequent Acquisition (or such earlier date as shall be five Business Days after the execution and delivery thereof), copies of the respective agreements or instruments pursuant to which such Subsequent Acquisition is to be consummated (including, without limitation, any related management, non-compete, employment, option or other material agreements), any schedules to such agreements or instruments and all other material ancillary documents to be executed or delivered in connection therewith and (ii) promptly following request therefor (but in any event within three Business Days following such request), copies of such other information or documents (including, without limitation, environmental risk assessments) relating to such Subsequent Acquisition as the Administrative Agent or the Required Lenders shall have reasonably requested (and which is available, or obtainable within such period by Holdings with reasonable efforts);

                (D) to the extent applicable, Holdings shall have complied with the provisions of Section 9.6, including, without limitation, to the extent not theretofore delivered, delivery to the Administrative Agent of
     (x) the certificates evidencing 100% (or, in the case of any new Foreign Subsidiary the Capital Stock of which is held by a Domestic Subsidiary, 65%) of the Capital Stock of any new Subsidiary formed or acquired in connection with such Subsequent Acquisition, accompanied by undated stock powers executed in blank, and (y) the agreements, instruments, opinions of counsel and other documents required under Section 9.6;

                (E) the aggregate Purchase Price for each such Subsequent Acquisition shall not exceed $175,000,000 (inclusive of the aggregate amount by which the Base Capital Expenditure Amount is increased pursuant to Section 10.6 by reason of such Subsequent Acquisition);

                (F) to the extent requested by Holdings, Holdings and the Required Lenders shall have agreed to pro forma adjustments to be made in determining Consolidated EBITDA after giving effect to such Subsequent Acquisition; and

                (G) immediately prior to such Subsequent Acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

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          (iv)  OTHER ACQUISITIONS. Holdings or any Subsidiary of Holdings may
     acquire (whether through an acquisition, swap or exchange) any amusement or attraction park or portions thereof, and the related assets thereof, pursuant to the Marine World Agreements.

          (v) OTHER DISPOSITIONS. Holdings or any Subsidiary of Holdings may Dispose of (whether through a sale, swap or exchange) (i) any timeshare in any of the campground parks and (ii) Property that is the subject of the Marine World Agreements to the extent such Dispositions are contemplated by the Marine World Agreements.

          (vi) PENDING ACQUISITIONS. Any Subsidiary of Holdings may effect the Jazzland Acquisition.

          10.5. RESTRICTED PAYMENTS. Declare or make any Restricted Payment, except that so long as at the time thereof and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, Holdings may:

          (a) make Restricted Payments to Parent in cash to enable Parent to pay out-of-pocket accounting fees, legal fees and other administrative expenses incurred in the ordinary course of business pursuant to the Shared Services Agreement;

          (b) make Restricted Payments to Parent in respect of income tax liabilities of Holdings and its Subsidiaries in accordance with the Tax Sharing Agreement; and

          (c) make Restricted Payments to Parent in cash to enable Parent to pay:

                (i) cash interest payable in respect of (A) Indebtedness under the Parent Indentures outstanding on the date hereof, (B) up to $150,000,000 aggregate principal amount of debt securities of Parent issued under any Indenture so long as, after giving effect to the incurrence of such Indebtedness (as if such Indebtedness had been incurred on the first day of the applicable period of four consecutive fiscal quarters), the interest expense associated therewith and the use of proceeds thereof, the Loan Parties are in PRO FORMA compliance with the Consolidated Fixed Charges Coverage Ratio and (C) any other Indebtedness that refinances the Indebtedness under any Indenture of the Parent and finances fees and expenses (including tender fees and premiums) associated with such refinancing, PROVIDED that in the case of the foregoing clauses (B) and (C), (w) there shall be no scheduled payment of principal on such Indebtedness prior to the date that is one year after the final maturity of the Tranche B Term Loans, (x) the terms of such Indebtedness shall not, in the good faith judgment of Parent, impose on Parent and its Subsidiaries covenants or events of default that are in the aggregate materially more restrictive on Parent and its Subsidiaries than those applicable under the Parent Indenture dated as of February 11, 2002, (y) such Indebtedness shall not be Guaranteed by any Loan Party and (z) such Indebtedness shall not be secured by any Property of any Loan Party;

                (ii) distributions and other required payments under the Partnership Parks Agreements as in effect on the date hereof as the same may be amended in a manner not adverse to the interests of the Lenders, PROVIDED that any amendment that increases the financial obligations of Parent and its Subsidiaries thereunder in any material respect shall be approved by the Required Lenders;

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                (iii) cash dividends payable on Parent Preferred Stock
          outstanding on the date hereof;

                (iv) up to $75,000,000 of amounts payable in respect of any refinancing or repayment of Indebtedness under any Indenture of Parent, PROVIDED that such Restricted Payment is funded solely with cash from operations of Holdings and its Subsidiaries; and

                (v) up to $150,000,000 of amounts payable in respect of any refinancing or repayment of Indebtedness under any Indenture of Parent, PROVIDED that such Restricted Payment is funded solely with the proceeds of Optional Term Loans.

          Nothing herein shall be deemed to prohibit the payment of Restricted Payments by any Subsidiary of Holdings to Holdings or to any other Wholly Owned Subsidiary of Holdings which is a Subsidiary Guarantor or to the Primary Borrower, or by an Excluded Foreign Subsidiary to any other Subsidiary of Holdings.

          10.6. CAPITAL EXPENDITURES. Make or commit to make any Capital Expenditure (Discretionary), except Capital Expenditures (Discretionary) of Holdings and its Subsidiaries not exceeding the Base Capital Expenditure Amount during any fiscal year or period of Holdings; PROVIDED, that (i) any such amount referred to above, if not so expended in the fiscal year or period for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year and (ii) Capital Expenditures (Discretionary) made during any fiscal year shall be deemed made, first, in respect of amounts carried over from the prior fiscal year pursuant to subclause (i) above and, second, in respect of amounts permitted for such fiscal year as provided above; PROVIDED, FURTHER, that the foregoing shall not prohibit Holdings from making any Capital Expenditures constituting Marine World Contributed Capital Expenditures to the extent permitted as an Investment under Section 10.7(n). For purposes of the foregoing, the "BASE CAPITAL EXPENDITURE AMOUNT" for any fiscal year shall be (a) in the case of fiscal year 2002 (commencing with the Amendment and Restatement Effective Date and ending on December 31, 2002), $150,000,000 and (b) in the case of any fiscal year thereafter, $100,000,000, PLUS, in each case, with respect to each fiscal year in which a Subsequent Acquisition is consummated and the immediately following fiscal year, an amount for each such fiscal year equal to the lesser of (1) 25% of the aggregate Purchase Price of such Subsequent Acquisition and (2) $175,000,000 less the aggregate Purchase Price of such Subsequent Acquisition, in each case, for purposes of this clause (b), such Purchase Price to be calculated without giving effect to the parenthetical in
Section 10.4(e)(iii)(E).

          10.7. INVESTMENTS. Make or permit to remain outstanding any Investments except:

          (a) Investments outstanding on the date hereof and identified on
     Schedule 10.7 (a);

          (b) operating deposit accounts with banks;

          (c) Permitted Investments;

          (d) Investments by Holdings and its Subsidiaries in the Primary Borrower and Subsidiary Guarantors, including Guarantees by Holdings or any of its Subsidiaries of obligations of Holdings, the Primary Borrower or any Subsidiary Guarantor;

          (e) Investments by Foreign Subsidiaries in Wholly Owned Subsidiaries which are Foreign Subsidiaries, including Guarantees by Foreign Subsidiaries of obligations of other Wholly Owned Subsidiaries which are Foreign Subsidiaries;

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          (f) Hedging Agreements entered into in the normal course of business and consistent with industry practice, PROVIDED that the notional amount of all currency exchange rate Hedging Agreements shall not exceed $40,000,000;

          (g) Disposition Investments received in connection with any Disposition permitted under Section 10.4 or any Disposition to which the Required Lenders shall have consented in accordance with Section 13.1;

          (h) any Acquisition permitted by Section 10.4(b)(iv) or 10.4(e);

          (i) Investments in an aggregate amount of up to but not exceeding $100,000 during any fiscal year in 229 East 79th Street Associates L.P.;

          (j) additional Investments up to but not exceeding $50,000,000 at any time outstanding;

          (k) (i) loans to officers, directors and employees of Holdings or any of its Subsidiaries in an aggregate amount (as to all such officers, director and employees) up to $1,000,000 at any one time outstanding and
     (ii) loans to employees of Holdings and its Subsidiaries under any incentive stock option plan with terms no more favorable to employees than those applicable under Parent's 1998 Stock Option Plan; PROVIDED, that the proceeds of loans made pursuant to this clause (ii) are received by Holdings as capital contributions;

          (l) Investments constituting (i) contributions to the equity of Parque Tematico de Madrid, S.A., whether directly or through the joint venture contemplated by the Spanish WB Agreements, in an aggregate amount of up to but not exceeding $9,500,000 in the aggregate, PLUS all contributions required by Holdings or any of its Subsidiaries to be made to said entity in the event the manager thereof elects to build a water park and (ii) contributions to such Spanish joint venture as contemplated by the Spanish WB Agreements and additional Investments therein not exceeding $2,000,000 in the aggregate at any time outstanding;

          (m) Investments, including, without limitation, the aggregate book value of Property transferred in transactions permitted by Section 10.4(c)(iv), by Holdings and its Domestic Subsidiaries in Holdings' Wholly Owned Subsidiaries which are Foreign Subsidiaries in an aggregate amount not exceeding $400,000,000 at any time outstanding; and

          (n) Investments by Holdings or any Domestic Subsidiary constituting the contribution to Authority of the Marine World Contributed Capital Expenditures in an aggregate amount of up to but not exceeding $20,000,000.

          10.8. PREPAYMENT OF CERTAIN INDEBTEDNESS. Purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, or enter into any derivative transaction or similar transaction obligating Holdings or any of its Subsidiaries to make payments to any other Person as a result of a change in market value of, Indebtedness outstanding under any Indenture.

          10.9. TRANSACTIONS WITH AFFILIATES. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate unless such transaction is: (a) otherwise permitted under this Agreement, (b) in the ordinary course of business of Holdings, such Borrower or such Subsidiary, as the case may be, and (c) upon fair and reasonable terms no less favorable to Holdings,

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such Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate. Notwithstanding the foregoing, (i) any Affiliate who is an individual may serve as a director, officer or employee of Holdings or any of its Subsidiaries and receive reasonable compensation for his or her services in such capacity, (ii) Holdings and its Subsidiaries may enter into transactions (other than extensions of credit by Holdings or any of its Subsidiaries to an Affiliate) providing for the leasing of Property, the rendering or receipt of services or the purchase or sale of inventory and other Property in the ordinary course of business if the monetary or business consideration arising therefrom would be substantially as advantageous to Holdings and its Subsidiaries as the monetary or business consideration that would obtain in a comparable transaction with a Person not an Affiliate, (iii) Holdings or any of its Subsidiaries may make an Acquisition of assets of any Person which is an Affiliate solely by reason of such Person being controlled by Holdings or any of its Subsidiaries and may make Investments in such Person, PROVIDED that such Acquisitions and Investments are (A) permitted under Section 10.4(e)(iii) or 10.7 and (B) made upon fair and reasonable terms no less favorable to Holdings or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person that is not an Affiliate, (iv) Holdings or any of its Subsidiaries may enter into any transaction required of it pursuant to the Spanish WB Agreements or the Marine World Agreements or in connection with the Jazzland Acquisition and (v) Holdings and its Subsidiaries may be parties to and may perform their respective obligations under the Shared Services Agreement and the Tax Sharing Agreement.

          10.10. CHANGES IN FISCAL PERIODS. Permit the fiscal year of Holdings to end on a day other than December 31 or change Holdings' method of determining fiscal quarters.

          10.11. CERTAIN RESTRICTIONS. Enter into, after the date hereof, any indenture, agreement, instrument or other arrangement that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances or Investments or the sale, assignment, transfer or other disposition of Property, other than any such prohibition or restraint (a) set forth in any agreement providing for the disposition of Property (so long as such prohibition or restraint relates only to the Property to be disposed of), (b) set forth in any of the Loan Documents, any Indenture (so long as such prohibition or restraint is not, in the good faith judgment of Parent, more restrictive than those applicable under the Parent Indenture dated as of February 11, 2002), or any other document relating to any existing Indebtedness or any Indebtedness referred to in Section 10.2(g)(i) (and any comparable prohibitions or restraints in any document governing any Indebtedness incurred to refinance any of the foregoing, so long as such prohibitions or restraints are, in the good faith judgment of Parent, no more restrictive than those applicable to the Indebtedness being refinanced), (c) set forth in any Real Property lease agreement, licenses, contracts entered into in the ordinary course of business or the Marine World Agreements otherwise permitted hereunder to the extent that such prohibition or restraint relates only to the Property which is the subject of such instrument and could not reasonably be expected to result in a Material Adverse Effect, (d) set forth in any instrument relating to a Permitted Lien, so long as such prohibitions or restraints relate only to the Property encumbered by such Permitted Lien and (e) set forth in the Spanish WB Agreements, so long as such prohibitions or restraints relate only to the Property which is the subject of the Spanish WB Agreements.

          10.12. LINES OF BUSINESS. Engage to any substantial extent in any line or lines of business activity other than the business of owning and operating amusement and attraction parks, and businesses related, ancillary or complementary thereto.

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          10.13. MODIFICATIONS OF CERTAIN DOCUMENTS. Consent to any
modification, supplement or waiver of:

          (a) any provision of the Indentures, the effect of which would be materially adverse to the Lenders;

          (b) its articles of incorporation or by-laws in any manner adverse, in any material respects, to the Lenders; or

          (c) any provision of the Marine World Agreements, the Partnership Parks Agreements, the Tax Sharing Agreement or any agreement relating to any Subsequent Acquisition or any lease of Real Property with respect to any Park if such modification, supplement or waiver would have a Material Adverse Effect.

          10.14. LIMITATION ON ACTIVITIES OF PARENT AND HOLDINGS. (a) In the case of Parent and its Subsidiaries (other than Holdings and its Subsidiaries), notwithstanding anything to the contrary in this Agreement or any other Loan Document, (i) conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than those incidental or related to its ownership of the assets permitted to be owned by it pursuant to clause (ii) of this paragraph (a) or (ii) own, lease, manage or otherwise operate any properties or assets other than (A) restricted and unrestricted cash, Permitted Investments and Subordinated Parent Advances, (B) the shares of Capital Stock of Holdings and the Capital Stock of the entities that are Subsidiaries of Parent (but not Subsidiaries of Holdings) on the Amendment and Restatement Effective Date or that are subject to the Partnership Parks Agreements or the Subordinated Indemnity Agreement on the Amendment and Restatement Effective Date and (C) assets used in the same line of business (or businesses related, ancillary or complimentary thereto) as Parent and its Subsidiaries operate on the date hereof, PROVIDED that the aggregate book value of the assets referred to in this clause (C) shall not, at the time of acquisition of any such asset, exceed an amount equal to the sum of (x) 10% of the consolidated assets of Parent and its Subsidiaries (including Holdings and its Subsidiaries) at such time plus (y) cash and Permitted Investments held on the Amendment and Restatement Effective Date directly by Parent (and not through any Subsidiary of Parent) and that are not being held in connection with the defeasance of any securities or otherwise restricted in any way, and PROVIDED, FURTHER, that (1) in no event shall Parent or any of its Subsidiaries (other than Holdings and its Subsidiaries) make any Investment, or series of related Investments, in an amount in excess of $175,000,000 and (2) the limitation in clause (1) above shall not apply to (I) Investments in Holdings and its Subsidiaries and (II) Capital Expenditures in respect of an Investment that was previously made in a transaction otherwise permitted by this paragraph (a).

          (b) In the case of Holdings, notwithstanding anything to the contrary in this Agreement or any other Loan Document, conduct, transact or otherwise engage in, or commit to conduct, transact or otherwise engage in, any business or operations other than (A) those incidental or related to its ownership of the Capital Stock owned by it on the Amendment and Restatement Effective Date and any Capital Stock acquired by it after the Amendment and Restatement Effective Date in accordance with this Agreement and (B) those incidental to the purchase and contribution of the Marine World Contributed Capital Expenditures.

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          10.15. LIMITATION ON HEDGING AGREEMENTS. Enter into any Hedging
Agreement other than Hedging Agreements entered into in the ordinary course of business, and not for speculative purposes, to protect against changes in interest rates or foreign exchange rates.

                          SECTION 11. EVENTS OF DEFAULT

          If any of the following events shall occur and be continuing:

          (a) any Borrower shall default in the payment when due in accordance with the terms hereof of any principal of any Loan or Reimbursement Obligation, or shall default for three or more Business Days in the payment when due of any interest on any Loan or Reimbursement Obligation or any fee or any other amount payable by it hereunder or under any other Loan Document;

          (b) any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by any Loan Party, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect, in any such case that could reasonably be expected to (either individually or in the aggregate) materially adversely affect the operations of any material Park or have a Material Adverse Effect;

          (c) (i) Parent, Holdings or the Primary Borrower shall default in the performance of any of its obligations under (A) any of Section 9.2(a),
     Section 9.6, Section 9.10 or Section 10 of this Agreement or Section 5.7(b) of the Guarantee and Collateral Agreement or (B) Section 5.5 of the Guarantee and Collateral Agreement and such default shall continue unremedied for a period of 30 days or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing;

          (d) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (c) of this Section 11) or any other Loan Document and such failure shall continue unremedied for a period of 30 days after notice thereof to the Primary Borrower by the Administrative Agent or any Lender (through the Administrative Agent);

          (e) Any Loan Party shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $10,000,000 or more or any Loan Party shall default in the payment when due of any amount aggregating $10,000,000 or more under any Hedging Agreement;

          (f) any event specified in any note, agreement, indenture or other document evidencing or relating to any other Indebtedness aggregating $10,000,000 or more of any Loan Party shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity or to have the interest rate thereon reset to a level so that securities evidencing such Indebtedness trade at a level specified in relation to the par value thereof; or any event specified in any Hedging Agreement shall occur if the effect of such event is to cause, or (with the giving of any

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     notice or the lapse of time or both) to permit, termination or liquidation payment or payments aggregating $10,000,000 or more to become due;

          (g) a proceeding or case shall be commenced, without the application or consent of Parent, Holdings, the Primary Borrower or any Subsidiary, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of Parent, Holdings, the Primary Borrower or such Subsidiary or of all or any substantial part of its Property, or (iii) similar relief in respect of Parent, Holdings, the Primary Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against Parent, Holdings, the Primary Borrower or any Subsidiary shall be entered in an involuntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or similar laws;

          (h) Parent, Holdings, the Primary Borrower or any Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its Property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or similar laws, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or similar laws or take any corporate action for the purpose of effecting any of the foregoing;

          (i) Parent, Holdings, the Primary Borrower or any Subsidiary shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due;

          (j) a final judgment or judgments for the payment of money of $5,000,000 or more in the aggregate (exclusive of judgment amounts to the extent covered by insurance or indemnification of creditworthy third parties) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against Parent, Holdings, the Primary Borrower or any Subsidiary and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and Parent, Holdings, the Primary Borrower or the relevant Subsidiary shall not, within such period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

          (k) an event or condition specified in Section 9.2(c) shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, Parent, Holdings, the Primary Borrower or any Subsidiary or any ERISA Affiliate shall incur or in the opinion of the Required Lenders shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or the PBGC (or any combination of the foregoing) that, in the determination of the Required Lenders, would (either individually or in the aggregate) have a Material Adverse Effect;

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          (l) there shall have been asserted against Parent, Holdings, the
     Primary Borrower or any Subsidiary a claim under any Environmental Law that, in the judgment of the Required Lenders, is reasonably likely to be determined adversely to Parent, Holdings, the Primary Borrower or any Subsidiary, and the amount thereof (either individually or in the aggregate) is reasonably likely to have a Material Adverse Effect (insofar as such amount is payable by Parent, Holdings, the Primary Borrower or any Subsidiary but after deducting any portion thereof that is reasonably expected to be paid by other creditworthy Persons liable in whole or in part therefor);

          (m) any one or more of the following shall occur and be continuing:

                (i) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934 (the "EXCHANGE ACT") is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the voting stock of Parent;

                (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by Parent's shareholders was approved by a vote of a majority of Parent's directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of Parent's directors then in office;

                (iii) any change in control with respect to Parent (or similar event, however denominated) shall occur under and as defined in any Indenture or other agreement in respect of Indebtedness in an aggregate principal amount of at least $10,000,000 to which Parent, Holdings or any of its Subsidiaries is a party; or

                (iv) Parent shall cease to own directly or indirectly 100% of the Capital Stock of Holdings and each of the Borrowers;

          (n) (i) any of the Liens created by the Security Documents shall at any time not constitute valid and perfected Liens on the Collateral (other than immaterial items of Collateral) intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Administrative Agent, free and clear of all other Liens (other than Liens permitted under Section 10.3 or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Loan Party or (ii) the Guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (g), (h) or (i) above with respect to any Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, then, any or all of the following actions may be taken: (i) with the consent of the Majority

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Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Primary Borrower, declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; (ii) with the consent of the Majority Multicurrency Facility Lenders, the Administrative Agent may, or upon the request of the Majority Multicurrency Facility Lenders, the Administrative Agent shall, by notice to the Primary Borrower, declare the Multicurrency Commitments to be terminated forthwith, whereupon the Multicurrency Commitments shall immediately terminate; and (iii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Primary Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the relevant Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Primary Borrower (or such other Person as may be lawfully entitled thereto).

                             SECTION 12. THE AGENTS

          12.1. APPOINTMENT. Each Lender hereby irrevocably designates and appoints the Agents as the agents of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent.

          12.2. DELEGATION OF DUTIES. Each Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          12.3. EXCULPATORY PROVISIONS. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be
(a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders for any recitals, statements,

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representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

          12.4. RELIANCE BY AGENTS. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Loan Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.6 and all actions required by such
Section in connection with such transfer shall have been taken. Each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          12.5. NOTICE OF DEFAULT. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent shall have received notice from a Lender, Holdings or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          12.6. NON-RELIANCE ON AGENTS AND OTHER LENDERS. Each Lender expressly acknowledges that neither any of the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and

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without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the Business, Property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

          12.7. INDEMNIFICATION. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by Holdings or the Borrowers and without limiting the obligation of Holdings or the Borrowers to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), for, and to save each Agent harmless from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. The Administrative Agent shall have the right to deduct any amount owed to it by any Lender under this Section from any payment made by it to such Lender hereunder. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

          12.8. AGENT IN ITS INDIVIDUAL CAPACITY. Each Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

          12.9. SUCCESSOR AGENTS. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and Holdings. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 11(g), (h) or (i) with respect to Holdings or a Borrower shall have occurred and be continuing) be subject to approval by Holdings (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10

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days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Any Syndication Agent may, at any time, by notice to the Lenders and the Administrative Agent, resign as Syndication Agent hereunder, whereupon the duties, rights, obligations and responsibilities of such Syndication Agent hereunder shall automatically be assumed by, and inure to the benefit of, the Administrative Agent, without any further act by such Syndication Agent, the Administrative Agent or any Lender. After any retiring Agent's resignation as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

          12.10. AUTHORIZATION TO RELEASE LIENS AND GUARANTEES. The Administrative Agent is hereby irrevocably authorized by each of the Lenders to effect any release of Liens or guarantee obligations contemplated by Section 13.15.

          12.11. THE ARRANGER AND SYNDICATION AGENTS. Neither the Arranger, the Syndication Agents nor the Documentation Agent, in their respective capacities as such, shall have any duties or responsibilities, and none of them shall incur any liability, under this Agreement and the other Loan Documents.

                            SECTION 13. MISCELLANEOUS

          13.1. AMENDMENTS AND WAIVERS. (a) Neither this Agreement or any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or (with the written consent of the Required Lenders) the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents (including amendments and restatements hereof or thereof) for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as may be specified in the instrument of waiver, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; PROVIDED, HOWEVER, that no such waiver and no such amendment, supplement or modification shall:

                (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Reimbursement Obligation, extend the scheduled date or change the amount of any amortization payment in respect of any Loan, reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Commitment of any Lender, in each case without the consent of each Lender directly affected thereby;

                (B) amend, modify or waive any provision of this Section or reduce any percentage specified in the definition of Required Lenders or Required Prepayment Lenders, consent to the assignment or transfer by Parent, Holdings or any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral, release all or substantially all of the Subsidiary Guarantors from their guarantee obligations under the Guarantee and Collateral Agreement, release Holdings from its guarantee obligations under the Guarantee and Collateral Agreement or release the Primary Borrower from its guarantee obligations under the Guarantee and Collateral Agreement, in each case without the

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     consent of all Lenders (except (i) as permitted by any Loan Document or
     (ii) that such obligations of any Subsidiary Borrower may be transferred to any other Subsidiary Borrower or the Primary Borrower with the consent of the Required Lenders);

                (C) change the percentage specified in the definition of Majority Facility Lenders with respect to any Facility without the written consent of all Lenders under such Facility;

                (D) amend, modify or waive any provision of Section 12, or any other provision affecting any Agent or Arranger, without the consent of any Agent or Arranger directly affected thereby;

                (E)   amend, modify or waive any provision of Section 3.3 or
     3.4 without the written consent of the Swing Line Lender;

                (F) amend, modify or waive any provision of Section 6.11 without the consent of each Lender directly affected thereby;

                (G) amend, modify or waive any provision of Section 5 without the consent of the Issuing Lender;

                (H) amend, modify or waive any provision of Section 6.5(d) without the consent of the Required Prepayment Lenders;

                (I) require any Lender to make Loans having an Interest Period of longer than six months without the consent of such Lender; or

                (J) amend or modify Section 13.6 to add any additional consent requirements necessary to effect any assignment or participation under such Section without the consent of each Lender.

          (b) In addition to amendments effected pursuant to the foregoing paragraph (a):

                (i) this Agreement will be amended to add any Foreign Subsidiary of the Primary Borrower as a Foreign Subsidiary Borrower with respect to the Multicurrency Facility upon (A) execution and delivery by the Primary Borrower, any such Foreign Subsidiary Borrower and the Administrative Agent, of a Joinder Agreement providing for such Subsidiary to become a Foreign Subsidiary Borrower, and (B) delivery to the Administrative Agent of (I) a Foreign Subsidiary Opinion in respect of such additional Foreign Subsidiary Borrower and (II) such other documents with respect thereto as the Administrative Agent shall reasonably request;

                (ii) this Agreement will be amended to remove any Subsidiary as a Foreign Subsidiary Borrower upon (A) written notice by the Primary Borrower to the Administrative Agent to such effect and (B) repayment in full of all outstanding extensions of credit made to such Foreign Subsidiary Borrower hereunder; and

                (iii) this Agreement will be amended to provide for increases in the Commitments and matters related thereto upon (A) execution and delivery by the Primary Borrower, the Administrative Agent and each Lender providing an Optional Term Loan Commitment or increasing its Multicurrency Commitment of the Optional Increase Amendment

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     and (B) such other documents with respect thereto as the Administrative
     Agent shall reasonably request.

Any such waiver and any such amendment, supplement or modification effected pursuant to the foregoing paragraphs (a) or (b) shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any such waiver, amendment, supplement or modification shall be effected by a written instrument signed by the parties required to sign pursuant to the foregoing provisions of this Section; PROVIDED, that delivery of an executed signature page of any such instrument by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

          For the avoidance of doubt, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and each Loan Party to each relevant Loan Document (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest, fees and other amounts in respect thereof (collectively, the "ADDITIONAL EXTENSIONS OF CREDIT") to share ratably in the benefits of this Agreement and the other Loan Documents with the Tranche B Term Loans, Multicurrency Extensions of Credit and Revolving Extensions of Credit and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders, Required Prepayment Lenders, Majority Multicurrency Facility Lenders and Majority Revolving Credit Facility Lenders; PROVIDED, HOWEVER, that no such amendment shall permit the Additional Extensions of Credit to share ratably with or with preference to the Loans in the application of prepayments without the consent of the Required Prepayment Lenders, and no such amendment shall, without the consent of all Lenders, subordinate any of the Loans, or any of the rights in the Collateral of any Lenders, to any such Additional Extension of Credit; PROVIDED, FURTHER, that the consent of the Required Lenders shall not be required for any increase in Commitments pursuant to Section 6.18.

          13.2. NOTICES. Unless otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed (a) in the case of Parent, Holdings, the Borrowers, the Agents and the Issuing Lenders as follows and (b) in the case of the Lenders, as set forth in an administrative questionnaire delivered to the Administrative Agent or on Schedule I to the Lender Addendum to which such Lender is a party or, in the case of a Lender which becomes a party to this Agreement pursuant to an Assignment and Acceptance, in such Assignment and Acceptance or (c) in the case of any party, to such other address as such party may hereafter notify to the other parties hereto:

          Parent or Holdings             c/o Six Flags Operations, Inc.
                                         122 East 42nd Street, 49th Floor
                                         New York, New York  10168
                                         Attention: Chief Financial Officer
                                         Telecopy:  (212) 949-6203
                                         Telephone: (212) 599-4693

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          with a copy to:                Six Flags Operations, Inc.
                                         122 East 42nd Street, 49th Floor
                                         New York, New York 10168
                                         Attention: General Counsel
                                         Telecopy:  (212) 949-6203
                                         Telephone: (212) 599-4690

          The Primary Borrower:          Six Flags Theme Parks Inc.
                                         c/o Holdings, as set forth above

          The Subsidiary Borrowers:      c/o Holdings, as set forth above.

          The Syndication Agents:        The Bank of New York
                                         One Wall Street
                                         New York, New York 10286
                                         Attention: Trisha Hardy/ Torry Berntsen
                                         Telecopy:  (212) 635-8268
                                         Telephone: (212) 635-8473

                                         and

                                         Bank of America, N.A.
                                         335 Madison Avenue
                                         New York, New York 10017-4698
                                         Attention: Thomas J. Kane
                                         Telecopy:  (212) 503-7173
                                         Telephone: (212) 503-7980

          The Documentation Agent:       Credit Lyonnais, New York Branch
                                         c/o Credit Lyonnais
                                         2200 Ross Ave., Suite 4400 West
                                         Dallas, Texas 75201
                                         Attention: Blake Wright
                                         Telecopy:  (214) 220-2323
                                         Telephone: (214) 220-2303

          The Administrative Agent:      Lehman Commercial Paper Inc.
                                         745 Seventh Avenue
                                         New York, New York 10019
                                         Attention: Michelle Rosolinsky
                                         Telecopy:  (212) 526-6643
                                         Telephone: (212) 526-6590

          Issuing Lender:                As notified by such Issuing Lender
                                         to the Administrative Agent and the
                                         Primary Borrower

PROVIDED that any notice, request or demand to or upon the any Agent, the Issuing Lender or any Lender shall not be effective until received.

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          13.3. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          13.4. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

          13.5. PAYMENT OF EXPENSES. The Primary Borrower agrees (a) to pay or reimburse the Administrative Agent and the Arranger for all their reasonable out-of-pocket costs and expenses incurred in connection with the syndication of the Facilities (including the charges of Intralinks but excluding fees payable to syndicate members) and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements and other charges of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Agents for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to the Lenders and the Agents, (c) to pay, indemnify, or reimburse each Lender and the Agents for, and hold each Lender and the Agents harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify or reimburse each Lender, each Agent, their respective affiliates, and their respective officers, directors, trustees, employees, advisors, agents and controlling persons (each, an "INDEMNITEE") for, and hold each Indemnitee harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Holdings or any of its Subsidiaries or any of the Properties and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party hereunder (all the foregoing in this clause (d), collectively, the "INDEMNIFIED LIABILITIES"), PROVIDED, that the Primary Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, Holdings agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section shall be payable not later than 30 days after written demand therefor. Statements for amounts payable by the Primary Borrower

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pursuant to this Section shall be submitted to the attention of the Chief
Financial Officer (Telephone No. 212-599-4693) (Fax No. 212-949-6203), at the address of the Primary Borrower set forth in Section 13.2, or to such other Person or address as may be hereafter designated by the Primary Borrower in a written notice to the Administrative Agent. The agreements in this Section shall survive repayment of the Loans and all other amounts payable hereunder.

          13.6. SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS. (a) This Agreement shall be binding upon and inure to the benefit of Parent, Holdings, the Borrowers, the Lenders, the Agents, all future holders of the Loans and their respective successors and assigns, except that neither Parent, nor Holdings nor (except as set forth in Section 13.1(a)) any Borrower may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agents and each Lender.

          (b) Any Lender may, without the consent of any Loan Party or any Agent, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "PARTICIPANT") participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Loan Parties and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would require the consent of all Lenders pursuant to Section
13.1. Each of Parent, Holdings and each Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, PROVIDED that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 13.7(a) as fully as if such Participant were a Lender hereunder. Each of Parent, Holdings and each Borrower also agrees that each Participant shall be entitled to the benefits of Sections 6.12, 6.13, 6.14 and 13.5 with respect to its participation in the Commitments and the Loans outstanding from time to time as if such Participant were a Lender; PROVIDED that, in the case of Section 6.13, such Participant shall have complied with the requirements of said Section, and PROVIDED, FURTHER, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          (c) Any Lender (an "ASSIGNOR") may, in accordance with applicable law and upon written notice to the Administrative Agent, at any time and from time to time assign to any Lender or any affiliate, Control Investment Affiliate or Related Fund thereof or, with the consent of the Primary Borrower and the Administrative Agent and, in the case of any assignment of Revolving Credit Commitments, the written consent of the Swing Line Lender and, in the case of any assignment of Multicurrency Commitments, the written consent of each Issuing Lender (which, in each case, shall not be unreasonably withheld or delayed) (PROVIDED that, unless the assignee cannot deliver the exemption certificate annexed hereto as Exhibit I, (x) no such consent need be obtained by any Lehman Entity for a period of 180 days following the Amendment and Restatement Effective Date and (y) the consent of the

Primary Borrower need not be obtained with respect to any assignment of Tranche B Term Loans), to an additional bank, financial institution or other entity (an "ASSIGNEE") all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E (an "ASSIGNMENT AND ACCEPTANCE"), executed by such Assignee and such Assignor (and, where the consent of the Primary Borrower, the Administrative Agent, the Issuing Lender or the Swing Line Lender is required pursuant to the foregoing provisions, by the Primary Borrower and such other Persons) and delivered to the Administrative Agent for its acceptance and recording in the Register; PROVIDED that no such assignment to an Assignee (other than any Lender or any affiliate, Control Investment Affiliate or Related Fund thereof) shall be in an aggregate principal amount of less than $5,000,000 in the case of the Revolving Credit Facility and the Multicurrency Facility and $1,000,000 in the case of the Tranche B Term Loan Facility and any Optional Term Loans (other than in the case of an assignment of all of a Lender's interests under this Agreement), unless otherwise agreed by the Primary Borrower and the Administrative Agent; and PROVIDED FURTHER, that in the event of concurrent assignments to two or more Related Funds, all such concurrent assignments shall be aggregated in determining compliance with the foregoing requirement as to the minimum principal amount of assignments. Any such assignment need not be ratable as among the Facilities. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with Commitments and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor's rights and obligations under this Agreement, such Assignor shall cease to be a party hereto, except as to Section 6.12, 6.13 and 13.5 in respect of the period prior to such effective date). Notwithstanding any provision of this Section, the consent of the Primary Borrower shall not be required for any assignment that occurs at any time when any Event of Default shall have occurred and be continuing. In the event that any Dollar Multicurrency Commitment or General Multicurrency Commitment, as the case may be, shall be assigned pursuant to this
Section 13.6, such Multicurrency Commitment shall continue to be a Dollar Multicurrency Commitment or General Multicurrency Commitment, as the case may be; and the Assignee Lender in respect thereof shall be a Dollar Multicurrency Lender or a General Multicurrency Lender, respectively.

          (d) The Administrative Agent shall, on behalf of the Borrowers, maintain a copy of each Assignment and Acceptance delivered to it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, each Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing such Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance; thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated Assignee, and the old Notes shall be returned by the Administrative Agent to the relevant Borrower marked "canceled". The Register shall be available for inspection by the Primary Borrower or any Lender (with respect to any entry relating to such Lender's Loans) at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of an Assignment and Acceptance executed by an Assignor and an Assignee (and, in any case where the consent of any other Person is required by Section 13.6(c), by each such other Person) together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable
(y) in connection with an assignment by or to any Lehman Entity or (z) in the case of an Assignee which is already a Lender or is an affiliate or a Related Fund of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders, the Agents and the Primary Borrower; PROVIDED, HOWEVER, that, in the case of contemporaneous assignments by a Lender to more than one fund managed by the same investment advisor (which funds are not then Lenders hereunder), only a single such registration and processing fee shall be payable for such contemporaneous assignments. On or prior to such effective date, each relevant Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the applicable Notes of the assigning Lender) a new applicable Note or Notes, as the case may be, to the order of such Assignee in an amount equal to the relevant Commitment and/or applicable Tranche B Term Loans, as the case may be, assumed or acquired by it pursuant to such Assignment and Acceptance and, if the Assignor has retained a Commitment and/or Tranche B Term Loans, as the case may be, upon request, a new applicable Note or Notes, as the case may be, to the order of the Assignor in an amount equal to the applicable Commitment and/or Tranche B Term Loans, as the case may be, retained by it hereunder. Such new Note or Notes shall be dated the Amendment and Restatement Effective Date and shall otherwise be in the form of the Note or Notes replaced thereby.

          (f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable Requirements of Law.

          (g) Each Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes conforming to the requirements hereof to such Lender.

          13.7. ADJUSTMENTS; SET-OFF. (a) Except to the extent that this Agreement provides for payments to be allocated to a particular Lender or to the Lenders under a particular Facility, (i) except to the extent that the Loan Documents provide that only the Tranche B Term Loans shall be secured by the Mortgaged Property of the Primary Borrower or any Subsidiary thereof located in the State of New York (the "NEW YORK COLLATERAL"), if any Lender shall at any time receive any payment of all or part of the Obligations owing to it, or receive any Collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in
Section 11(g), (h) or (i), or otherwise), in a greater proportion than any such payment to or Collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, or (ii) if, as a result of any exercise of rights and remedies with respect to the New York Collateral, any Lender holding a Tranche B Term Loan shall at any time receive any payment of all or part of the Obligations owing to it (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11(g), (h) or (i), or otherwise), in a greater proportion than any such payment to any other Lender, if any, in respect of the Obligations owing to such other Lender, such benefitted Lender (each benefitted Lender referred to in clauses
(i) and (ii) above, a "BENEFITTED LENDER") shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such Collateral, or the proceeds thereof, ratably with each of the Lenders; PROVIDED, HOWEVER, that if all or any portion of such excess payment, benefits or proceeds is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to Parent, Holdings or any Borrower, any such notice being expressly waived by Parent, Holdings and each Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by any Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of Parent, Holdings or any Borrower, as the case may be. Each Lender agrees promptly to notify Parent and the Administrative Agent after any such setoff and application made by such Lender, PROVIDED that the failure to give such notice shall not affect the validity of such setoff and application.

          13.8. COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement or of a Lender Addendum by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with Holdings and the Administrative Agent.

          13.9. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          13.10. INTEGRATION. This Agreement and the other Loan Documents represent the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Arranger, any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

          13.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          13.12. SUBMISSION TO JURISDICTION; WAIVERS. Each of Parent, Holdings and each Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) in the case of each Foreign Subsidiary Borrower, such Foreign Subsidiary Borrower hereby irrevocably designates Holdings (and Holdings hereby irrevocably accepts such designation) as its agent to receive service of process in any such action or proceeding, and agrees that such service upon Holdings shall be effective whether or not Holdings shall inform such Foreign Subsidiary Borrower thereof;

          (d) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Parent or Holdings, as the case may be, (and, in the case of any Foreign Subsidiary Borrower, to such Foreign Subsidiary Borrower c/o Holdings) at its address set forth in Section 13.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (e) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (f) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          13.13. ACKNOWLEDGMENTS. Each of Parent, Holdings and each Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Arranger, any Agent nor any Lender has any fiduciary relationship with or duty to Parent, Holdings or any Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Arranger, the Agents and the Lenders, on one hand, and Parent, Holdings and the Borrowers, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Arranger, the Agents and the Lenders or among Parent, Holdings, the Borrowers and the Lenders.

          13.14. CONFIDENTIALITY. Each of the Agents and the Lenders agrees to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; PROVIDED that nothing herein shall prevent any Agent or any Lender from disclosing any such information (a) to the Arranger, any Agent, any other Lender or any affiliate of any thereof, (b) to any Participant or Assignee (each, a "TRANSFEREE") or prospective Transferee that agrees to comply with the provisions of this Section, (c) to any of its employees, directors, agents, attorneys, accountants and other professional advisors, (d) to any financial institution that is a direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section), (e) upon the request or demand of any Governmental Authority having jurisdiction over it, (f) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (g) in connection with any litigation or similar proceeding, (h) that has been publicly disclosed other than in breach of this Section, (g) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a

Lender's investment portfolio in connection with ratings issued with respect to such Lender or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document.

          13.15. RELEASE OF COLLATERAL AND GUARANTEE OBLIGATIONS.

          (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of Holdings in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.

          (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of Holdings, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Borrower or any Guarantor or any substantial part of its Property, or otherwise, all as though such payment had not been made.

          13.16. ACCOUNTING CHANGES. In the event that any "Accounting Change" (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then Holdings, the Borrowers and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the financial condition of Holdings and the Borrowers shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by Parent, Holdings, the Borrowers, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. "ACCOUNTING CHANGES" refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

          13.17. DELIVERY OF LENDER ADDENDA. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Primary Borrower and the Administrative Agent.

          13.18. WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL

ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          13.19. EFFECT OF AMENDMENT AND RESTATEMENT OF THE EXISTING CREDIT AGREEMENT. On the Amendment and Restatement Effective Date, the Existing Credit Agreement shall be amended and restated in its entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the "Obligations" (as defined in the Existing Credit Agreement) under the Existing Credit Agreement as in effect prior to the Amendment and Restatement Effective Date and which remain outstanding; (b) such "Obligations" are in all respects continuing (as amended and restated hereby); (c) the Liens and security interests as granted under the Security Documents securing payment of such "Obligations" are in all respects continuing and in full force and effect; and
(d) references in the Security Documents to the "Credit Agreement" shall be deemed to be references to this Agreement, and to the extent necessary to effect the foregoing, each such Security Document is hereby deemed amended accordingly.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                       SIX FLAGS, INC.


                                       By:
                                          --------------------------------------
                                        Name:
                                        Title:


                                       SIX FLAGS OPERATIONS INC.


                                       By:
                                          --------------------------------------
                                        Name:
                                        Title:


                                       SIX FLAGS THEME PARKS INC.,
                                         as Primary Borrower


                                       By:
                                          --------------------------------------
                                        Name:
                                        Title:


                                       THE BANK OF NEW YORK, as Syndication
                                         Agent


                                       By:
                                          --------------------------------------
                                        Name:
                                        Title:


                                       BANK OF AMERICA, N.A., as Syndication
                                         Agent


                                       By:
                                          --------------------------------------
                                        Name:
                                        Title:

                                       CREDIT LYONNAIS, NEW YORK BRANCH,
                                         as Documentation Agent


                                       By:
                                          --------------------------------------
                                        Name:
                                        Title:


                                       LEHMAN COMMERCIAL PAPER INC., as
                                         Administrative Agent


                                       By:
                                          --------------------------------------
                                        Name:
                                        Title:

                                                                         ANNEX A
                                  PRICING GRID

              REVOLVING CREDIT FACILITY AND MULTICURRENCY FACILITY

         CONSOLIDATED                 APPLICABLE MARGIN     APPLICABLE MARGIN
        LEVERAGE RATIO               EUROCURRENCY LOANS      BASE RATE LOANS      COMMITMENT FEE RATE
-----------------------------------  ------------------     -----------------     -------------------
GREATER THAN OR EQUAL TO 2.5 to 1.0         2.25%                 1.25%                 0.500%

LESS THAN 2.5 to 1.0 and
GREATER THAN OR EQUAL TO 2.0 to 1.0         2.00%                 1.00%                 0.500%

LESS THAN 2.0 to 1.0 and
GREATER THAN OR EQUAL TO 1.5 to 1.0         1.75%                 0.75%                 0.375%

LESS THAN 1.5 to 1.0                        1.50%                 0.50%                 0.375%

Changes in the Applicable Margin or in the Commitment Fee Rate resulting from changes in the Consolidated Leverage Ratio shall become effective on each date (each, an "ADJUSTMENT DATE") on which financial statements of Holdings are delivered to the Lenders pursuant to Section 9.1 (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be greater than 2.5 to 1.0. Each determination of the Consolidated Leverage Ratio pursuant to this Pricing Grid shall be made for the periods and in the manner contemplated by Section 10.1(a) (it being understood that the foregoing ratio is of Consolidated Total Debt to Consolidated EBITDA).

                                                                         ANNEX B

                           EXISTING LETTERS OF CREDIT

LETTER OF CREDIT NUMBER    BENEFICIARY    PRINCIPAL AMOUNT    EXPIRATION DATE
-----------------------    -----------    ----------------    ---------------
